Filed pursuant to Rule 433(d)
Registration Statement No. 333-140279-01

FREE WRITING PROSPECTUS dated October 9, 2007 (For use with Base Prospectus dated March 26, 2007)

$763,030,000 (Approximate)

SOUNDVIEW HOME LOAN TRUST 2007-OPT5
Issuing Entity

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
Sponsor

FINANCIAL ASSET SECURITIES CORP.
Depositor

OPTION ONE MORTGAGE CORPORATION
Servicer

ASSET-BACKED CERTIFICATES, SERIES 2007-OPT5

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FREE WRITING PROSPECTUS dated October 9, 2007 (For use with Base Prospectus dated March 26, 2007)

$763,030,000 (Approximate)

SOUNDVIEW HOME LOAN TRUST 2007-OPT5
Issuing Entity

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
Sponsor

FINANCIAL ASSET SECURITIES CORP.
Depositor

OPTION ONE MORTGAGE CORPORATION
Servicer

Consider carefully the risk factors beginning on page 16 in this free writing prospectus and on page 2 in the base prospectus.

The certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of Financial Asset Securities Corp. or Option One Mortgage Corporation, or any of their affiliates. This free writing prospectus may be used to offer and sell the certificates only if accompanied by the base prospectus.

ASSET-BACKED CERTIFICATES, SERIES 2007-OPT5
Only the seven classes of certificates identified below are being offered by this free writing prospectus and the accompanying base prospectus.
The Offered Certificates

 ·  Represent ownership interests in a trust consisting of a pool of first lien and second lien, fixed-rate and adjustable-rate residential mortgage loans.  The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances at origination that conform to Freddie Mac and Fannie Mae loan limits and one consisting of mortgage loans with principal balances at origination that may or may not conform to Freddie Mac and Fannie Mae loan limits.

·     Will, except in the case of the Class X Certificates, accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this free writing prospectus.

· The Class X-1 Certificates will accrue interest on a related notional amount at a fixed pass-through rate.
· The Class X-2 and Class X-3 Certificates will consist of multiple components and each such component will accrue interest on a related notional amount at a fixed pass-through rate.
· Will be entitled to monthly distributions beginning in November 2007.
Credit Enhancement
· Subordination as described in this free writing prospectus under “Description of the Certificates Subordination.”
· Overcollateralization as described in this free writing prospectus under “Description of the Certificates—Overcollateralization Provisions.”
· Excess Interest as described in this free writing prospectus under “Description of the Certificates —Overcollateralization Provisions.”
In addition, the offered certificates will have the benefit of an Interest Rate Swap Agreement, certain payments made pursuant to an Interest Rate Cap Agreement and a Basis Risk Cap Agreement.

Class	Original Certificate Principal Balance(1)	Pass-Through Rate(2)
Class I-A-1	$552,167,000	Variable
Class II-A-1	$69,227,000	Variable
Class II-A-2	$114,473,000	Variable
Class II-A-3	$27,163,000	Variable
Class X-1	(3)	(2)
Class X-2	(3)	(2)
Class X-3	(3)	(2)

_________________
(1)	Approximate. The original certificate principal balances are subject to a variance of plus or minus 10%.
(2)	Determined as described under “Description of the Certificates—Pass-Through Rates” in this free writing prospectus and subject to limitation or increase under certain circumstances.
(3)	Notional Amount as described under “Description of the Certificates” in this free writing prospectus.

Greenwich Capital Markets, Inc. (the “Underwriter”) will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The proceeds to the Depositor from the sale of the offered certificates, before deducting expenses and underwriting fees, will be approximately $[___].  The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the offered certificates and the amount it receives from the sale of such certificates to the public.

Neither the SEC nor any state securities commission has approved these securities or determined that this free writing prospectus or the base prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, on or about October 30, 2007.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY OF TERMS
RISK FACTORS
AFFILIATIONS AND RELATED TRANSACTIONS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ORIGINATOR
THE SERVICER
THE TRUSTEE
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
THE INTEREST RATE SWAP PROVIDER
THE INTEREST RATE CAP PROVIDER
THE BASIS RISK CAP PROVIDER
THE POOLING AGREEMENT
DESCRIPTION OF THE CERTIFICATES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
LEGAL INVESTMENT CONSIDERATIONS
LEGAL MATTERS
RATINGS
ANNEX I
ANNEX II

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
United Kingdom

The Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY OF TERMS

·
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying base prospectus.

·
This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying base prospectus.  Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control.  Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Certificates

On the Closing Date, Soundview Home Loan Trust 2007-OPT5 will issue twenty classes of certificates, seven of which are being offered by this free writing prospectus and the accompanying base prospectus.  The assets of the trust that will support the certificates will consist of a pool of fixed-rate and adjustable-rate, first lien and second lien mortgage loans having the characteristics described in this free writing prospectus.  The Class I-A-1 Certificates, the Class II-A-1 Certificates, the Class II-A-2 Certificates, the Class II-A-3 Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the Class X-3 Certificates are the only classes of offered certificates.

The offered certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000; provided that offered certificates must be purchased in minimum total investments of $100,000 per class.

Other Certificates

The trust will issue thirteen additional classes of certificates.  These certificates will be designated as the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class C Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates and are not being offered to the public by this free writing prospectus and the base prospectus.

The Mezzanine Certificates will have the following initial certificate principal balances:

Class	Original Certificate Principal Balance(1)
Class M-1	$26,152,000
Class M-2	$25,639,000
Class M-3	$46,151,000
Class M-4	$16,922,000
Class M-5	$18,973,000
Class M-6	$14,358,000
Class M-7	$12,307,000
Class M-8	$11,281,000
Class M-9	$15,384,000

_________________
(1)	Approximate. The original certificate principal balances are subject to a variance of plus or minus 10%.

The Mezzanine Certificates will be sold to Greenwich Capital Markets, Inc. on the closing date.

The Class C Certificates will have an initial certificate principal balance of approximately $75,379,824 which is approximately equal to the initial overcollateralization required by the pooling agreement.  The Class C Certificates initially evidence an interest of approximately 7.35% in the trust.  The Class C Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

The Class P Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to prepayment charges collected from mortgagors.  The Class P Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

The Class R Certificates and the Class R-X Certificates will not have original certificate principal balances and are the classes of certificates representing the residual interests in the trust.  The Class R Certificates and the Class R-X Certificates will be sold to Greenwich Capital Markets, Inc. on the closing date.

We refer you to “Description of the Certificates— General,” “—Book-Entry Certificates” and “The Mortgage Pool” in this free writing prospectus.

Cut-off Date

October 1, 2007.

Closing Date

On or about October 30, 2007.

The Issuing Entity

Soundview Home Loan Trust 2007-OPT5, a New York common law trust established under the pooling and servicing agreement.  The Issuing Entity is also referred to as the trust in this free writing prospectus.  We refer you to “The Issuing Entity” in this free writing prospectus for additional information.

The Depositor

Financial Asset Securities Corp., a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc.  We refer you to “The Depositor” in this free writing prospectus for additional information.

Originator and Servicer

Option One Mortgage Corporation, a California corporation.  Any obligation specified to be performed by the master servicer in the base prospectus will be, with respect to the servicing of the mortgage loans, an obligation to be performed by the Servicer pursuant to the pooling and servicing agreement.  We refer you to “The Originator” and “The Servicer” in this free writing prospectus for additional information.

Sponsor

Greenwich Capital Financial Products, Inc., a Delaware corporation.  We refer you to “The Sponsor” in this free writing prospectus for additional information.

Trustee and Custodian

Wells Fargo Bank, N.A., a national banking association.  We refer you to “The Trustee” in this free writing prospectus for additional information.

Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation. We refer you to “The Pooling Agreement—The Credit Risk Manager” in this free writing prospectus for additional information.

Interest Rate Swap Provider

[__________]. We refer you to “The Interest Rate Swap Provider” in this free writing prospectus for additional information.

Interest Rate Cap Provider

[__________]. We refer you to “The Interest Rate Cap Provider” in this free writing prospectus for additional information.

Basis Risk Cap Provider

[__________]. We refer you to “The Basis Risk Cap Provider” in this free writing prospectus for additional information.

NIMS Insurer

One or more insurance companies (together, the “NIMS Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P Certificates.  In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders.  We refer you to “Risk Factors—Rights of NIMS Insurer” in this free writing prospectus for additional information.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

·	Offered Certificates

Senior Certificates.

·	Senior Certificates

Class I-A-1 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-3 Certificates.

·	Class A Certificates

Class I-A-1 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates and Class II-A-3 Certificates.

·	Class X Certificates

Class X-1 Certificates, Class X-2 Certificates and Class X-3 Certificates.

·	Mezzanine Certificates

Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

·	Subordinate Certificates

Mezzanine Certificates and Class C Certificates.

·	Group I Certificates

Class I-A-1 Certificates.  Except under the circumstances described under “Description of the Certificates—Allocation of Available Funds,” the Group I Certificates, together with the Class X-1 Certificates, will receive their distributions from Loan Group I.

·	Group II Certificates

Class II-A-1 Certificates, Class II-A-2 Certificates and Class II-A-3 Certificates.  Except under the circumstances described under “Description of the Certificates—Allocation of Available Funds”, the Group II Certificates, together with the Class X-2 Certificates, will receive their distributions from Loan Group II.

·	Floating Rate Certificates

Class A Certificates and Mezzanine Certificates.

·	Residual Certificates

Class R Certificates and Class R-X Certificates.

Mortgage Loans

On the Closing Date the trust will acquire a pool of approximately 3,915 first lien and second lien, fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $1,025,576,924 (the “Mortgage Loans”).  The Mortgage Loans will be divided into two loan groups, Loan Group I and Loan Group II (each, a “Loan Group”).  Loan Group I will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to Freddie Mac and Fannie Mae loan limits.  Loan Group II will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.  In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from such Loan Group because they did not meet Freddie Mac or Fannie Mae criteria (including published guidelines) for factors other than principal balance.

The Group I Mortgage Loans will consist of approximately 3,425 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $742,159,008 (the “Group I Mortgage Loans”).

The Group II Mortgage Loans will consist of approximately 490 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $283,417,917 (the “Group II Mortgage Loans”).

Unless otherwise noted, the statistical information in this free writing prospectus reflects the characteristics of the Mortgage Loans as of the Cut-off Date.  After the date of this free writing prospectus and on or prior to the Closing Date, additional mortgage loans may be added to the Mortgage Pool and some Mortgage Loans may be removed from the mortgage pool, as described under “The Mortgage Pool” in this free writing prospectus.  The statistical information as of the Closing Date for the actual pool of Mortgage Loans may therefore vary somewhat from the statistical information for the Mortgage Loans presented in this free writing prospectus.  Any statistic presented on a weighted average basis or any statistic based on the Mortgage Loans is subject to a variance of plus or minus 5%.

The Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Mortgage Loans with Prepayment Charges:	73.66%
Fixed-Rate Mortgage Loans:	29.81%
Adjustable-Rate Mortgage Loans:	70.19%
Interest Only Mortgage Loans:	1.95%
Weighted Average Credit Score:	613
Range of Remaining Term to Stated Maturities:	118 months to 359 months
Weighted Average Remaining Term to Stated Maturity:	357 months
Range of Original Principal Balances:	$18,300 to $1,470,000
Average Original Principal Balance:	$262,142
Range of Outstanding Principal Balances:	$18,207 to $1,468,947
Average Outstanding Principal Balance:	$261,961
Range of Current Mortgage Rates:	5.750% to 13.050%
Weighted Average Current Mortgage Rate:	8.926%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	6.079%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	15.042%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	6.114%
Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	1.515%
Weighted Average Subsequent Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	1.495%
Weighted Average Time Until Next Adjustment Date for the Adjustable-Rate Mortgage Loans:	39 months
Geographic Concentration in Excess of 5%: California New York Florida Texas New Jersey	23.63% 10.98% 8.30% 6.50% 5.21%

The Group I Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Group I Mortgage Loans with Prepayment Charges:	72.53%
Fixed-Rate Group I Mortgage Loans:	35.46%
Adjustable-Rate Group I Mortgage Loans:	64.54%
Interest Only Group I Mortgage Loans:	1.32%
Weighted Average Credit Score of the Group I Mortgage Loans:	610
Range of Remaining Term to Stated Maturities of the Group I Mortgage Loans:	118 months to 359 months
Weighted Average Remaining Term to Stated Maturity of the Group I Mortgage Loans:	357 months
Range of Original Principal Balances of the Group I Mortgage Loans:	$18,300 to $800,000
Average Original Principal Balance of the Group I Mortgage Loans:	$216,849
Range of Outstanding Principal Balances of the Group I Mortgage Loans:	$18,207 to $799,927
Average Outstanding Principal Balance of the Group I Mortgage Loans:	$216,689
Range of Current Mortgage Rates of the Group I Mortgage Loans:	5.800% to 13.050%
Weighted Average Current Mortgage Rate of the Group I Mortgage Loans:	9.024%
Weighted Average Gross Margin of the Adjustable-Rate Group I Mortgage Loans:	6.086%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans:	15.187%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans:	6.120%
Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Group I Mortgage Loans:	1.516%
Weighted Average Subsequent Periodic Rate Adjustment Cap of the Adjustable-Rate Group I Mortgage Loans:	1.494%
Weighted Average Time Until Next Adjustment Date for the Adjustable-Rate Group I Mortgage Loans:	39 months
Geographic Concentration in Excess of 5%: California Florida New York Texas New Jersey	15.25% 10.28% 9.47% 7.63% 5.25%

The Group II Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Group II Mortgage Loans with Prepayment Charges:	76.61%
Fixed-Rate Group II Mortgage Loans:	15.02%
Adjustable-Rate Group II Mortgage Loans:	84.98%
Interest Only Group II Mortgage Loans:	3.62%
Weighted Average Credit Score of the Group II Mortgage Loans:	623
Range of Remaining Term to Stated Maturities of the Group II Mortgage Loans:	178 months to 359 months
Weighted Average Remaining Term to Stated Maturity of the Group II Mortgage Loans:	358 months
Range of Original Principal Balances of the Group II Mortgage Loans:	$36,800 to $1,470,000
Average Original Principal Balance of the Group II Mortgage Loans:	$578,729
Range of Outstanding Principal Balances of the Group II Mortgage Loans:	$36,648 to $1,468,947
Average Outstanding Principal Balance of the Group II Mortgage Loans:	$578,404
Range of Current Mortgage Rates of the Group II Mortgage Loans:	5.750% to 12.938%
Weighted Average Current Mortgage Rate of the Group II Mortgage Loans:	8.670%
Weighted Average Gross Margin of the Adjustable-Rate Group II Mortgage Loans:	6.066%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans:	14.753%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans:	6.100%
Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Group II Mortgage Loans:	1.513%
Weighted Average Subsequent Periodic Rate Adjustment Cap of the Adjustable-Rate Group II Mortgage Loans:	1.496%
Weighted Average Time Until Next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans:	39 months
Geographic Concentration in Excess of 5%: California New York New Jersey	45.56% 14.93% 5.13%

Distribution Dates

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in November 2007 (each, a “Distribution Date”) (i) to the holder of record of the Floating Rate Certificates and the Class X Certificates as of the business day preceding such date of distribution, in the case of the Floating Rate Certificates and the Class X Certificates held in book-entry form or (ii) to the holder of record as of the last business day of the month immediately preceding the month in which the distribution occurs, in the case of any certificates held in registered, certificated form.  If the 25th day of a month is not a business day, then the distribution will be made on the next business day.

Final Scheduled Distribution Date

The final scheduled Distribution Date for the Floating Rate Certificates and the Class X Certificates will be the Distribution Date in October 2037.  The final scheduled Distribution Date for the Floating Rate Certificates and the Class X Certificates is the month following the maturity date of the latest maturing Mortgage Loan. The actual final Distribution Date for each class of such certificates may be earlier, and could be substantially earlier, than the final scheduled Distribution Date.

Distributions on the Certificates

Interest Distributions

The initial pass-through rate for the Floating Rate Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin as set forth below, subject to the limitations set forth in this free writing prospectus.

Margin
Class	(1)	(2)
I-A-1	[___]%	[___]%
II-A-1	[___]%	[___]%
II-A-2	[___]%	[___]%
II-A-3	[___]%	[___]%
M-1	[___]%	[___]%
M-2	[___]%	[___]%
M-3	[___]%	[___]%
M-4	[___]%	[___]%
M-5	[___]%	[___]%
M-6	[___]%	[___]%
M-7	[___]%	[___]%
M-8	[___]%	[___]%
M-9	[___]%	[___]%
__________
(1)	For each Distribution Date up to and including the Optional Termination Date, as defined in this free writing prospectus under “The Pooling Agreement—Termination.”
(2)	On each Distribution Date after the Optional Termination Date.

The pass-through rate for the Class X-1 Certificates will be [__]% per annum.

The pass-through rate for the Class X-2 Certificates will be equal to the weighted average (weighted based on the notional amount of the respective Class X-2 Component) of the pass-through rates for each of the Class X-2 Components (the “Class X-2 Components”).  The pass-through rate for each Class X-2 Component will be the fixed rate set forth below:

Component	Pass-Through Rate
II-A-1	[__]%
II-A-2	[__]%
II-A-3	[__]%

The pass-through rate for the Class X-3 Certificates will be equal to the weighted average (weighted based on the notional amount of the respective Class X-3 Component) of the pass-through rates for each of the Class X-3 Components (the “Class X-3 Components”).  The pass-through rate for each Class X-3 Component will be the fixed rate set forth below:

Component	Pass-Through Rate
M-1	[__]%
M-2	[__]%

The “Notional Amount” for the Class X-1 Certificates will be equal to the certificate principal balance of the Class I-A-1 Certificates as of the related Distribution Date (prior to taking into account any distributions to be made on such Distribution Date).

The “Notional Amount” for the Class X-2 Certificates will be the aggregate notional amount of the Class X-2 Components.  Each Class X-2 Component will have a notional amount equal to the certificate principal balance of its corresponding certificate as of the related Distribution Date (prior to taking into account any distributions to be made on such Distribution Date).

The “Notional Amount” for the Class X-3 Certificates will be the aggregate notional amount of the Class X-3 Components.  Each Class X-3 Component will have a notional amount equal to the certificate principal balance of its corresponding certificate as of the related Distribution Date (prior to taking into account any distributions to be made on such Distribution Date).

We refer you to “Description of the Certificates—Pass-Through Rates” in this free writing prospectus for additional information.

Interest distributable on the certificates accrues during an accrual period.  The accrual period for the Floating Rate Certificates and the Class X Certificates (including the Class X-2 and Class X-3 Components) for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first accrual period, from the Closing Date) to the day prior to the current Distribution Date.  Interest will be calculated for the Floating Rate Certificates and the Class X Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Floating Rate Certificates will accrue interest on their certificate principal balances outstanding immediately prior to each Distribution Date.  The Class X Certificates will accrue interest on their Notional Amounts outstanding immediately prior to each Distribution Date.

The Class C Certificates will accrue interest as provided in the pooling agreement.  The Class P Certificates and the Residual Certificates will not accrue interest.

We refer you to “Description of the Certificates” in this free writing prospectus for additional information.

Principal Distributions

Principal will be distributed to the holders of each class of Floating Rate Certificates on each Distribution Date in the amounts described herein under “Description of the Certificates—Allocation of Available Funds.”

Distribution Priorities

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Mortgage Loans will be distributed as follows:

Group I Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans will be distributed as follows:

Interest Distributions
concurrently, to distribute interest on the Group I Certificates, the Class X-1 Certificates and the Class X-3 Certificates in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus; and

Principal Distributions
to distribute principal on the Group I Certificates, but only in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus.

Group II Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group II Mortgage Loans will be distributed as follows:

Interest Distributions
concurrently, to distribute interest on the Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Class X-2 Certificates and the Class X-3 Certificates, in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus; and

Principal Distributions
to distribute principal on the Group II Certificates, but only in the amounts and priorities described under “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus.

Mezzanine Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the distributions on the Senior Certificates described above will be distributed as follows:

Interest Distributions
sequentially, to distribute interest on the Mezzanine Certificates, in the amounts and priorities described under “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus; and

Principal Distributions
sequentially, to distribute principal on the Mezzanine Certificates, but only in the amounts and priorities described under “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus.

We refer you to “Description of the Certificates—Allocation of Available Funds” in this free writing  prospectus for additional information.

Limited Crosscollateralization

In certain circumstances, payments on the Group I Mortgage Loans may be used to make certain distributions to the holders of the Group II Certificates and payments on the Group II Mortgage Loans may be used to make certain distributions to the holders of the Group I Certificates.

We refer you to “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus for additional information.

Trigger Event

The occurrence of a Trigger Event, on or after the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Floating Rate Certificates and affecting the weighted average lives of such certificates.  The Stepdown Date is the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the Distribution Date occurring in November 2010 and (y) the first Distribution Date on which the subordination available to the Senior Certificates has doubled.  A Trigger Event will be met if delinquencies or losses on the Mortgage Loans exceed the levels set forth in the definition thereof.

We refer you to “Description of the Certificates—Allocation of Available Funds”  in this free writing prospectus for additional information.

Fees and Expenses

Before distributions are made on the certificates, the following fees and expenses will be payable by the trust:  (i) the Servicer will be paid a monthly fee equal to one-twelfth of 0.30% multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related due period for the first 10 due periods, one-twelfth of 0.40% multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related due period for the 11th through the 30th due periods and one-twelfth of 0.65% multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related due period for all due periods thereafter and (ii) the Credit Risk Manager will be paid a monthly fee equal to one-twelfth of 0.0125% multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related due period.  The servicing fee will be payable from amounts on deposit in the collection account.  The credit risk manager fee will be payable from amounts on deposit in the distribution account.

The Swap Provider is entitled to a monthly payment calculated as one-twelfth of the Swap Rate (as defined herein) on the Swap Notional Amount (as defined herein) for such Distribution Date multiplied by 250.  The trust is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Amount for such Distribution Date multiplied by 250.  Only the positive net payment of the two obligations will be paid by the applicable party.  If a net payment is owed to the Swap Provider, the Trustee will pay such amount from the distribution account before distributions are made on the certificates.

Advances

The Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans.  Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Pooling Agreement—Advances” in this free writing prospectus and “Description of the Securities—Advances” in the base prospectus for additional information.

Optional Termination

The Servicer may purchase all of the Mortgage Loans and any REO properties and retire the certificates when the aggregate current principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO properties is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

We refer you to “The Pooling Agreement—Termination” and “Description of the Certificates—Pass-Through Rates” in this free writing prospectus and “Operative Agreements—Termination; Optional Termination; Calls” in the base prospectus for additional information.

Repurchase or Substitution of Mortgage Loans

The Originator and the Sponsor will make certain representations and warranties with respect to the Mortgage Loans as of the Closing Date.  Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the Originator or the Sponsor, as applicable, will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan.  H&R Block, Inc. will guarantee the obligations of the Originator to cure a breach or otherwise repurchase or replace a Mortgage Loan.

We refer you to “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this free writing prospectus for additional information.

Credit Enhancement

1.             Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Senior Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations and the rights of the holders of the Class C Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this free writing prospectus.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

We refer you to “Description of the Certificates—Subordination” in this free writing prospectus for additional information.

2.           Overcollateralization

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates by approximately $75,379,824, which is approximately equal to the initial certificate principal balance of the Class C Certificates. Such amount represents approximately 7.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the approximate amount of initial overcollateralization that will be required to be provided under the pooling agreement.  We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus for additional information.

3.           Excess Interest

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Floating Rate Certificates and the Class X Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event).  The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this free writing  prospectus for additional information.

4.            Allocation of Losses

If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” or Net Swap Payments received under the Interest Rate Swap Agreement or certain payments made under the Interest Rate Cap Agreement, each as described in this free writing prospectus, then realized losses on the Mortgage Loans in excess of such amounts will be allocated to the Mezzanine Certificates, in reverse numerical order, until the certificate principal balances thereof have been reduced to zero.  The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Senior Certificates, the Class P Certificates or the Residual Certificates; however investors in the Senior Certificates should realize that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Senior Certificates all interest and principal amounts to which such certificates are then entitled.

If realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries).  However, the amount of any realized losses allocated to the Mezzanine Certificates, as described above, may be distributed to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions”, “Description of the Certificates—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and “The Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account” in this free writing prospectus.

We refer you to “Description of the Certificates —Allocation of Losses” in this free writing prospectus for additional information.

Interest Rate Swap Agreement

The Trustee, as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with the Swap Provider.  On or before each Distribution Date commencing with the Distribution Date in August 2008 and continuing through and including the Distribution Date in October 2012, the Supplemental Interest Trust Trustee will be obligated to make a fixed payment to the Swap Provider from amounts received on the Mortgage Loans, and the Swap Provider will be obligated to make a floating payment to the Supplemental Interest Trust Trustee, in each case as set forth in the Interest Rate Swap Agreement and as described in this free writing prospectus.  To the extent that the fixed payment exceeds the floating payment in respect of any Distribution Date, amounts otherwise available to the certificateholders will be applied to make a net payment to the Supplemental Interest Trust Trustee for payment to the Swap Provider.  To the extent that the floating payment exceeds the fixed payment in respect of any Distribution Date, the Swap Provider will make a net swap payment to the Supplemental Interest Trust Trustee, from which the Supplemental Interest Trust Trustee will remit certain amounts to the trust for distribution to holders of the Floating Rate Certificates and the Class X Certificates as described in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee or the Swap Provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination.  The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust Trustee is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust Trustee in the same amount (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).  Such amount generally will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the holders of the Floating Rate Certificates and the Class X Certificates.  In the case of swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this free writing prospectus, however, the trust’s payment to the Supplemental Interest Trust Trustee will be subordinated to all distributions to the holders of the Floating Rate Certificates and the Class X Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

We refer you to “Description of the Certificates—Interest Rate Swap Agreement, the Swap Provider and the Supplemental Interest Trust” in this free writing prospectus.

Interest Rate Cap Agreement

The Trustee, in its capacity as cap trustee (the “Cap Trustee”) on behalf of the Cap Trust (as defined herein), will enter into an Interest Rate Cap Agreement (the “Interest Rate Cap Agreement”).  The Interest Rate Cap Agreement, beginning with the Distribution Date in September 2008 and continuing through and including the Distribution Date in October 2012, requires the counterparty thereunder to make a payment to the Cap Trustee when one-month LIBOR (as determined in the Interest Rate Cap Agreement) for any interest accrual period exceeds a certain level, subject to a maximum one-month LIBOR (as determined in the Interest Rate Cap Agreement) of 9.500%.

Pursuant to a Cap Allocation Agreement (as further described herein), the Cap Trustee will remit to the Trustee an amount (to the extent of the amount received by the Cap Trustee pursuant to the Interest Rate Cap Agreement) equal to the amount required to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses on the Floating Rate Certificates and the Class X Certificates to the extent not covered by payments received under the Interest Rate Swap Agreement, the Basis Risk Cap Agreement and excess cashflow.

Any payments received by the Trustee from the Cap Trustee will be deposited into a segregated trust account established on the Closing Date (the “Cap Account”), as more fully described in this free writing prospectus.  Amounts deposited into the Cap Account, if any, will be available for distribution on the Floating Rate Certificates and the Class X Certificates as set forth in this free writing prospectus.

Basis Risk Cap Agreement

The Floating Rate Certificates will have the benefit of a basis risk cap agreement (the “Basis Risk Cap Agreement”), to pay amounts in respect of basis risk shortfalls on such classes of certificates.  The Basis Risk Cap Agreement, beginning with the Distribution Date in December 2007 and continuing through and including the Distribution Date in July 2008, requires the counterparty to make a payment when one-month LIBOR (as determined in the Basis Risk Cap Agreement) for any interest accrual period exceeds a certain level, subject to a maximum one-month LIBOR (as determined in the Basis Risk Cap Agreement) of 10.500%.

We refer you to “Description of the Certificates—The Basis Risk Cap Agreement” in this free writing prospectus for additional information.

Ratings

It is a condition of the issuance of the Offered Certificates that they be assigned the following ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”):

	Moody’s	S&P
I-A-1	Aaa	AAA
II-A-1	Aaa	AAA
II-A-2	Aaa	AAA
II-A-3	Aaa	AAA
X-1	Aaa	AAA
X-2	Aaa	AAA
X-3	Aaa	AAA

A security rating is not a recommendation to buy, sell or hold securities. The ratings on the Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount, the receipt of any payments under the Basis Risk Cap Agreement or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.  These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to “Ratings” in this free writing prospectus and in the base prospectus for additional information.

Tax Status

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Basis Risk Cap Agreement, the Interest Rate Swap Agreement, the Swap Account, the Supplemental Interest Trust, the Interest Rate Cap Agreement, the Cap Account, the Cap Trust, the Cap Allocation Agreement and any Servicer Prepayment Charge Payment Amounts, as described more fully herein or in the pooling agreement) as real estate mortgage investment conduits for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the base prospectus for additional information.

Considerations for Benefit Plan Investors

The Offered Certificates may be purchased by a pension or other employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”) so long as certain conditions are met.  Prior to termination of the supplemental interest trust and the cap trust, such a plan which meets the requirements of an investor-based class exemption may purchase the Offered Certificates.  A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the base prospectus for additional information.

Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

We refer you to “Legal Investment Considerations” in this free writing prospectus and in the base prospectus for additional information.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.  You should also carefully consider the information set forth under “Risk Factors” in the base prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

Approximately 45.85% of the Group I Mortgage Loans and approximately 52.10% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 47.58% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date), at the time of origination had combined loan-to-value ratios in excess of 80%.  Approximately 3.34% of the Group I Mortgage Loans and approximately 5.25% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 3.87% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date), at the time of origination had combined loan-to-value ratios in excess of 90%.  None of the Mortgage Loans, at the time of origination, had combined loan-to-value ratios in excess of 100.00%.  The weighted average combined loan-to-value ratio at origination of the Group I Mortgage Loans is approximately 79.52%, the weighted average combined loan-to-value ratio at origination of the Group II Mortgage Loans is approximately 81.68% and the weighted average combined loan-to-value ratio at origination of the Mortgage Loans is approximately 80.12%.

Mortgage Loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Additionally, the Originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties.  As used in this free writing prospectus, the loan-to-value ratio of any second lien Mortgage Loan is calculated based on the sum of the principal balance of such Mortgage Loan and the principal balance of the related senior lien mortgage loan divided by the applicable valuation of the related mortgaged property.  See “The Originator” in this free writing prospectus.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their Mortgage Loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their Mortgage Loans.  A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates.

·	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·
The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate Mortgage Loans, the Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the Mortgage Loans.  In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease.  Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in each Loan Group may increase the difficulty in analyzing possible prepayment rates.

·
Approximately 72.53% of the Group I Mortgage Loans and approximately 76.61% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 73.66% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

·
The Originator or the Sponsor, as applicable, may be required to purchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  In addition, the Servicer has the option to purchase Mortgage Loans that become 90 days or more delinquent.  The Servicer may exercise such option on its own behalf or on the behalf of another party which would benefit from the removal of such delinquent Mortgage Loans.  These purchases will have the same effect on the holders of the Floating Rate Certificates and the Class X Certificates as a prepayment of the Mortgage Loans.  Investors should note that the removal of any such delinquent Mortgage Loan from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of your certificates.

·
The Servicer may purchase all of the Mortgage Loans and any REO properties when the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO properties is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

·	If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

·
As a result of the absorption of realized losses on the Mortgage Loans by excess interest, overcollateralization and amounts received under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, each as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Floating Rate Certificates and will influence the yield on the Floating Rate Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Floating Rate Certificates.

·
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Floating Rate Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.  This, as well as the relative sizes of the Loan Groups, may magnify the prepayment effect on a Certificate Group caused by the relative rates of prepayments and defaults experienced by the Loan Groups.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Floating Rate Certificates and the Class X Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the Floating Rate Certificates and the Class X Certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime and the second lien sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of the Floating Rate Certificates and the Class X Certificates.

The Mortgage Loans include subprime and second lien mortgage loans, and it is possible that the Originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective Mortgage Loans.  You should consider that the general market conditions discussed above may adversely affect the performance and market value of the Floating Rate Certificates and the Class X Certificates.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the underlying servicers to foreclose promptly on defaulted underlying mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the Floating Rate Certificates and the Class X Certificates.

Payment Status of the Mortgage Loans

None of the Mortgage Loans will be 30 or more days delinquent as of the last day of the calendar month preceding the Cut-off Date.  Some of the Mortgage Loans may have been recently originated and have therefore not have had the opportunity to become delinquent.  Delinquencies on the Mortgage Loans are calculated using the OTS Method.  For a description of the OTS Method, see “The Mortgage Pool—General” in this free writing prospectus.

The Servicer will be required to make advances of delinquent payments of principal and interest on any delinquent Mortgage Loans (to the extent such advances are deemed by the Servicer to be recoverable), until such Mortgage Loans become current.  Furthermore, with respect to any delinquent Mortgage Loan, the Servicer may either foreclose on any such Mortgage Loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related Mortgage Loan.  If the Servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables titled “Historical Delinquency of the Mortgage Loans,” “Historical Delinquency of the Group I Mortgage Loans” and “Historical Delinquency of the Group II Mortgage Loans.”

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Floating Rate Certificates and the Class X Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans.  In accordance with the servicing standards set forth in the pooling agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of the related Mortgage Loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”) or state laws providing for similar relief.  See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the base prospectus.  Shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer or any subservicer.

Second Lien Loan Risk

Approximately 0.17% of the Group I Mortgage Loans and approximately 0.08% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 0.14% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are secured by second liens on the related mortgaged properties.  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt.  The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans.  The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Balloon Loan Risk

Approximately 48.11% of the Group I Mortgage Loans and approximately 66.64% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 53.23% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are balloon loans.  Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term.  If the mortgagor is unable to pay the lump sum or refinance such amount, the Servicer will not be obligated under the pooling agreement to advance such lump sum payment and you may suffer a loss.

Interest Only Mortgage Loans

Approximately 1.32% of the Group I Mortgage Loans and approximately 3.62% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 1.95% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) require the borrowers to make monthly payments only of accrued interest, for up to five or ten years following origination.  After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date.  If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment.  Because no principal payments may be made on such Mortgage Loans for up to five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Floating Rate Certificates that are purchased at a discount.

Adjustable-Rate Mortgage Loans May Present Increased Risk

Approximately 64.54% of the Group I Mortgage Loans and approximately 84.98% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 70.19% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are adjustable-rate mortgage loans.  In addition, the first adjustment of the mortgage rates for approximately 17.80% of the adjustable-rate Group I Mortgage Loans and approximately 19.07% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 18.23% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will occur two years after the date of origination; the first adjustment of the mortgage rates for approximately 53.93% of the adjustable-rate Group I Mortgage Loans and approximately 53.40% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 53.75% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will occur three years after the date of origination; the first adjustment of the mortgage rates for approximately 28.24% of the adjustable-rate Group I Mortgage Loans and approximately 27.53% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 28.01% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will occur five years after the date of origination; and the first adjustment of the mortgage rates for approximately 0.03% of the adjustable-rate Group I Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 0.02% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will occur fifteen years after the date of origination.

Investors should note that substantially all of the adjustable-rate Mortgage Loans were originated at rates below the sum of the index at origination and the related gross margin (the “Teaser Rate”).  In addition, on the first adjustment date following the origination of the adjustable-rate Mortgage Loans, the mortgage rate can increase by as much as 3.000% per annum.  The underwriting standards of the Originator in determining a borrower’s ability to pay generally (i) allows debt-to-income ratios higher than Fannie Mae and Freddie Mac standards, (ii) looks at the Teaser Rate on the adjustable-rate Mortgage Loan and not the related fully-indexed mortgage rate and (iii) generally does not include tax and insurance payments.

The factors described in the preceding paragraph may result in the adjustable-rate Mortgage Loans experiencing increased delinquency, foreclosure, bankruptcy and loss than other Mortgage Loans.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness.  Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score).  Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Floating Rate Certificates and the Class X Certificates

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates will receive regular distributions of interest and principal and that holders of the Class X Certificates will receive regular distributions of interest.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the Mortgage Loans.  If delinquencies or defaults occur on the Mortgage Loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Floating Rate Certificates and the Class X Certificates and to pay certain fees and expenses of the trust.  Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans.  After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the Mortgage Loans or maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

·
Every time a Mortgage Loan is prepaid in full, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·
If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Floating Rate Certificates and the Class X Certificates.

·
The fixed-rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate Mortgage Loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Floating Rate Certificates.  In addition, (i) the first adjustment of the rates for approximately 17.80% of the adjustable-rate Group I Mortgage Loans and approximately 19.07% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 18.23% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 53.93% of the adjustable-rate Group I Mortgage Loans and approximately 53.40% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 53.75% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will not occur until three years after the date of origination, (iii) the first adjustment of the rates for approximately 28.24% of the adjustable-rate Group I Mortgage Loans and approximately 27.53% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 28.01% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will not occur until five years after the date of origination and (iv) the first adjustment of the rates for approximately 0.03% of the adjustable-rate Group I Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 0.02% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will not occur until fifteen years after the date of origination.  As a result, the pass-through rate on the Floating Rate Certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable-rate Mortgage Loans decline.  In either case, increases in the pass-through rates on the Floating Rate Certificates would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Floating Rate Certificates.

·
If prepayments, defaults and liquidations occur more rapidly on Mortgage Loans with relatively higher mortgage rates than on Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Floating Rate Certificates

The Floating Rate Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but each pass-through rate is subject to a limit.  The limit on the pass-through rates for the Floating Rate Certificates is based on the weighted average mortgage rates of the Mortgage Loans net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event and the Pass-Through Rate on the Class X Certificates).

The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index.  The adjustable-rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates, and all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates two years, three years, five years or fifteen years after the origination thereof.  The fixed-rate Mortgage Loans have mortgage rates that will not adjust.  As a result of the limit on the pass-through rates on the Floating Rate Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Floating Rate Certificates.  Some of these factors are described below:

·
The pass-through rates for the Floating Rate Certificates adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust.  Furthermore, all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates two years, three years, five years or fifteen years following their origination.  Consequently, the limit on the pass-through rates on the Floating Rate Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

·
If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Floating Rate Certificates are more likely to be limited. Furthermore, any reductions of the mortgage rates on the Rate Reduction Mortgage Loans (as defined herein), will cause a reduction of the weighted average of the mortgage rates on the Mortgage Loans and could cause the pass-through rates on the Class A and Mezzanine Certificates to be limited.

·
With respect to the Floating Rate Certificates, the index used to determine the mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR.  It is possible that the mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Floating Rate Certificates are stable or rising.  It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Floating Rate Certificates may both decline or increase during the same period, but that the pass-through rates on such Floating Rate Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Floating Rate Certificates are limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such Distribution Date or future Distribution Dates to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Floating Rate Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next Distribution Date.  The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full, but only in an amount up to the Servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any similar state law will not be covered by the Servicer.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Floating Rate Certificates and the Class X Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

The holders of the Floating Rate Certificates and the Class X Certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the Floating Rate Certificates or the Class X Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Reimbursement of Advances by the Servicer Could Delay Distributions on the Certificates

Under the pooling agreement, the Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the Mortgage Loans.  The Servicer may make such advances from amounts held for future distribution.  In addition, the Servicer may withdraw from the collection account funds that were not included in available funds for the preceding Distribution Date to reimburse itself for advances previously made.  Any such amounts withdrawn by the Servicer in reimbursement of advances previously made are generally required to be replaced by the Servicer on or before the next Distribution Date, subject to subsequent withdrawal.  To the extent that the Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Floating Rate Certificates and the Class X Certificates.  Furthermore, the Servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

Pledge of Servicing Rights May Affect Distributions on the Certificates

As further described under “The Pooling and Servicing Agreement—Pledge of Servicing Rights,” the Servicer may pledge and assign some or all of its right, title and interest in, to and under the Pooling Agreement to one or more lenders selected by the Servicer.  The pledge of its right to receive the Servicing Fee in exchange for an upfront payment from a lender may affect the manner in which the Servicer approaches its servicing obligations.  Such servicing decisions could adversely affect the amounts collected on the Mortgage Loans and as a result, distributions on the Floating Rate Certificates and the Class X Certificates.  In addition, the Servicer will be obligated to fund its compensating interest and other servicing obligations without current cashflow to pay for those obligations.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans.  Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you.  If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Simultaneous Second Lien Risk

With respect to approximately 0.30% of the Group I Mortgage Loans and approximately none of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 0.22% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date), at the time of origination of such first lien Mortgage Loan, a second lien mortgage loan was simultaneously originated which will not be included in the trust.  The weighted average original loan-to-value ratio of such Group I Mortgage Loans, Group II Mortgage Loans and Mortgage Loans is approximately 69.32%, 0.00% and 69.32%, respectively, and the weighted average original combined loan-to-value ratio of such Mortgage Loans (including the related simultaneous second lien) is approximately 82.48%, 0.00% and 82.48% respectively.  With respect to such Group I Mortgage Loans, Group II Mortgage Loans and Mortgage Loans, foreclosure frequency may be increased relative to Mortgage Loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Geographic Concentration

The chart presented under “Summary of Terms—Mortgage Loans” lists the states with the highest concentrations of Mortgage Loans.  Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

·	Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

·
Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

·
Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMS Insurer Default”), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Floating Rate Certificates and the Class X Certificates, without the consent of such holders, and the holders of the Floating Rate Certificates and the Class X Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Servicer under the pooling agreement in the event of a default by the Servicer; (ii) the right to remove the Trustee or any co-trustee pursuant to the pooling agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling agreement.  In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the Servicer, any successor servicer or the Trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling agreement.

Investors in the Floating Rate Certificates and the Class X Certificates should note that:

·	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever the Floating Rate Certificates and the Class X Certificates;

·	the rights to be granted to the NIMS Insurer, if any, are extensive;

·
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the Floating Rate Certificates and the Class X Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Floating Rate Certificates or the Class X Certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

·
such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the Floating Rate Certificates and the Class X Certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the Floating Rate Certificates and the Class X Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

·	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Additional Rights of the Holder of the Class C Certificates

Pursuant to the pooling agreement, in the event of a Servicer Termination Event as described under “The Pooling Agreement — Events of Default and Removal of Servicer,” the majority holder of the Class C Certificates or, if such Class C Certificates have been resecuritized, the party specified in the operative documents related to such resecuritization (either such party, the “Residual Holder”) will have the right to direct the Trustee to terminate the Servicer and appoint a qualified successor servicer who will act as successor in all respects to the Servicer.  The successor servicer will be obligated to comply with the terms of the pooling agreement.  Any successor servicer appointed by the Residual Holder will be entitled to the Servicing Fee for the Mortgage Loans.

Investors in the Floating Rate Certificates and the Class X Certificates should note that:

·
such right to be granted to the Residual Holder may be inconsistent with, and adverse to the interests of the holders of the Floating Rate Certificates and the Class X Certificates and the Residual Holder has no obligation or duty to consider the interests of the Floating Rate Certificates or the Class X Certificates in connection with the appointment of a successor servicer;

·
the Residual Holder’s appointment of a successor servicer may negatively affect the Floating Rate Certificates and the Class X Certificates and the existence of this right, whether or not exercised, may adversely affect the liquidity of the Floating Rate Certificates and the Class X Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable distribution priorities and ratings; and

·	the performance of the Floating Rate Certificates and the Class X Certificates may differ from that of other securitizations of the Sponsor due to the exercise of this right by the Residual Holder.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates (where rate exportation is not used) and other charges, require certain disclosures, and require licensing of the Originator.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

·	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

·
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

·	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

The Originator will represent that as of the Closing Date, each Mortgage Loan is in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of such representation, the Originator will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under “The Pooling Agreement—Assignment of the Mortgage Loans” in this free writing prospectus.

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.   Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.    It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to the Originator or the Servicer and were to have a material adverse effect on its financial condition, the ability of the Servicer to service the Mortgage Loans in accordance with the pooling agreement, or the ability of the Originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

High Cost Loans

None of the Mortgage Loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) or any similar applicable state or local law or regulation.  See “Material Legal Aspects of the Loans—Homeownership Act and Similar State Laws” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act.  The Originator’s failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied.  Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Originator will be required to purchase such Mortgage Loan from the trust.

See “Material Legal Aspects of the Loans—Homeownership Act and Similar State Laws” in the base prospectus.

The Floating Rate Certificates and the Class X Certificates Are Obligations of the Trust Only

The Floating Rate Certificates and the Class X Certificates will represent an interest in the Issuing Entity only and will not represent an interest in or obligation of the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any of their respective affiliates.  None of the Floating Rate Certificates, the Class X Certificates or the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Trustee, the Originator, the Underwriter or any of their respective affiliates.  Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Account will be the sole source of distributions on the Floating Rate Certificates and the Class X Certificates, and there will be no recourse to the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Floating Rate Certificates and the Class X Certificates.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds the Swap Rate.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans.  Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and will reduce the pass-through rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Floating Rate Certificates and the Class X Certificates.  In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the Subordinate Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Subordinate Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Floating Rate Certificates and the Class X Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.  See “Description of the Certificates—The Swap Provider” in this free writing prospectus.

The Interest Rate Cap Agreement is Subject to Counterparty Risk

The assets of the trust include certain payments made under the Interest Rate Cap Agreement, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Floating Rate Certificates and the Class X Certificates.  To the extent that distributions on such certificates depend in part on payments to be received by the Cap Trustee from the Interest Rate Cap Provider, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Interest Rate Cap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Cap Agreement upon the default or credit impairment of the related counterparty, there can be no assurance that any such mechanism will result in the ability to obtain a suitable replacement Interest Rate Cap Agreement.

Recent Accounting Implications

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. For example, recently issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140 may result in changes to the accounting treatment for certain types of securities and could materially impair the liquidity of affected securities.  Investors are encouraged to consult with their own accountants and advisors for advice as to the appropriate accounting treatment for the Certificates and to evaluate the potential implications of such accounting treatment.

Lack of Liquidity

Greenwich Capital Markets, Inc. (the “Underwriter”) intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Nature of the Mortgage Loans

Substantially all of the Mortgage Loans in the trust are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac.  As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that satisfy such credit standards.  In the event the Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving distributions and losses if the credit enhancement features of the trust are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No rating agency is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date.  The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Litigation concerning Option One Mortgage Corporation

On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austria’ s allege that Option One Mortgage Corporation impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full.  The Court has granted Option One Mortgage Corporation’ s motion for an interlocutory appeal of the order of class certification.

On March 29, 2007, Option One Mortgage Corporation received notice of a Civil Investigative Demand (“CID”) issued by the Office of the Attorney General for the Commonwealth of Massachusetts.  The CID states that the Massachusetts Attorney General is seeking certain information as part of a pending investigation “regarding methods, acts or practices allegedly in violation of G.L. C. 93A, § 2(a),  in connection with residential mortgage loans.”  Option One Mortgage Corporation is complying with the CID.

In July 2007, Option One Mortgage Corporation received notice of a Civil Investigative Demand (“CID”) issued by the Office of the Attorney General for the Commonwealth of Massachusetts.  The CID states that the Massachusetts Attorney General is seeking certain information as part of a pending investigation “regarding title reinsurance affiliation methods, acts or practices in connection with residential mortgage loans.”  Option One Mortgage Corporation is complying with the CID.

On August 30, 2007, Option One Mortgage Corporation received a second notice of a Civil Investigative Demand (“CID”) issued by the Office of the Attorney General for the Commonwealth of Massachusetts.  The CID states that the Massachusetts Attorney General is seeking certain information as part of a pending investigation “regarding methods, acts or practices allegedly in violation of G.L. C. 93A, § 2(a),  in connection with residential mortgage loans.”  This second notice of CID expands and refines the requests contained in the first CID received by Option One Mortgage Corporation on March 29, 2007, focusing on foreclosure practices, secondary marketing activity including repurchases and the results of due diligence, and on Option One Mortgage Corporation marketing practices.  Option One Mortgage Corporation is complying with the CID, but at this time, it is unknown whether Option One Mortgage Corporation is a target of, or a witness to, the investigation or what effect, if any, the investigation might have on the business of Option One Mortgage Corporation.

On April 9, 2007, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Melissa Schueler, et al., as plaintiff, in the United States District Court for the Central District of California, Southern Division.  The complaint alleges that Option One Mortgage Corporation’s affiliate H&R Block Mortgage Corporation failed to pay overtime wages to its loan officers in accordance with the Fair Labor Standards Act and that such alleged failure constitutes an unfair business practice under California’s Business and Professions Code.  Option One Mortgage Corporation is named as a defendant under the theory that it and H&R Block Mortgage operate as a single employer.  Option One Mortgage Corporation and H&R Block Mortgage obtained a dismissal of similar class allegations in two prior actions, which alleged the same facts.  Option One Mortgage Corporation and H&R Block Mortgage will seek a dismissal of the class in this action.

On April 29, 2005, H&R Block Mortgage Corporation (“HRBMC”) was named as a defendant and served with a class action complaint filed by Perrie Bonner, as plaintiff, in the United States District Court for the Northern District of Indiana, Hammond Division.  The complaint alleges that HRBMC accessed the plaintiff's consumer report without his consent or for any lawful reason, in violation of the Fair Credit Reporting Act (“FCRA”).  This action is one of several actions filed earlier against other lenders by the same plaintiff and his attorneys on a similar basis in the same court.  The Wojtzcek and Phillips actions allege similar violations.  HRBMC moved before the Multidistrict Judicial Panel to seek a transfer of the three complaints, which ordered the transfer of the three actions to the Northern District of Indiana, Judge Rudy J. Lozano, for coordinated pretrial proceedings.  On August 10, 2007, the Court granted class certification, certifying three classes:  (1) in Bonner, all persons within the Northern District of Indiana to whom HRBMC sent a solicitation between April 29, 2003 and May 19, 2005 and who did not obtain credit in response thereto; (2) in Phillips, all persons in Harris County, Texas to whom HRBMC sent a solicitation during the longest permissible statutory period; and (3) in Wojtzcek, all persons with a Wisconsin address to whom HRBMC sent a solicitation since November 20, 2004.

Fees, et al. v. Option One Mortgage Corporation (putative class action filed in August 2001 in the Circuit Court of Cook County, Illinois, on behalf of borrowers allegedly charged an illegal title indemnity and/or reconveyance fee as a condition of releasing their mortgages).  The class certification hearing occurred on January 31, 2006, after which the court certified a nationwide class.  Option One Mortgage Corporation’s appeal of the certification was denied by the appellate court on September 14, 2006.  Option One Mortgage Corporation is waiting for plaintiffs’ counsel to specify his classes, which it anticipates will be severely limited, if not eliminated by, motions to decertify.

Freitag, et al. v. Option One Mortgage Corporation (putative class action filed on July 29, 2004 in Madison County, Illinois).  The complaint seeks certification of a nationwide class and alleges that Option One Mortgage Corporation engages in the practice of improperly retaining extra per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff.  Settlement in the amount of $25,000 to the named plaintiff received court approval on January 1, 2005.  Plaintiffs’ counsel filed an amended complaint naming new class representatives on June 10, 2005.  Option One Mortgage Corporation filed a notice of removal to federal court and a motion to compel arbitration.  Plaintiffs have filed a motion to remand.  Plaintiffs agreed to stay further proceedings pending a decision of the Illinois Supreme Court in the Kinkel case regarding the enforceability of arbitration agreements that contain class action waivers.  Kinkel decision issued October 5, 2006 held that class action waivers were not per se unconscionable.  Judge Byron held in favor of lender in identical case (Hogle v. Wachovia Mortgage Corp.) on April 21, 2006; the Hogle case is currently on appeal.  If Hogle is upheld on appeal, Option One Mortgage Corporation is informed and believes that the Freitag case will be dismissed.

Potential Litigation concerning Option One Mortgage Corporation

On May 14, 2007, Ohio Attorney General Marc Dann announced that he plans to sue subprime mortgage lenders and Wall Street investment banks on behalf of both borrowers and the Ohio Public Employees Retirements System, which invested in bonds backed by subprime mortgages.  While to the best of Option One Mortgage Corporation’s knowledge, Option One Mortgage Corporation has not received any notice related to Attorney General Dann’s announced plans, Option One Mortgage Corporation has no reason to believe that Option One Mortgage Corporation will be excluded from lenders named in such a lawsuit should it be filed.

On March 16, 2007, New York state Attorney General Andrew Cuomo announced that his office was investigating the practices of subprime lenders.  In May 2007, Attorney General Cuomo announced that subpoenas had been issued against subprime lenders.  While to the best of Option One Mortgage Corporation’s knowledge, Option One Mortgage Corporation has not received any notice related to Attorney General Cuomo’s announced plans, Option One Mortgage Corporation has no reason to believe that Option One Mortgage Corporation will be excluded from lenders named in any investigation should it be commenced.

In July 2007, Option One Mortgage Corporation was informed – and believes – that the National Association for the Advancement of Colored People (“NAACP”) has filed suit against Option One Mortgage Corporation and thirteen other national lenders alleging racial discrimination in its mortgage lending.  Option One Mortgage Corporation and the other defendants have not been served with this lawsuit.

Recent Developments concerning Option One Mortgage Corporation

On April 20, 2007, H&R Block, Inc. (“Block”) had announced that it had signed a definitive agreement to sell Option One Mortgage Corporation to OOMC Acquisition Corp., a newly formed company affiliated with Cerberus Capital Management, L.P. (“Cerberus”).

On August 30, 2007 and September 6, 2007, Block announced that it is not currently in compliance with certain closing conditions required by the April 2007 agreement with OOMC Acquisition Corp. and does not believe it will be able to regain compliance with such closing conditions or maintain compliance through the anticipated closing date. Block is currently in discussions with Cerberus to have such conditions either waived or modified.  Some of the key components of the discussions currently are:

• The closing conditions requiring Option One Mortgage Corporation to have $2 billion in loans funded within 60 days of closing and $8 billion minimum in warehouse lines would be waived, with certain other closing conditions being waived or modified. Two of Option One Mortgage Corporation’s committed warehouse facilities, with committed funding of $2 billion, expire in October 2007 and November 2007 and Option One Mortgage Corporation anticipates that such facilities will not be renewed.  No assurance can be made that Option One Mortgage Corporation will be able to obtain additional committed funding after such date to maintain the $8.0 billion required by Cerberus.

Block is also conducting ongoing discussion regarding potentially modifying the agreement with Cerberus, which may include only selling the servicing platform of Option One Mortgage Corporation, although Block believes it is unlikely that the existing agreement will ultimately be changed.  Such discussions include:

• Block would be responsible for divesting or winding down Option One Mortgage Corporation’s remaining origination business, which would be pursued immediately.

• Cerberus would purchase Option One Mortgage Corporation’s loan servicing platform.

• The parties are working toward advancing the December 31, 2007 contract termination date to provide for an earlier resolution of the Option One situation.

It is Block’s intention to consummate the transaction under the existing agreement on or before December 31, 2007. If the sale is not consummated, then Block would divest the servicing platform of Option One Mortgage Corporation and either divest or wind-down the origination business of Option One Mortgage Corporation. There are no assurances that the current agreement will be modified or that the transaction will close.

No assurance can be made that the sale of Option One Mortgage Corporation will be completed in the time frame anticipated by Block or if such sale will be completed at all, and no assurance can be made regarding the impact such sale will have on Option One Mortgage Corporation or its ability to perform its obligations under the transaction documents.

On September 11, 2007, Block announced that Option One Mortgage Corporation has committed to staff reductions under a plan of termination that will eliminate approximately 575 positions in addition to the 615 positions announced on May 15, 2007. Option One Mortgage Corporation expects to complete its expanded restructuring by December 31, 2007.  The restructuring plan is designed to reduce costs and improve operating efficiencies in response to reduced mortgage loan origination volumes and current secondary market pricing levels.  Option One Mortgage Corporation may commit to additional restructuring actions.

On August 7, 2007, July 20, 2007, July 3, 2007 and May 1, 2007, Block disclosed that Option One Mortgage Corporation had entered into amendments with certain of its warehouse facilities to extend, reduce, terminate or change the terms of its financing arrangements.  As of this date, financial covenant waivers through fiscal year 2008 have been obtained on approximately $3.0 billion in committed funding.  As of October 3, 2007, Option One Mortgage Corporation had five warehouse facilities providing $4.4 billion in committed funding and $1.0 billion in uncommitted funding, for a total of $5.4 billion.  The warehouse facilities may at any time request additional funds due to declining values of underlying collateral.

The significant adverse events and conditions in the nonprime residential loan market have negatively impacted the profitability and liquidity of Option One Mortgage Corporation.  In its opinion in the April 30, 2007 audited financial statements, KPMG LLP, Option One Mortgage Corporation’s independent auditor, stated that these events and conditions raise substantial doubt about Option One Mortgage Corporation’s ability to continue as a going concern.

AFFILIATIONS AND RELATED TRANSACTIONS

Each of the Sponsor, the Depositor and Greenwich Capital Markets, Inc. is a direct wholly owned direct subsidiary of Greenwich Capital Holdings, Inc.  Greenwich Capital Holdings, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

Wells Fargo Bank, N.A. serves and has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Sponsor, the Depositor and the Trust and (b) any of the Servicer, the Trustee or the Originator.

THE MORTGAGE POOL

The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the Originator at the time it sold the Mortgage Loans.

The statistical information presented in this free writing prospectus relates to the Mortgage Loans and related Mortgaged Properties in the aggregate and each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before such date whether or not received.  Additional mortgage loans may be included in the Mortgage Pool at or prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Loans as described herein.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time.  The Depositor believes that the information set forth in this free writing prospectus with respect to the Mortgage Loans will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.  Any statistic presented on a weighted average basis or any statistic based on the Mortgage Loans is subject to a variance of plus or minus 5%.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this free writing prospectus, the depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this free writing prospectus are measured as a percentage of the aggregate Principal Balance of the Mortgage Loans in the aggregate and each Loan Group as of the Cut-off Date.  The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan, whether received or advanced.  The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

General

Soundview Home Loan Trust 2007-OPT5 (the “Trust”) will consist of a pool of approximately 3,915 residential mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with approximately $1,025,576,924 as of the Cut-off Date. The Mortgage Loans will be separated into a group of fixed-rate and adjustable-rate, first lien and second lien, fully-amortizing, balloon payment and interest only Mortgage Loans with principal balances that conform to Freddie Mac and Fannie Mae loan limits (the “Group I Mortgage Loans”) and a group of fixed-rate and adjustable-rate, first lien and second lien, fully-amortizing, balloon payment and interest only Mortgage Loans with principal balances that may or may not conform to Freddie Mac and Fannie Mae loan limits (the “Group II Mortgage Loans”).  In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from such Loan Group because they did not meet Freddie Mac or Fannie Mae criteria (including published guidelines) for factors other than principal balance.

The Group I Mortgage Loans consist of approximately 3,425 Mortgage Loans and have a Cut-off Date Principal Balance of approximately $742,159,008.  The Group II Mortgage Loans consist of approximately 490 Mortgage Loans and have a Cut-off Date Principal Balance of approximately $283,417,917.

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”).  The Mortgages create first lien and second liens on one- to four-family residential properties consisting of one- to four-family dwelling units, planned unit developments and individual condominium units (each, a “Mortgaged Property”).

The Mortgage Loans will generally consist of mortgages to subprime borrowers.  A description of the underwriting standards used by the Originator to originate the Mortgage Loans are set forth under “The Originator” in this free writing prospectus.

 The Sponsor previously purchased the Mortgage Loans from the Originator pursuant to a Master Mortgage Loan Purchase and Interim Servicing Agreement (the “Master Agreement”), between the Originator and the Sponsor.  The Depositor will purchase certain Mortgage Loans and acquire the Sponsor’s rights against the Originator under the Master Agreement from the Sponsor pursuant to an Assignment and Recognition Agreement, dated the Closing Date (the “Assignment and Recognition Agreement”) among the Originator, the Sponsor and the Depositor.  Pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee, the Depositor will cause the Mortgage Loans and the Depositor’s rights under the Master Agreement and the Assignment and Recognition Agreement to be assigned to the Trustee for the benefit of the Certificateholders.  The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling Agreement.  See “The Pooling Agreement” herein and “Operative Agreements” in the base prospectus.

Each of the Mortgage Loans were or will be selected from the Sponsor’s portfolio of mortgage loans.  The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its respective underwriting standards as described under “The Originator” in this free writing prospectus.

Under the Master Agreement, certain representations and warranties regarding the Mortgage Loans were made by the Originator.  Pursuant to the Assignment and Recognition Agreement, the Sponsor has assigned its rights with respect to the Master Agreement, including remedies with respect to breaches of representations and warranties, to the Depositor (who will further assign such rights to the Trustee on behalf of the Trust) and made certain additional representations and warranties regarding the Mortgage Loans.  To the extent set forth under “The Pooling Agreement—Assignment of the Mortgage Loans,” the Trustee will enforce the obligations of the Originator under the Master Agreement (as assigned to the Trustee pursuant to the Assignment and Recognition Agreement) or the Sponsor under the Assignment and Recognition Agreement to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such breach or deficiency materially and adversely affects the Certificateholders’ interests in such Mortgage Loan.  H&R Block, Inc. will guarantee the obligations of the Originator to cure a breach or otherwise repurchase or replace a Mortgage Loan.  The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Sponsor, other than in connection with certain limited representations and warranties as described above.  The Originator will have no obligation with respect to the Certificates in their capacity as Originator, other than in connection with representations and warranties made by it under the Master Agreement and assigned to the Trustee as described above.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein and approximately 94.46% of the Mortgage Loans provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a “Mortgage Rate”).  Approximately 64.54% of the Group I Mortgage Loans are adjustable-rate mortgage loans (the “Adjustable-Rate Group I Mortgage Loans”), approximately 84.98% of the Group II Mortgage Loans are adjustable-rate mortgage loans (the “Adjustable-Rate Group II Mortgage Loans”) and approximately 70.19% of the Mortgage Loans are adjustable-rate mortgage loans (the “Adjustable-Rate Mortgage Loans”). Approximately 35.46% of the Group I Mortgage Loans are fixed-rate mortgage loans (the “Fixed-Rate Group I Mortgage Loans”), approximately 15.02% of the Group II Mortgage Loans are fixed-rate mortgage loans (the “Fixed-Rate Group II Mortgage Loans”) and approximately 29.81% of the Mortgage Loans are fixed-rate mortgage loans (the “Fixed-Rate Mortgage Loans”).

Each Fixed-Rate Mortgage Loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

The Adjustable-Rate Mortgage Loans accrue interest at a Mortgage Rate that is adjustable following an initial period of two years, three years, five years or fifteen years following origination.  The Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that (i) the first adjustment of the rates for approximately 17.80% of the Adjustable-Rate Group I Mortgage Loans and approximately 19.07% of the Adjustable-Rate Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) and approximately 18.23% of the Adjustable-Rate Mortgage Loans (by aggregate Principal Balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date), will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 53.93% of the Adjustable-Rate Group I Mortgage Loans and approximately 53.40% of the Adjustable-Rate Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) and approximately 53.75% of the Adjustable-Rate Mortgage Loans (by aggregate Principal Balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination, (iii) the first adjustment of the rates for approximately 28.24% of the Adjustable-Rate Group I Mortgage Loans and approximately 27.53% of the Adjustable-Rate Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) and approximately 28.01% of the Adjustable-Rate Mortgage Loans (by aggregate Principal Balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination and (iv) the first adjustment of the rates for approximately 0.03% of the adjustable-rate Group I Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 0.02% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will not occur until fifteen years after the date of origination (each such Adjustable-Rate Mortgage Loan, a “Delayed First Adjustment Mortgage Loan”).  On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”).  The Mortgage Rate on any Adjustable-Rate Mortgage Loan will not increase or decrease by more than a stated percentage (up to 3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage (up to 1.500% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the “Periodic Rate Cap”).  The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.515% per annum and a weighted average Periodic Rate Cap of approximately 1.495% per annum thereafter.  Each Mortgage Rate on each Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”).  Effective with the first monthly payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Adjustable-Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted, unless such Mortgage Loan is an interest only Mortgage Loan which is still in its interest only period or a balloon loan. Due to the application of the Initial Periodic Rate Caps, the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Adjustable-Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this free writing prospectus.  None of Mortgage Loans with an adjustable-rate will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Approximately 1.32% of the Group I Mortgage Loans and approximately 3.62% of the Group II Mortgage Loans and approximately 1.95% of the Mortgage Loans provide that for a period of up to five or ten years after origination, the required monthly payments are limited to accrued interest (each such period an “Interest Only Period” and each such loan, an “Interest Only Mortgage Loan”).  At the end of the Interest Only Period, the monthly payments on each such Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

Approximately 72.53% of the Group I Mortgage Loans and approximately 76.61% of the Group II Mortgage Loans and approximately 73.66% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  Generally, each such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between one and three years from the date of origination of such Mortgage Loan.  The amount of the prepayment charge is provided in the related mortgage note and with respect to approximately 86.50% of the Mortgage Loans with a prepayment charge, the prepayment charge is equal to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period.  The holders of the Class P Certificates will be entitled to prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge.

With respect to approximately 0.09% of the Group I Mortgage Loans and none of the Group II Mortgage Loans (in each case, by aggregate principal balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date) and with respect to approximately 0.07% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) (the “Rate Reduction Mortgage Loans”), if the related borrower makes twenty-four consecutive on-time payments prior to the fourth annual anniversary of the first monthly payment due date and has not had more than one monthly payment that was not an on-time payment, the related Mortgage Rate will be reduced by 1.00%.  An on-time payment is defined as one made before the next scheduled payment is due.  Any Mortgage Rate reduction earned will be maintained for the life of the loan.

The current and historical delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS Method.  In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method.

Under the OTS Method, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business as of the month end of the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in June and a cut-off date of June 1, a mortgage loan with a payment due on April 1 that remained unpaid as of the close of business on May 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business as of the month end of the mortgage loan’s second succeeding due date.

Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under the OTS Method, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Such mortgage loans are removed from the delinquency buckets, although they will count in connection with delinquency triggers or for total delinquency information.

The Index.  The index with respect to all of the Adjustable-Rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal (“Six-Month LIBOR” or the “Index”).  If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Mortgage Loans as of the Cut-off Date.

Approximately 47.58% of the Mortgage Loans had combined loan-to-value ratios at origination in excess of 80.00%.  No Mortgage Loan had a combined loan-to-value ratio at origination in excess of 100.00%.  The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 80.12%.  There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio.  Additionally, the Originator’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios or combined loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination.  See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

All of the Mortgage Loans have a scheduled payment due each month (the “Due Date”) on the first day of the month.

The weighted average remaining term to maturity of the Mortgage Loans was approximately 357 months as of the Cut-off Date.  None of the Mortgage Loans had a first Due Date prior to May 2006 or after October 2007, or has a remaining term to maturity of less than 118 months or greater than 359 months as of the Cut-off Date.  The latest maturity date of any Mortgage Loan is September 2037.

The average Principal Balance of the Mortgage Loans at origination was approximately $262,142.  The average Principal Balance of the Mortgage Loans as of the Cut-off Date was approximately $261,961.  No Mortgage Loan had a Principal Balance of greater than approximately $1,468,947 or less than approximately $18,207 as of the Cut-off Date.

As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than 5.750% per annum and not more than 13.050% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.926% per annum.  As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from 2.500% per annum to 7.950% per annum, Minimum Mortgage Rates ranging from 2.500% per annum to 11.900% per annum and Maximum Mortgage Rates ranging from 10.150% per annum to 19.050% per annum.  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans was approximately 6.079% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 6.114% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 15.042% per annum.  The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs on September 2022 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Mortgage Loans is approximately 39 months as of the Cut-off Date.

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

Principal Balances of the Mortgage Loans(1)

Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01-50,000.00	24	$853,473.60	0.08%	11.546%	337	89.65%	687
50,000.01-100,000.00	246	20,000,144.88	1.95	10.755	353	76.54	618
100,000.01-150,000.00	727	91,370,757.78	8.91	10.047	355	78.60	603
150,000.01-200,000.00	728	127,527,940.35	12.43	9.226	357	78.53	602
200,000.01-250,000.00	607	136,011,501.91	13.26	8.940	357	78.88	604
250,000.01-300,000.00	428	117,203,048.40	11.43	8.798	357	79.34	612
300,000.01-350,000.00	308	99,784,859.52	9.73	8.588	357	81.14	613
350,000.01-400,000.00	213	79,852,140.49	7.79	8.505	357	80.31	613
400,000.01-450,000.00	143	60,952,062.23	5.94	8.505	358	81.53	621
450,000.01-500,000.00	152	72,347,490.27	7.05	8.502	358	82.07	621
500,000.01-550,000.00	96	50,295,231.24	4.90	8.825	358	82.87	619
550,000.01-600,000.00	77	44,473,271.97	4.34	8.562	358	83.50	633
600,000.01-650,000.00	46	28,507,179.32	2.78	8.757	358	83.69	620
650,000.01-700,000.00	36	24,266,341.01	2.37	8.946	353	82.95	632
700,000.01-750,000.00	25	18,201,717.90	1.77	8.496	358	81.73	619
750,000.01-800,000.00	13	10,108,499.06	0.99	9.237	358	83.78	638
800,000.01-850,000.00	16	13,217,203.77	1.29	9.087	358	83.34	623
850,000.01-900,000.00	7	6,183,549.85	0.60	8.720	358	79.44	630
900,000.01-950,000.00	3	2,766,759.20	0.27	8.527	358	73.23	629
950,000.01-1,000,000.00	9	8,776,672.84	0.86	8.548	358	73.93	640
1,000,000.01+	11	12,877,078.51	1.26	8.252	358	66.90	627
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	The average Principal Balance of the Mortgage Loans was approximately $261,961.

Credit Scores for the Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Less than or equal to 500	2	$386,552.68	0.04%	8.963%	358	48.40%	500
501-520	71	17,223,620.06	1.68	9.482	358	72.22	511
521-540	105	24,835,540.77	2.42	9.335	358	73.15	533
541-560	392	87,000,518.99	8.48	9.627	358	77.02	550
561-580	566	139,311,252.06	13.58	9.333	358	78.35	570
581-600	591	147,003,471.98	14.33	9.025	358	79.66	591
601-620	652	173,267,552.78	16.89	8.814	357	80.31	611
621-640	583	166,542,421.83	16.24	8.637	357	82.05	630
641-660	387	109,455,963.78	10.67	8.697	358	82.35	649
661-680	272	78,879,807.59	7.69	8.557	356	83.02	670
681-700	145	39,608,844.22	3.86	8.721	356	81.73	689
701-760	123	34,262,596.21	3.34	8.362	356	80.56	722
761+	26	7,798,781.15	0.76	8.603	342	79.74	778
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	The weighted average credit score of the Mortgage Loans that had credit scores was approximately 613.

Original Terms to Maturity of the Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
120	1	$86,292.52	0.01%	9.950%	118	80.00%	603
180	28	5,031,099.17	0.49	8.636	178	65.12	660
240	8	1,423,157.45	0.14	8.533	238	69.91	623
360	3,878	1,019,036,374.96	99.36	8.928	358	80.21	613
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	The weighted average original term to maturity of the Mortgage Loans was approximately 359 months.

Remaining Terms to Maturity of the Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
61-120	1	$86,292.52	0.01%	9.950%	118	80.00%	603
121-180	28	5,031,099.17	0.49	8.636	178	65.12	660
181-240	8	1,423,157.45	0.14	8.533	238	69.91	623
301-360	3,878	1,019,036,374.96	99.36	8.928	358	80.21	613
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date was approximately 357 months.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2-4 Units Attached	82	$35,887,995.36	3.50%	8.670%	358	80.54%	642
2-4 Units Detached	199	62,404,567.27	6.08	9.108	356	78.06	627
Condo Conversion Attached	7	2,035,228.11	0.20	9.278	358	70.95	710
Condo High-Rise Attached	17	4,244,372.12	0.41	9.292	358	81.17	612
Condo Low-Rise Attached	143	36,571,351.37	3.57	8.980	357	82.21	618
PUD Attached	51	12,003,755.47	1.17	8.789	358	82.02	615
PUD Detached	391	111,754,789.50	10.90	9.057	358	81.72	614
Single Family Attached	110	25,023,319.39	2.44	9.263	358	78.53	607
Single Family Detached	2,915	735,651,545.51	71.73	8.889	357	79.97	611
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Non-owner	246	$51,852,987.22	5.06%	10.107%	356	81.02%	662
Primary	3,604	956,545,652.58	93.27	8.857	357	80.09	610
Second Home	65	17,178,284.30	1.67	9.221	357	79.26	652
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	Occupancy as represented by the mortgagor at the time of origination.

Credit Grade of the Mortgage Loans

Credit Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
A	290	$75,879,022.93	7.40%	9.248%	357	76.69%	583
AA	412	107,895,435.90	10.52	9.231	358	81.57	588
AA+	2,939	788,680,127.46	76.90	8.779	357	80.71	622
AAA	34	2,281,526.11	0.22	10.573	340	91.97	703
B	139	31,937,251.32	3.11	9.935	358	74.79	582
C	75	14,505,154.12	1.41	9.853	358	70.20	580
CC	26	4,398,406.26	0.43	11.049	358	63.39	610
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	2,489	$673,964,571.11	65.72%	8.753%	357	77.84%	609
Purchase	878	213,382,689.94	20.81	9.539	357	85.99	631
Rate/Term Refinance	548	138,229,663.05	13.48	8.826	358	82.18	606
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Combined Original Loan-to-Value Ratios of the Mortgage Loans(1)(2)

Combined Original LTV (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 49.99	106	$19,134,978.53	1.87%	8.393%	347	41.60%	610
50.00 - 54.99	71	15,893,144.87	1.55	8.212	350	52.43	611
55.00 - 59.99	91	22,656,353.01	2.21	8.333	357	57.44	600
60.00 - 64.99	172	42,685,323.11	4.16	8.500	357	62.58	597
65.00 - 69.99	217	56,903,437.09	5.55	8.622	357	67.02	602
70.00 - 74.99	276	76,086,342.77	7.42	8.421	356	71.96	604
75.00 - 79.99	442	123,024,491.82	12.00	8.573	357	76.82	605
80.00	729	181,255,690.07	17.67	8.989	357	80.00	608
80.01- 84.99	128	34,602,066.11	3.37	8.705	358	83.51	621
85.00 - 89.99	528	142,690,050.78	13.91	9.104	358	86.09	612
90.00	999	270,983,515.52	26.42	9.344	358	90.00	625
90.01- 94.99	28	7,764,646.32	0.76	9.098	358	92.98	623
95.00 - 99.99	103	30,537,750.92	2.98	9.122	358	95.15	646
100.00	25	1,359,133.18	0.13	11.068	340	100.00	709
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)
The weighted average original loan-to-value ratio, with respect to the first-lien Mortgage Loans, or combined original loan-to-value with respect to the second-lien Mortgage Loans, as of the Cut-off Date was approximately 80.12%.

(2)	For a description of the determination of loan-to-value ratio by the Originator see “The Originator” in this free writing prospectus.

Debt Ratio of the Mortgage Loans

Debt Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 20.00	90	$19,710,705.24	1.92%	9.254%	357	80.02%	611
20.01- 25.00	147	31,778,122.42	3.10	9.038	357	78.87	614
25.01- 30.00	241	50,111,384.48	4.89	9.030	357	76.53	610
30.01- 35.00	374	83,783,724.95	8.17	9.021	357	79.00	612
35.01- 40.00	492	114,826,534.84	11.20	8.967	358	79.18	609
40.01- 45.00	735	187,224,416.37	18.26	8.981	357	80.22	615
45.01- 50.00	995	270,365,896.07	26.36	9.066	357	80.35	614
50.01- 55.00	708	230,705,886.44	22.50	8.626	357	81.32	610
55.01- 60.00	63	22,893,950.13	2.23	8.388	358	81.86	617
None	70	14,176,303.16	1.38	9.309	356	81.81	694
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
15/15 6 Month LIBOR	1	$125,957.46	0.01%	11.250%	359	90.00%	635
2/28 6 Month LIBOR	229	52,841,800.24	5.15	9.513	357	81.47	621
2/28 6 Month LIBOR 40/30 Balloon	87	27,742,696.38	2.71	8.797	357	80.99	600
2/28 6 Month LIBOR 50/30 Balloon	128	45,593,048.82	4.45	8.050	357	84.87	624
2/28 6 Month LIBOR IO	14	5,018,961.44	0.49	7.681	357	84.68	649
3/12 6 Month LIBOR	2	615,545.26	0.06	11.021	179	76.71	647
3/27 6 Month LIBOR	627	147,303,772.14	14.36	9.292	358	79.77	607
3/27 6 Month LIBOR 40/30 Balloon	290	84,250,502.06	8.21	9.096	358	80.14	593
3/27 6 Month LIBOR 50/30 Balloon	429	148,454,336.90	14.48	8.544	358	82.61	617
3/27 6 Month LIBOR IO	13	6,290,372.05	0.61	8.352	358	77.38	636
5/25 6 Month LIBOR	372	83,232,598.09	8.12	10.034	359	79.89	618
5/25 6 Month LIBOR 40/30 Balloon	120	32,007,453.02	3.12	9.614	359	80.36	598
5/25 6 Month LIBOR 50/30 Balloon	234	82,714,456.42	8.07	8.805	359	81.93	627
5/25 6 Month LIBOR IO	12	3,650,362.64	0.36	8.286	359	78.88	662
Fixed Rate 10 Yr	1	86,292.52	0.01	9.950	118	80.00	603
Fixed Rate 15 Yr	26	4,415,553.91	0.43	8.303	178	63.51	661
Fixed Rate 20 Yr	8	1,423,157.45	0.14	8.533	238	69.91	623
Fixed Rate 30 Yr	863	168,972,791.17	16.48	8.924	358	76.72	610
Fixed Rate 30 Yr IO	14	5,079,854.07	0.50	7.425	358	78.37	670
Fixed Rate 30 Yr Rate Reduction	4	604,157.50	0.06	10.737	359	63.41	558
Fixed Rate 40/30 Balloon	202	52,981,593.91	5.17	8.604	358	77.34	599
Fixed Rate 40/30 Balloon Rate Reduction	1	99,979.53	0.01	11.425	358	62.50	677
Fixed Rate 50/30 Balloon	238	72,071,681.12	7.03	8.019	358	80.94	626
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Interest Only Term of the Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
I/O Term: 0 Months	3,862	$1,005,537,373.90	98.05%	8.946%	357	80.13%	613
I/O Term: 60 Months	24	9,637,316.48	0.94	8.111	358	80.42	643
I/O Term: 120 Months	29	10,402,233.72	1.01	7.776	358	79.10	661
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Prepayment Penalty Term of the Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0 months	1,102	$270,183,684.96	26.34%	9.375%	357	79.71%	612
12 months	335	123,891,063.93	12.08	8.811	357	79.06	621
24 months	1,508	408,660,481.78	39.85	8.901	358	81.45	610
30 months	9	2,347,527.92	0.23	8.942	358	82.72	611
36 months	961	220,494,165.51	21.50	8.487	356	78.72	618
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Geographic Distribution of the Mortgaged Properties related to the Mortgage Loans(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	19	$3,591,292.62	0.35%	8.744%	341	83.04%	608
Alaska	9	2,294,339.78	0.22	8.696	358	81.23	623
Arizona	99	25,109,594.07	2.45	9.151	358	81.14	617
Arkansas	6	735,549.10	0.07	11.054	358	87.19	586
California	605	242,310,395.35	23.63	8.270	358	79.69	620
Colorado	75	20,673,275.29	2.02	8.760	358	83.44	624
Connecticut	90	21,004,062.70	2.05	9.247	358	80.55	602
Delaware	11	2,710,730.83	0.26	8.684	353	82.50	592
District of Columbia	13	3,548,949.65	0.35	8.446	358	77.71	611
Florida	416	85,129,856.57	8.30	9.256	357	79.24	606
Georgia	88	17,230,606.43	1.68	9.550	352	83.66	597
Hawaii	68	26,994,253.65	2.63	7.969	358	77.39	621
Idaho	21	4,283,997.29	0.42	9.194	358	79.25	613
Illinois	111	23,971,324.84	2.34	9.405	358	81.48	604
Indiana	33	3,979,396.15	0.39	10.276	358	87.10	617
Iowa	6	729,522.90	0.07	10.774	358	87.27	606
Kansas	4	915,641.36	0.09	9.931	358	89.15	613
Kentucky	16	2,194,564.07	0.21	9.864	358	87.06	606
Louisiana	41	6,980,632.76	0.68	9.496	358	78.48	626
Maine	20	3,314,179.08	0.32	9.500	358	77.98	595
Maryland	165	44,096,010.55	4.30	8.725	358	78.61	599
Massachusetts	143	42,173,967.36	4.11	9.139	355	79.98	616
Michigan	83	12,051,008.22	1.18	10.364	358	84.70	614
Minnesota	36	6,809,142.97	0.66	10.090	358	83.83	612
Mississippi	8	1,615,717.56	0.16	9.831	358	84.04	570
Missouri	34	6,023,076.33	0.59	10.148	358	84.25	599
Montana	10	1,936,896.60	0.19	9.530	358	83.63	608
Nebraska	3	529,278.99	0.05	9.215	358	86.24	637
Nevada	72	17,376,618.43	1.69	8.829	358	80.58	615
New Hampshire	23	5,074,004.23	0.49	8.751	358	81.42	597
New Jersey	174	53,471,367.72	5.21	9.300	357	77.97	611
New York	302	112,566,456.03	10.98	8.687	357	78.49	621
North Carolina	60	12,924,512.69	1.26	9.701	356	81.65	616
Ohio	62	8,137,716.80	0.79	10.268	358	82.35	611
Oklahoma	21	2,983,441.24	0.29	10.703	358	87.51	601
Oregon	66	15,648,066.46	1.53	9.158	358	80.51	604
Pennsylvania	91	16,311,463.93	1.59	9.376	358	80.86	609
Rhode Island	4	752,113.68	0.07	9.178	359	70.45	687
South Carolina	38	8,056,361.91	0.79	9.573	358	81.30	608
South Dakota	3	473,295.19	0.05	9.654	358	77.98	571
Tennessee	47	8,045,580.98	0.78	9.229	358	84.10	604
Texas	360	66,706,024.02	6.50	9.376	354	81.64	611
Utah	52	11,420,533.18	1.11	9.339	358	83.17	617
Vermont	20	3,104,627.74	0.30	9.659	358	83.19	615
Virginia	102	22,950,521.47	2.24	9.081	356	79.23	603
Washington	147	40,012,158.81	3.90	8.749	358	79.15	612
Wisconsin	34	5,818,645.78	0.57	9.954	355	85.80	607
Wyoming	4	806,150.74	0.08	9.171	358	88.42	610
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	The greatest ZIP Code geographic concentration of Mortgage Loans was approximately 0.36% in the 96706 ZIP Code.

Documentation Levels of the Mortgage Loans(1)

Documentation Levels	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	2,821	$704,797,884.12	68.72%	8.666%	357	80.21%	605
Lite Documentation	250	78,733,458.47	7.68	8.934	357	82.72	619
No Documentation	70	14,176,303.16	1.38	9.309	356	81.81	694
Stated Income Documentation	774	227,869,278.35	22.22	9.704	357	78.85	632
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	For a description of each Documentation Level, see “The Originator” in this free writing prospectus.

Current Mortgage Rates of the Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
5.500 - 5.999	13	$4,852,336.35	0.47%	5.895%	358	75.76%	642
6.000 - 6.499	40	14,263,949.65	1.39	6.318	358	71.35	652
6.500 - 6.999	252	79,926,931.09	7.79	6.773	354	75.28	647
7.000 - 7.499	214	69,564,223.17	6.78	7.262	357	77.80	628
7.500 - 7.999	439	137,275,042.32	13.39	7.761	358	78.68	622
8.000 - 8.499	382	110,855,450.51	10.81	8.260	357	79.49	607
8.500 - 8.999	515	147,185,784.19	14.35	8.755	358	80.29	607
9.000 - 9.499	374	99,381,181.21	9.69	9.243	358	81.31	606
9.500 - 9.999	542	146,893,363.04	14.32	9.744	358	81.61	605
10.000 - 10.499	286	63,328,075.87	6.17	10.224	358	82.14	605
10.500 - 10.999	312	62,910,413.27	6.13	10.723	357	83.45	606
11.000 - 11.499	181	33,609,532.59	3.28	11.230	357	83.16	602
11.500 - 11.999	171	27,487,811.30	2.68	11.748	356	83.07	600
12.000 - 12.499	131	19,291,198.65	1.88	12.239	356	82.26	611
12.500 - 12.999	61	8,300,233.24	0.81	12.692	356	84.54	618
13.000-13.499	2	451,397.65	0.04	13.039	359	82.29	627
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
___________________
(1)	The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 8.926% per annum.

Gross Margins of the Adjustable-Rate Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2.500 - 2.999	5	$1,890,194.26	0.26%	8.873%	359	90.92%	683
3.500 - 3.999	1	151,993.90	0.02	7.500	346	80.00	680
4.000 - 4.499	1	260,977.96	0.04	5.990	357	90.00	747
4.500 - 4.999	4	561,585.85	0.08	9.465	358	74.27	600
5.000 - 5.499	40	8,796,316.03	1.22	9.468	358	82.40	612
5.500 - 5.999	30	7,875,839.77	1.09	7.406	358	76.36	628
6.000 - 6.499	2,269	643,819,524.70	89.44	9.035	358	81.65	615
6.500 - 6.999	152	43,922,702.54	6.10	9.377	358	77.77	593
7.000 - 7.499	48	10,251,088.26	1.42	9.899	358	67.89	581
7.500 - 7.999	8	2,311,639.65	0.32	9.157	358	81.70	592
Total	2,558	$719,841,862.92	100.00%	9.055%	358	81.19%	613
___________________
(1)	The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 6.079% per annum.

Next Rate Adjustment Date for the Adjustable-Rate Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
August 1, 2008	1	$151,993.90	0.02%	7.500%	346	80.00%	680
April 1, 2009	2	1,042,484.38	0.14	8.882	354	83.44	654
May 1, 2009	3	699,523.64	0.10	10.261	355	89.81	689
June 1, 2009	15	3,713,655.30	0.52	8.536	356	81.21	628
July 1, 2009	250	65,191,083.95	9.06	8.898	357	81.72	622
August 1, 2009	187	60,397,765.71	8.39	8.659	358	83.69	613
May 1, 2010	2	1,143,622.30	0.16	8.250	355	87.07	626
June 1, 2010	1	1,097,165.21	0.15	8.250	356	62.86	562
July 1, 2010	10	3,313,083.68	0.46	9.185	357	85.73	634
August 1, 2010	1,019	290,161,697.58	40.31	8.905	358	81.22	608
September 1, 2010	329	91,198,959.64	12.67	9.102	358	79.84	608
June 1, 2012	2	148,372.86	0.02	11.344	356	90.00	653
July 1, 2012	22	7,494,488.21	1.04	7.851	357	82.10	635
August 1, 2012	126	34,206,717.04	4.75	8.205	358	78.42	627
September 1, 2012	588	159,755,292.06	22.19	9.766	359	81.22	617
September 1, 2022	1	125,957.46	0.02	11.250	359	90.00	635
Total	2,558	$719,841,862.92	100.00%	9.055%	358	81.19%	613
___________________
(1)	The weighted average time until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 39 months.

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
10.000 -10.499	1	$244,608.92	0.03%	7.150%	358	71.01%	551
10.500 - 10.999	4	695,493.55	0.10	7.733	358	77.32	628
11.000 -11.499	3	840,896.96	0.12	8.292	359	75.54	598
11.500 - 11.999	14	4,578,908.89	0.64	6.031	358	75.32	642
12.000 - 12.499	30	10,890,457.82	1.51	6.414	358	73.12	645
12.500 - 12.999	89	35,031,198.82	4.87	6.811	358	77.95	635
13.000 - 13.499	114	40,422,440.89	5.62	7.280	358	78.79	627
13.500 - 13.999	262	91,428,509.83	12.70	7.758	358	80.10	624
14.000 - 14.499	245	76,960,332.49	10.69	8.276	358	80.49	609
14.500 - 14.999	339	103,848,762.64	14.43	8.760	358	80.80	607
15.000 - 15.499	273	77,634,250.58	10.78	9.245	358	81.90	609
15.500 - 15.999	399	116,081,064.31	16.13	9.750	358	82.34	606
16.000 - 16.499	210	49,328,519.79	6.85	10.232	358	82.96	613
16.500 - 16.999	219	48,335,958.96	6.71	10.717	357	83.64	612
17.000 - 17.499	131	25,521,115.15	3.55	11.230	359	83.62	604
17.500 - 17.999	106	18,469,723.87	2.57	11.725	356	83.93	603
18.000 - 18.499	84	13,502,936.41	1.88	12.240	359	82.04	616
18.500 - 18.999	34	5,678,761.72	0.79	12.720	359	83.13	616
19.000 -19.499	1	347,921.32	0.05	13.050	359	80.00	632
Total	2,558	$719,841,862.92	100.00%	9.055%	358	81.19%	613
___________________
(1)	The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 15.042% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2.500 - 2.999	5	$1,890,194.26	0.26%	8.873%	359	90.92%	683
4.000 - 4.499	1	260,977.96	0.04	5.990	357	90.00	747
4.500 - 4.999	3	419,821.83	0.06	10.392	358	83.10	592
5.000 - 5.499	39	8,613,700.65	1.20	9.484	358	82.66	614
5.500 - 5.999	30	7,875,839.77	1.09	7.406	358	76.36	628
6.000 - 6.499	2,250	637,991,070.91	88.63	9.034	358	81.61	615
6.500 - 6.999	150	43,285,474.24	6.01	9.352	358	77.67	592
7.000 - 7.499	49	10,730,682.35	1.49	9.787	358	69.10	585
7.500 - 7.999	7	1,833,303.12	0.25	8.021	357	81.03	633
8.000 - 8.499	3	1,546,086.40	0.21	8.234	356	80.68	615
8.500 - 8.999	4	852,773.86	0.12	8.753	357	80.37	614
9.000 - 9.499	1	238,013.60	0.03	9.300	358	90.00	563
9.500 - 9.999	5	1,872,015.21	0.26	9.612	358	83.55	592
10.000 - 10.499	3	829,571.01	0.12	10.221	358	89.69	673
10.500 - 10.999	3	593,641.29	0.08	10.802	358	82.76	569
11.000 - 11.499	4	899,960.43	0.13	11.299	358	87.97	583
11.500 - 11.999	1	108,736.03	0.02	11.900	358	80.00	592
Total	2,558	$719,841,862.92	100.00%	9.055%	358	81.19%	613
___________________
(1)	The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 6.114% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Period Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
1.500	2,534	$712,784,987.81	99.02%	9.055%	358	81.16%	613
3.000	24	7,056,875.11	0.98	9.031	357	84.64	626
Total	2,558	$719,841,862.92	100.00%	9.055%	358	81.19%	613
___________________
(1)	Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Subsequent Period Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	26	$7,529,270.13	1.05%	9.104%	357	84.43%	620
1.500	2,532	712,312,592.79	98.95	9.054	358	81.16	613
Total	2,558	$719,841,862.92	100.00%	9.055%	358	81.19%	613
___________________
(1)	Relates to all rate adjustments subsequent to initial rate adjustments.

Historical Delinquency of the Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
30 - 59 Days (times)
0	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

60 - 89 Days (times)
0	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

90 - 119 Days (times)
0	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

120+ Days (times)
0	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613
Total	3,915	$1,025,576,924.10	100.00%	8.926%	357	80.12%	613

Group I Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group I Mortgage Loans as of the Cut-off Date.

Approximately 45.85% of the Group I Mortgage Loans had combined loan-to-value ratios at origination in excess of 80.00%.  No Group I Mortgage Loan had a combined loan-to-value ratio at origination in excess of 100.00%.  The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 79.52%.  There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio.  Additionally, the Originator’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios or combined loan-to-value ratios of the Group I Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination.  See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

All of the Group I Mortgage Loans have a Due Date on the first day of the month.

The weighted average remaining term to maturity of the Group I Mortgage Loans was approximately 357 months as of the Cut-off Date.  None of the Group I Mortgage Loans had a first Due Date prior to May 2006 or after October 2007 or has a remaining term to maturity of less than 118 months or greater than 359 months as of the Cut-off Date.  The latest maturity date of any Group I Mortgage Loan is September 2037.

The average Principal Balance of the Group I Mortgage Loans at origination was approximately $216,849.  The average Principal Balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $216,689.  No Group I Mortgage Loan had a Principal Balance of greater than approximately $799,927 or less than approximately $18,207 as of the Cut-off Date.

As of the Cut-off Date, the Group I Mortgage Loans had Mortgage Rates of not less than 5.800% per annum and not more than 13.050% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 9.024% per annum.  As of the Cut-off Date, the Adjustable-Rate Group I Mortgage Loans had Gross Margins ranging from 2.500% per annum to 7.890% per annum, Minimum Mortgage Rates ranging from 2.500% per annum to 11.900% per annum and Maximum Mortgage Rates ranging from 10.150% per annum to 19.050% per annum.  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Group I Mortgage Loans was approximately 6.086% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans was approximately 6.120% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans was approximately 15.187% per annum.  The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Group I Mortgage Loan occurs in September 2022 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Group I Mortgage Loans is approximately 39 months.

The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group I Mortgage Loans(1)

Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01-50,000.00	23	$816,825.62	0.11%	11.503%	337	89.18%	687
50,000.01-100,000.00	245	19,933,174.58	2.69	10.759	353	76.48	618
100,000.01-150,000.00	726	91,260,294.37	12.30	10.046	355	78.58	603
150,000.01-200,000.00	728	127,527,940.35	17.18	9.226	357	78.53	602
200,000.01-250,000.00	607	136,011,501.91	18.33	8.940	357	78.88	604
250,000.01-300,000.00	428	117,203,048.40	15.79	8.798	357	79.34	612
300,000.01-350,000.00	308	99,784,859.52	13.45	8.588	357	81.14	613
350,000.01-400,000.00	213	79,852,140.49	10.76	8.505	357	80.31	613
400,000.01-450,000.00	77	32,281,597.89	4.35	8.619	358	81.06	624
450,000.01-500,000.00	33	15,720,129.22	2.12	8.489	358	79.44	639
500,000.01-550,000.00	16	8,336,695.16	1.12	8.142	358	81.52	632
550,000.01-600,000.00	8	4,705,081.51	0.63	8.312	358	83.75	649
600,000.01-650,000.00	8	4,946,185.79	0.67	9.034	358	87.21	633
700,000.01-750,000.00	3	2,180,020.85	0.29	9.097	358	88.03	646
750,000.01-800,000.00	2	1,599,511.91	0.22	8.600	359	84.94	646
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	The average Principal Balance of the Group I Mortgage Loans was approximately $216,689.

Credit Scores for the Group I Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Less than or equal to 500	2	$386,552.68	0.05%	8.963%	358	48.40%	500
501-520	64	13,447,162.58	1.81	9.443	358	71.73	511
521-540	96	19,893,519.48	2.68	9.303	358	72.18	533
541-560	367	73,990,441.51	9.97	9.647	357	76.64	551
561-580	517	110,298,857.92	14.86	9.406	357	78.29	571
581-600	528	110,563,514.23	14.90	9.104	358	79.72	590
601-620	562	121,500,570.41	16.37	8.895	356	79.67	610
621-640	491	113,290,591.14	15.27	8.674	357	81.71	630
641-660	320	69,769,194.77	9.40	8.830	357	81.33	649
661-680	231	54,766,711.79	7.38	8.656	355	81.94	670
681-700	125	27,589,956.64	3.72	8.807	355	81.28	689
701-760	101	21,865,779.36	2.95	8.508	354	80.22	722
761+	21	4,796,155.06	0.65	8.687	358	79.69	781
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	The weighted average credit score of the Group I Mortgage Loans that had credit scores was approximately 610.

Original Terms to Maturity of the Group I Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
120	1	$86,292.52	0.01%	9.950%	118	80.00%	603
180	27	4,335,674.52	0.58	8.958	178	67.43	638
240	8	1,423,157.45	0.19	8.533	238	69.91	623
360	3,389	736,313,883.08	99.21	9.026	358	79.61	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	The weighted average original term to maturity of the Group I Mortgage Loans was approximately 359 months.

Remaining Terms to Maturity of the Group I Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
61-120	1	$86,292.52	0.01%	9.950%	118	80.00%	603
121-180	27	4,335,674.52	0.58	8.958	178	67.43	638
181-240	8	1,423,157.45	0.19	8.533	238	69.91	623
301-360	3,389	736,313,883.08	99.21	9.026	358	79.61	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	The weighted average remaining term to maturity of the Group I Mortgage Loans as of the Cut-off Date was approximately 357 months.

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2-4 Units Attached	63	$23,540,403.11	3.17%	8.618%	358	78.33%	641
2-4 Units Detached	187	54,788,629.48	7.38	9.074	356	77.65	627
Condo Conversion Attached	6	1,450,951.40	0.20	10.236	359	71.34	714
Condo High-Rise Attached	16	3,732,836.79	0.50	9.208	358	81.33	611
Condo Low-Rise Attached	126	27,991,828.55	3.77	9.024	357	81.82	617
PUD Attached	49	10,905,215.38	1.47	8.934	358	82.26	616
PUD Detached	326	72,785,344.08	9.81	9.024	358	81.12	608
Single Family Attached	101	19,821,209.29	2.67	9.295	358	77.77	599
Single Family Detached	2,551	527,142,589.49	71.03	9.024	357	79.45	607
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Occupancy Status of the Group I Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Non-owner	237	$46,604,547.14	6.28%	10.165%	355	80.58%	663
Primary	3,130	683,672,915.15	92.12	8.941	357	79.44	606
Second Home	58	11,881,545.28	1.60	9.349	357	80.25	646
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	Occupancy as represented by the mortgagor at the time of origination.

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
A	252	$54,043,874.28	7.28%	9.227%	356	76.93%	584
AA	366	81,016,220.69	10.92	9.364	358	81.41	586
AA+	2,547	560,059,365.91	75.46	8.867	357	80.05	618
AAA	31	2,067,444.42	0.28	10.556	340	91.30	700
B	130	27,056,468.74	3.65	9.980	357	74.52	580
C	73	13,517,227.27	1.82	9.910	358	70.00	579
CC	26	4,398,406.26	0.59	11.049	358	63.39	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	2,159	$481,054,505.34	64.82%	8.828%	356	77.14%	606
Purchase	773	153,375,262.01	20.67	9.722	358	85.58	628
Rate/Term Refinance	493	107,729,240.22	14.52	8.908	357	81.54	603
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Combined Original Loan-to-Value Ratios of the Group I Mortgage Loans(1)(2)

Combined Original LTV (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 49.99	104	$18,126,378.44	2.44%	8.463%	347	41.19%	608
50.00 - 54.99	66	12,515,659.63	1.69	8.513	358	52.20	599
55.00 - 59.99	85	19,034,564.28	2.56	8.392	357	57.58	601
60.00 - 64.99	158	33,407,870.96	4.50	8.378	356	62.47	598
65.00 - 69.99	198	42,990,499.37	5.79	8.671	356	67.08	602
70.00 - 74.99	238	52,147,925.94	7.03	8.510	355	72.02	597
75.00 - 79.99	381	86,052,349.79	11.59	8.657	357	76.68	598
80.00	650	137,607,259.76	18.54	9.067	357	80.00	608
80.01 - 84.99	111	25,438,261.78	3.43	8.858	358	83.55	615
85.00 - 89.99	457	101,293,703.01	13.65	9.236	358	86.10	610
90.00	851	188,758,873.93	25.43	9.511	358	90.00	621
90.01 - 94.99	23	5,336,573.15	0.72	9.081	358	92.78	626
95.00 - 99.99	80	18,237,065.74	2.46	9.352	358	95.25	646
100.00	23	1,212,021.79	0.16	11.054	339	100.00	706
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)
The weighted average original loan-to-value ratio, with respect to the first-lien Group I Mortgage Loans, or combined original loan-to-value with respect to the second-lien Group I Mortgage Loans, as of the Cut-off Date was approximately 79.52%.

(2)	For a description of the determination of loan-to-value ratio by the Originator see “The Originator” in this free writing prospectus.

Debt Ratio of the Group I Mortgage Loans

Debt Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01 - 20.00	82	$14,852,645.97	2.00%	9.151%	357	77.56%	613
20.01 - 25.00	138	25,728,566.85	3.47	9.145	356	79.06	614
25.01 - 30.00	232	44,076,860.88	5.94	9.171	357	77.18	610
30.01 - 35.00	342	65,346,573.19	8.80	9.076	357	78.61	611
35.01 - 40.00	450	90,852,777.38	12.24	9.076	357	79.24	606
40.01 - 45.00	653	138,980,904.97	18.73	9.108	357	80.29	609
45.01 - 50.00	862	193,574,327.92	26.08	9.130	357	79.54	611
50.01 - 55.00	561	147,654,577.22	19.90	8.695	357	80.25	605
55.01 - 60.00	46	12,171,673.11	1.64	8.440	358	80.40	621
None	59	8,920,100.08	1.20	9.490	355	79.71	695
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Product Type of the Group I Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
15/15 6 Month LIBOR	1	$125,957.46	0.02%	11.250%	359	90.00%	635
2/28 6 Month LIBOR	209	40,067,632.99	5.40	9.638	357	81.25	619
2/28 6 Month LIBOR 40/30 Balloon	67	16,534,290.13	2.23	8.904	358	80.96	599
2/28 6 Month LIBOR 50/30 Balloon	92	26,219,981.60	3.53	8.012	358	83.48	619
2/28 6 Month LIBOR IO	10	2,445,981.57	0.33	7.671	357	79.70	647
3/12 6 Month LIBOR	2	615,545.26	0.08	11.021	179	76.71	647
3/27 6 Month LIBOR	571	112,916,272.43	15.21	9.381	358	80.55	607
3/27 6 Month LIBOR 40/30 Balloon	246	59,049,203.31	7.96	9.162	358	80.08	589
3/27 6 Month LIBOR 50/30 Balloon	318	84,279,025.28	11.36	8.598	358	81.81	611
3/27 6 Month LIBOR IO	6	1,445,872.05	0.19	8.355	358	74.63	626
5/25 6 Month LIBOR	340	64,953,783.06	8.75	10.225	359	79.20	616
5/25 6 Month LIBOR 40/30 Balloon	103	22,677,900.23	3.06	9.642	359	78.84	599
5/25 6 Month LIBOR 50/30 Balloon	168	44,804,434.32	6.04	8.863	359	81.68	621
5/25 6 Month LIBOR IO	11	2,850,793.64	0.38	7.867	358	74.36	662
Fixed Rate 10 Yr	1	86,292.52	0.01	9.950	118	80.00	603
Fixed Rate 15 Yr	25	3,720,129.26	0.50	8.617	178	65.90	637
Fixed Rate 20 Yr	8	1,423,157.45	0.19	8.533	238	69.91	623
Fixed Rate 30 Yr	831	150,833,281.85	20.32	8.977	358	76.80	607
Fixed Rate 30 Yr IO	11	3,023,796.13	0.41	7.190	358	76.66	666
Fixed Rate 30 Yr Rate Reduction	4	604,157.50	0.08	10.737	359	63.41	558
Fixed Rate 40/30 Balloon	192	47,434,762.04	6.39	8.578	358	76.88	600
Fixed Rate 40/30 Balloon Rate Reduction	1	99,979.53	0.01	11.425	358	62.50	677
Fixed Rate 50/30 Balloon	208	55,946,777.96	7.54	8.088	358	80.29	623
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Interest Only Term of the Group I Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
I/O Term: 0 months	3,387	$732,392,564.18	98.68%	9.042%	357	79.56%	609
I/O Term: 60 months	14	3,027,336.61	0.41	8.317	357	77.53	631
I/O Term: 120 months	24	6,739,106.78	0.91	7.394	358	75.97	665
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Prepayment Penalty Term of the Group I Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0 months	987	$203,890,193.14	27.47%	9.402%	356	79.31%	608
12 months	251	76,942,211.61	10.37	8.787	358	77.05	618
24 months	1,277	273,822,039.05	36.90	9.102	358	81.26	606
30 months	9	2,347,527.92	0.32	8.942	358	82.72	611
36 months	901	185,157,035.85	24.95	8.593	356	78.18	614
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Geographic Distribution of the Mortgaged Properties related to the Group I Mortgage Loans(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Alabama	19	$3,591,292.62	0.48%	8.744%	341	83.04%	608
Alaska	9	2,294,339.78	0.31	8.696	358	81.23	623
Arizona	86	17,844,660.35	2.40	8.973	358	81.23	613
Arkansas	6	735,549.10	0.10	11.054	358	87.19	586
California	381	113,179,521.23	15.25	8.218	357	76.78	615
Colorado	65	13,503,174.84	1.82	8.970	358	84.68	616
Connecticut	83	17,375,060.46	2.34	9.200	358	79.05	604
Delaware	10	1,960,730.01	0.26	8.946	351	83.47	585
District of Columbia	13	3,548,949.65	0.48	8.446	358	77.71	611
Florida	401	76,282,373.75	10.28	9.183	356	79.13	606
Georgia	83	14,599,286.29	1.97	9.420	351	83.03	597
Hawaii	66	25,569,795.31	3.45	7.999	358	77.63	621
Idaho	20	3,861,402.66	0.52	9.357	359	79.17	611
Illinois	104	19,872,172.38	2.68	9.452	358	80.93	589
Indiana	33	3,979,396.15	0.54	10.276	358	87.10	617
Iowa	6	729,522.90	0.10	10.774	358	87.27	606
Kansas	3	428,038.45	0.06	10.763	359	88.19	599
Kentucky	16	2,194,564.07	0.30	9.864	358	87.06	606
Louisiana	41	6,980,632.76	0.94	9.496	358	78.48	626
Maine	19	2,894,971.92	0.39	9.666	358	77.68	586
Maryland	146	33,135,369.95	4.46	8.759	358	77.32	599
Massachusetts	129	34,364,152.92	4.63	9.064	355	79.03	615
Michigan	83	12,051,008.22	1.62	10.364	358	84.70	614
Minnesota	35	6,296,521.18	0.85	10.216	358	83.33	613
Mississippi	6	610,072.76	0.08	10.864	358	81.85	583
Missouri	34	6,023,076.33	0.81	10.148	358	84.25	599
Montana	10	1,936,896.60	0.26	9.530	358	83.63	608
Nebraska	3	529,278.99	0.07	9.215	358	86.24	637
Nevada	69	15,676,047.14	2.11	8.768	358	79.70	610
New Hampshire	23	5,074,004.23	0.68	8.751	358	81.42	597
New Jersey	149	38,940,216.15	5.25	9.364	357	77.46	610
New York	226	70,249,776.65	9.47	8.693	358	76.54	617
North Carolina	58	10,849,119.73	1.46	9.703	356	82.05	608
Ohio	62	8,137,716.80	1.10	10.268	358	82.35	611
Oklahoma	21	2,983,441.24	0.40	10.703	358	87.51	601
Oregon	61	12,712,710.17	1.71	9.176	358	80.12	600
Pennsylvania	88	14,652,400.68	1.97	9.503	358	81.28	610
Rhode Island	4	752,113.68	0.10	9.178	359	70.45	687
South Carolina	34	6,160,703.72	0.83	9.881	359	81.81	608
South Dakota	3	473,295.19	0.06	9.654	358	77.98	571
Tennessee	47	8,045,580.98	1.08	9.229	358	84.10	604
Texas	343	56,627,459.43	7.63	9.423	353	82.18	609
Utah	50	10,523,993.08	1.42	9.384	358	82.80	616
Vermont	20	3,104,627.74	0.42	9.659	358	83.19	615
Virginia	90	15,863,386.51	2.14	9.263	356	80.11	598
Washington	130	28,960,528.53	3.90	8.739	358	79.30	612
Wisconsin	33	5,193,923.55	0.70	9.870	354	85.89	605
Wyoming	4	806,150.74	0.11	9.171	358	88.42	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	The greatest ZIP Code geographic concentration of Group I Mortgage Loans was approximately 0.49% in the 96706 ZIP Code.

Documentation Levels of the Group I Mortgage Loans(1)

Documentation Levels	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	2,515	$530,850,199.55	71.53%	8.791%	357	79.61%	602
Lite Documentation	202	49,555,471.20	6.68	9.029	357	82.14	618
No Documentation	59	8,920,100.08	1.20	9.490	355	79.71	695
Stated Income Documentation	649	152,833,236.74	20.59	9.807	356	78.35	629
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	For a description of each Documentation Level, see “The Originator” in this free writing prospectus.

Current Mortgage Rates of the Group I Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
5.500 - 5.999	9	$2,875,638.57	0.39%	5.891%	358	70.59%	629
6.000 - 6.499	29	8,271,637.24	1.11	6.329	358	68.52	634
6.500 - 6.999	205	54,340,981.97	7.32	6.768	354	74.04	646
7.000 - 7.499	179	49,108,405.26	6.62	7.266	357	77.44	624
7.500 - 7.999	364	92,990,174.92	12.53	7.762	357	77.34	620
8.000 - 8.499	324	77,833,172.09	10.49	8.259	356	78.38	604
8.500 - 8.999	445	105,761,388.83	14.25	8.760	358	79.28	603
9.000 - 9.499	333	75,225,389.08	10.14	9.236	358	80.67	602
9.500 - 9.999	461	96,665,951.68	13.02	9.749	357	81.78	602
10.000 - 10.499	264	51,498,467.28	6.94	10.229	358	81.52	603
10.500 - 10.999	289	50,525,717.94	6.81	10.732	357	82.82	601
11.000 - 11.499	172	28,629,736.69	3.86	11.226	357	83.15	600
11.500 - 11.999	163	23,348,193.90	3.15	11.759	355	82.51	599
12.000 - 12.499	128	17,661,638.20	2.38	12.236	356	82.44	614
12.500 - 12.999	58	6,971,116.27	0.94	12.663	355	84.16	608
13.000-13.499	2	451,397.65	0.06	13.039	359	82.29	627
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
___________________
(1)	The weighted average current Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 9.024% per annum.

Gross Margins of the Adjustable-Rate Group I Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2.500 - 2.999	3	$627,406.04	0.13%	7.992%	359	86.39%	739
3.500 - 3.999	1	151,993.90	0.03	7.500	346	80.00	680
4.000 - 4.499	1	260,977.96	0.05	5.990	357	90.00	747
4.500 - 4.999	4	561,585.85	0.12	9.465	358	74.27	600
5.000 - 5.499	38	7,095,450.38	1.48	9.778	358	83.49	589
5.500 - 5.999	26	5,899,141.99	1.23	7.911	358	74.04	617
6.000 - 6.499	1,890	423,420,095.71	88.40	9.194	358	81.27	612
6.500 - 6.999	130	31,217,942.03	6.52	9.328	358	77.57	592
7.000 - 7.499	45	8,727,219.07	1.82	9.908	358	67.49	578
7.500 - 7.999	6	1,024,860.40	0.21	9.668	357	83.83	599
Total	2,144	$478,986,673.33	100.00%	9.206%	358	80.73%	610
___________________
(1)	The weighted average Gross Margin of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 6.086% per annum.

Next Rate Adjustment Date for the Adjustable-Rate Group I Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
August 1, 2008	1	$151,993.90	0.03%	7.500%	346	80.00%	680
April 1, 2009	1	359,045.55	0.07	10.800	354	90.00	664
May 1, 2009	3	699,523.64	0.15	10.261	355	89.81	689
June 1, 2009	12	2,157,258.50	0.45	8.886	356	76.95	637
July 1, 2009	217	45,691,878.61	9.54	9.064	357	81.00	618
August 1, 2009	144	36,208,186.09	7.56	8.746	358	82.95	610
July 1, 2010	8	2,074,178.89	0.43	9.490	357	83.18	621
August 1, 2010	852	191,654,713.15	40.01	9.035	358	81.11	605
September 1, 2010	283	64,577,026.29	13.48	9.173	357	79.84	602
June 1, 2012	2	148,372.86	0.03	11.344	356	90.00	653
July 1, 2012	18	4,991,030.75	1.04	7.839	357	78.78	635
August 1, 2012	103	22,191,551.83	4.63	8.396	358	76.26	620
September 1, 2012	499	107,955,955.81	22.54	9.960	359	80.63	614
September 1, 2022	1	125,957.46	0.03	11.250	359	90.00	635
Total	2,144	$478,986,673.33	100.00%	9.206%	358	80.73%	610
___________________
(1)	The weighted average time until the next Adjustment Date for the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 39 months.

Maximum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
10.000-10.499	1	$244,608.92	0.05%	7.150%	358	71.01%	551
10.500 -10.999	4	695,493.55	0.15	7.733	358	77.32	628
11.000-11.499	3	840,896.96	0.18	8.292	359	75.54	598
11.500-11.999	10	2,602,211.11	0.54	6.131	358	69.27	629
12.000-12.499	20	5,872,473.02	1.23	6.525	358	70.79	620
12.500-12.999	55	16,235,664.13	3.39	6.798	358	76.80	634
13.000-13.499	89	25,504,869.62	5.32	7.302	358	78.01	619
13.500-13.999	198	53,476,189.61	11.16	7.763	358	79.05	624
14.000-14.499	196	48,855,113.48	10.20	8.275	358	79.47	607
14.500-14.999	283	70,828,435.98	14.79	8.766	358	79.96	604
15.000-15.499	235	55,290,378.49	11.54	9.239	358	81.37	605
15.500-15.999	327	70,902,920.08	14.80	9.748	358	82.74	604
16.000-16.499	190	39,125,777.24	8.17	10.231	358	82.12	611
16.500-16.999	198	36,492,640.12	7.62	10.726	356	82.79	606
17.000-17.499	122	20,541,319.25	4.29	11.223	358	83.71	601
17.500-17.999	99	14,870,091.76	3.10	11.742	356	83.51	604
18.000-18.499	81	11,873,375.96	2.48	12.236	359	82.27	621
18.500-18.999	32	4,386,292.73	0.92	12.681	359	82.25	600
19.000-19.499	1	347,921.32	0.07	13.050	359	80.00	632
Total	2,144	$478,986,673.33	100.00%	9.206%	358	80.73%	610
___________________
(1)The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 15.187% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2.500-2.999	3	$627,406.04	0.13%	7.992%	359	86.39%	739
4.000-4.499	1	260,977.96	0.05	5.990	357	90.00	747
4.500-4.999	3	419,821.83	0.09	10.392	358	83.10	592
5.000-5.499	37	6,912,835.00	1.44	9.806	358	83.85	590
5.500-5.999	26	5,899,141.99	1.23	7.911	358	74.04	617
6.000-6.499	1,876	420,434,200.12	87.78	9.191	358	81.24	612
6.500-6.999	128	30,580,713.73	6.38	9.292	358	77.43	590
7.000-7.499	45	8,727,219.07	1.82	9.908	358	67.49	578
7.500-7.999	5	659,007.48	0.14	8.416	355	78.29	626
8.000-8.499	1	249,342.53	0.05	8.150	356	65.27	612
8.500-8.999	4	852,773.86	0.18	8.753	357	80.37	614
9.000-9.499	1	238,013.60	0.05	9.300	358	90.00	563
9.500-9.999	4	1,152,281.14	0.24	9.682	358	85.77	600
10.000-10.499	3	829,571.01	0.17	10.221	358	89.69	673
10.500-10.999	3	593,641.29	0.12	10.802	358	82.76	569
11.000-11.499	3	440,990.65	0.09	11.194	358	85.87	563
11.500-11.999	1	108,736.03	0.02	11.900	358	80.00	592
Total	2,144	$478,986,673.33	100.00%	9.206%	358	80.73%	610
___________________
(1)The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 6.120% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans(1)

Initial Period Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
1.500	2,124	$473,967,626.67	98.95%	9.206%	358	80.70%	610
3.000	20	5,019,046.66	1.05	9.194	357	83.08	627
Total	2,144	$478,986,673.33	100.00%	9.206%	358	80.73%	610
___________________
(1)Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans(1)

Subsequent Period Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	22	$5,491,441.68	1.15%	9.280%	357	82.91%	620
1.500	2,122	473,495,231.65	98.85	9.205	358	80.70	610
Total	2,144	$478,986,673.33	100.00%	9.206%	358	80.73%	610
___________________
(1)Relates to all rate adjustments subsequent to initial rate adjustments.

Historical Delinquency of the Group I Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
30 - 59 Days (times)
0	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

60 - 89 Days (times)
0	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

90 - 119 Days (times)
0	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

120+ Days (times)
0	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610
Total	3,425	$742,159,007.57	100.00%	9.024%	357	79.52%	610

Group II Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group II Mortgage Loans as of the Cut-off Date.

Approximately 52.10% of the Group II Mortgage Loans had combined loan-to-value ratios at origination in excess of 80.00%.  No Group II Mortgage Loan had a combined loan-to-value ratio at origination in excess of 100.00%.  The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 81.68%.  There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio.  Additionally, the Originator’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios or combined loan-to-value ratios of the Group II Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination.  See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

All of the Group II Mortgage Loans have a Due Date on the first day of the month.

The weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 358 months as of the Cut-off Date.  None of the Group II Mortgage Loans had a first Due Date prior to August 2006 or after October 2007 or has a remaining term to maturity of less than 178 months or greater than 359 months as of the Cut-off Date.  The latest maturity date of any Group II Mortgage Loan is September 2037.

The average Principal Balance of the Group II Mortgage Loans at origination was approximately $578,729.  The average Principal Balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $578,404.  No Group II Mortgage Loan had a Principal Balance of greater than approximately $1,468,947 or less than approximately $36,648 as of the Cut-off Date.

As of the Cut-off Date, the Group II Mortgage Loans had Mortgage Rates of not less than 5.750% per annum and not more than 12.938% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 8.670% per annum.  As of the Cut-off Date, the Adjustable-Rate Group II Mortgage Loans had Gross Margins ranging from 2.500% per annum to 7.950% per annum, Minimum Mortgage Rates ranging from 2.500% per annum to 11.400% per annum and Maximum Mortgage Rates ranging from 11.750% per annum to 18.938% per annum.  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Group II Mortgage Loans was approximately 6.066% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans was approximately 6.100% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans was approximately 14.753% per annum.  The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Group II Mortgage Loan occurs in September 2012 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Group II Mortgage Loans is approximately 39 months.

The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group II Mortgage Loans(1)

Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01-50,000.00	1	$36,647.98	0.01%	12.500%	345	100.00%	685
50,000.01-100,000.00	1	66,970.30	0.02	9.750	345	95.00	722
100,000.01-150,000.00	1	110,463.41	0.04	10.750	345	100.00	746
400,000.01-450,000.00	66	28,670,464.34	10.12	8.377	358	82.06	618
450,000.01-500,000.00	119	56,627,361.05	19.98	8.506	358	82.80	616
500,000.01-550,000.00	80	41,958,536.08	14.80	8.960	358	83.14	616
550,000.01-600,000.00	69	39,768,190.46	14.03	8.591	358	83.47	631
600,000.01-650,000.00	38	23,560,993.53	8.31	8.699	358	82.95	617
650,000.01-700,000.00	36	24,266,341.01	8.56	8.946	353	82.95	632
700,000.01-750,000.00	22	16,021,697.05	5.65	8.415	358	80.88	616
750,000.01-800,000.00	11	8,508,987.15	3.00	9.357	358	83.57	636
800,000.01-850,000.00	16	13,217,203.77	4.66	9.087	358	83.34	623
850,000.01-900,000.00	7	6,183,549.85	2.18	8.720	358	79.44	630
900,000.01-950,000.00	3	2,766,759.20	0.98	8.527	358	73.23	629
950,000.01-1,000,000.00	9	8,776,672.84	3.10	8.548	358	73.93	640
1,000,000.01+	11	12,877,078.51	4.54	8.252	358	66.90	627
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)The average Principal Balance of the Group II Mortgage Loans was approximately $578,404.

Credit Scores for the Group II Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
501-520	7	$3,776,457.48	1.33%	9.620%	358	73.98%	510
521-540	9	4,942,021.29	1.74	9.465	358	77.07	533
541-560	25	13,010,077.48	4.59	9.514	358	79.18	549
561-580	49	29,012,394.14	10.24	9.054	358	78.59	569
581-600	63	36,439,957.75	12.86	8.787	358	79.46	592
601-620	90	51,766,982.37	18.27	8.623	358	81.82	611
621-640	92	53,251,830.69	18.79	8.560	358	82.78	629
641-660	67	39,686,769.01	14.00	8.465	358	84.15	650
661-680	41	24,113,095.80	8.51	8.330	358	85.46	669
681-700	20	12,018,887.58	4.24	8.523	358	82.75	691
701-760	22	12,396,816.85	4.37	8.104	358	81.18	722
761+	5	3,002,626.09	1.06	8.469	317	79.82	773
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)The weighted average credit score of the Group II Mortgage Loans that had credit scores was approximately 623.

Original Terms to Maturity of the Group II Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
180	1	$695,424.65	0.25%	6.625%	178	50.72%	791
360	489	282,722,491.88	99.75	8.675	358	81.76	622
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)The weighted average original term to maturity of the Group II Mortgage Loans was approximately 360 months.

Remaining Terms to Maturity of the Group II Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
121-180	1	$695,424.65	0.25%	6.625%	178	50.72%	791
301-360	489	282,722,491.88	99.75	8.675	358	81.76	622
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)The weighted average remaining term to maturity of the Group II Mortgage Loans as of the Cut-off Date was approximately 358 months.

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2-4 Units Attached	19	$12,347,592.25	4.36%	8.768%	358	84.75%	644
2-4 Units Detached	12	7,615,937.79	2.69	9.350	358	81.00	624
Condo Conversion Attached	1	584,276.71	0.21	6.900	358	70.00	702
Condo High-Rise Attached	1	511,535.33	0.18	9.900	358	80.00	618
Condo Low-Rise Attached	17	8,579,522.82	3.03	8.835	358	83.51	621
PUD Attached	2	1,098,540.09	0.39	7.352	358	79.67	601
PUD Detached	65	38,969,445.42	13.75	9.119	358	82.83	624
Single Family Attached	9	5,202,110.10	1.84	9.139	358	81.42	641
Single Family Detached	364	208,508,956.02	73.57	8.545	358	81.29	620
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Occupancy Status of the Group II Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Non-owner	9	$5,248,440.08	1.85%	9.592%	358	84.94%	648
Primary	474	272,872,737.43	96.28	8.647	358	81.71	621
Second Home	7	5,296,739.02	1.87	8.935	358	77.04	663
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)Occupancy as represented by the mortgagor at the time of origination.

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
A	38	$21,835,148.65	7.70%	9.300%	358	76.10%	580
AA	46	26,879,215.21	9.48	8.833	358	82.04	595
AA+	392	228,620,761.55	80.67	8.565	358	82.31	631
AAA	3	214,081.69	0.08	10.737	345	98.44	728
B	9	4,880,782.58	1.72	9.684	358	76.25	593
C	2	987,926.85	0.35	9.085	358	73.02	595
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Cash Out Refinance	330	$192,910,065.77	68.07%	8.566%	358	79.59%	618
Purchase	105	60,007,427.93	21.17	9.072	356	87.02	640
Rate/Term Refinance	55	30,500,422.83	10.76	8.536	358	84.44	618
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Combined Original Loan-to-Value Ratios of the Group II Mortgage Loans(1)(2)

Combined Original LTV (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01-49.99	2	$1,008,600.09	0.36%	7.141%	358	48.79%	636
50.00-54.99	5	3,377,485.24	1.19	7.098	321	53.28	656
55.00-59.99	6	3,621,788.73	1.28	8.027	359	56.71	596
60.00-64.99	14	9,277,452.15	3.27	8.942	358	62.98	594
65.00-69.99	19	13,912,937.72	4.91	8.470	358	66.87	605
70.00-74.99	38	23,938,416.83	8.45	8.227	358	71.83	619
75.00-79.99	61	36,972,142.03	13.05	8.377	358	77.16	619
80.00	79	43,648,430.31	15.40	8.741	358	80.00	608
80.01-84.99	17	9,163,804.33	3.23	8.278	358	83.41	640
85.00-89.99	71	41,396,347.77	14.61	8.779	358	86.06	616
90.00	148	82,224,641.59	29.01	8.960	358	90.00	636
90.01-94.99	5	2,428,073.17	0.86	9.138	358	93.41	617
95.00-99.99	23	12,300,685.18	4.34	8.780	358	95.00	648
100.00	2	147,111.39	0.05	11.186	345	100.00	731
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________

(1)The weighted average original loan-to-value ratio, with respect to the first-lien Group II Mortgage Loans, or combined original loan-to-value with respect to the second-lien Group II Mortgage Loans, as of the Cut-off Date was approximately 81.68%.

(2)For a description of the determination of loan-to-value ratio by the Originator see “The Originator” in this free writing prospectus.

Debt Ratio of the Group II Mortgage Loans

Debt Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0.01-20.00	8	$4,858,059.27	1.71%	9.570%	359	87.55%	604
20.01-25.00	9	6,049,555.57	2.13	8.585	358	78.07	615
25.01-30.00	9	6,034,523.60	2.13	8.000	358	71.75	608
30.01-35.00	32	18,437,151.76	6.51	8.825	358	80.42	617
35.01-40.00	42	23,973,757.46	8.46	8.554	358	78.96	621
40.01-45.00	82	48,243,511.40	17.02	8.617	358	80.02	631
45.01-50.00	133	76,791,568.15	27.09	8.907	358	82.39	622
50.01-55.00	147	83,051,309.22	29.30	8.505	357	83.23	619
55.01-60.00	17	10,722,277.02	3.78	8.329	358	83.53	613
None	11	5,256,203.08	1.85	9.003	357	85.37	692
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Product Type of the Group II Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2/28 6 Month LIBOR	20	$12,774,167.25	4.51%	9.124%	358	82.15%	626
2/28 6 Month LIBOR 40/30 Balloon	20	11,208,406.25	3.95	8.638	357	81.03	603
2/28 6 Month LIBOR 50/30 Balloon	36	19,373,067.22	6.84	8.102	357	86.75	632
2/28 6 Month LIBOR IO	4	2,572,979.87	0.91	7.691	357	89.41	651
3/27 6 Month LIBOR	56	34,387,499.71	12.13	9.000	358	77.20	608
3/27 6 Month LIBOR 40/30 Balloon	44	25,201,298.75	8.89	8.944	358	80.29	601
3/27 6 Month LIBOR 50/30 Balloon	111	64,175,311.62	22.64	8.473	358	83.67	624
3/27 6 Month LIBOR IO	7	4,844,500.00	1.71	8.352	358	78.21	639
5/25 6 Month LIBOR	32	18,278,815.03	6.45	9.355	359	82.35	628
5/25 6 Month LIBOR 40/30 Balloon	17	9,329,552.79	3.29	9.544	359	84.05	596
5/25 6 Month LIBOR 50/30 Balloon	66	37,910,022.10	13.38	8.735	359	82.23	634
5/25 6 Month LIBOR IO	1	799,569.00	0.28	9.780	359	95.00	659
Fixed Rate 15 Yr	1	695,424.65	0.25	6.625	178	50.72	791
Fixed Rate 30 Yr	32	18,139,509.32	6.40	8.486	358	76.07	632
Fixed Rate 30 Yr IO	3	2,056,057.94	0.73	7.771	358	80.88	675
Fixed Rate 40/30 Balloon	10	5,546,831.87	1.96	8.824	358	81.24	591
Fixed Rate 50/30 Balloon	30	16,124,903.16	5.69	7.778	358	83.19	636
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Interest Only Term of the Group II Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
I/O Term: 0 months	475	$273,144,809.72	96.38%	8.688%	358	81.64%	621
I/O Term: 60 months	10	6,609,979.87	2.33	8.017	358	81.74	649
I/O Term: 120 months	5	3,663,126.94	1.29	8.478	358	84.87	655
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Prepayment Penalty Term of the Group II Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
0 months	115	$66,293,491.82	23.39%	9.292%	358	80.97%	624
12 months	84	46,948,852.32	16.57	8.850	356	82.36	628
24 months	231	134,838,442.73	47.58	8.494	358	81.83	616
36 months	60	35,337,129.66	12.47	7.933	358	81.57	638
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

Geographic Distribution of the Mortgaged Properties related to the Group II Mortgage Loans(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Arizona	13	$7,264,933.72	2.56%	9.588%	358	80.93%	628
California	224	129,130,874.12	45.56	8.316	358	82.25	624
Colorado	10	7,170,100.45	2.53	8.365	358	81.11	640
Connecticut	7	3,629,002.24	1.28	9.474	358	87.73	593
Delaware	1	750,000.82	0.26	8.000	358	79.98	611
Florida	15	8,847,482.82	3.12	9.883	358	80.12	606
Georgia	5	2,631,320.14	0.93	10.269	358	87.10	597
Hawaii	2	1,424,458.34	0.50	7.434	359	73.00	621
Idaho	1	422,594.63	0.15	7.700	358	80.00	628
Illinois	7	4,099,152.46	1.45	9.175	358	84.15	679
Kansas	1	487,602.91	0.17	9.200	358	90.00	626
Maine	1	419,207.16	0.15	8.350	357	80.00	658
Maryland	19	10,960,640.60	3.87	8.622	358	82.53	600
Massachusetts	14	7,809,814.44	2.76	9.467	358	84.14	621
Minnesota	1	512,621.79	0.18	8.550	357	90.00	600
Mississippi	2	1,005,644.80	0.35	9.204	357	85.37	563
Nevada	3	1,700,571.29	0.60	9.394	359	88.66	660
New Jersey	25	14,531,151.57	5.13	9.126	358	79.34	614
New York	76	42,316,679.38	14.93	8.676	355	81.74	629
North Carolina	2	2,075,392.96	0.73	9.693	358	79.58	657
Oregon	5	2,935,356.29	1.04	9.078	358	82.21	622
Pennsylvania	3	1,659,063.25	0.59	8.254	358	77.21	600
South Carolina	4	1,895,658.19	0.67	8.572	358	79.63	607
Texas	17	10,078,564.59	3.56	9.110	358	78.61	622
Utah	2	896,540.10	0.32	8.802	359	87.58	630
Virginia	12	7,087,134.96	2.50	8.672	358	77.25	613
Washington	17	11,051,630.28	3.90	8.775	358	78.78	613
Wisconsin	1	624,722.23	0.22	10.650	359	85.00	623
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)The greatest ZIP Code geographic concentration of Group II Mortgage Loans was approximately 0.96% in the 11368 ZIP Code.

 Documentation Levels of the Group II Mortgage Loans(1)

Documentation Levels	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
Full Documentation	306	$173,947,684.57	61.37%	8.287%	357	82.02%	614
Lite Documentation	48	29,177,987.27	10.30	8.771	358	83.71	622
No Documentation	11	5,256,203.08	1.85	9.003	357	85.37	692
Stated Income Documentation	125	75,036,041.61	26.48	9.495	358	79.87	637
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)For a description of each Documentation Level, see “The Originator” in this free writing prospectus.

Current Mortgage Rates of the Group II Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
5.500-5.999	4	$1,976,697.78	0.70%	5.900%	358	83.28%	660
6.000-6.499	11	5,992,312.41	2.11	6.303	358	75.25	677
6.500-6.999	47	25,585,949.12	9.03	6.784	353	77.91	648
7.000-7.499	35	20,455,817.91	7.22	7.252	358	78.67	636
7.500-7.999	75	44,284,867.40	15.63	7.758	358	81.49	625
8.000-8.499	58	33,022,278.42	11.65	8.262	358	82.10	614
8.500-8.999	70	41,424,395.36	14.62	8.743	358	82.87	616
9.000-9.499	41	24,155,792.13	8.52	9.264	358	83.30	618
9.500-9.999	81	50,227,411.36	17.72	9.733	358	81.27	609
10.000-10.499	22	11,829,608.59	4.17	10.205	359	84.83	615
10.500-10.999	23	12,384,695.33	4.37	10.687	358	85.99	626
11.000-11.499	9	4,979,795.90	1.76	11.256	359	83.24	614
11.500-11.999	8	4,139,617.40	1.46	11.682	359	86.23	603
12.000-12.499	3	1,629,560.45	0.57	12.270	359	80.35	584
12.500-12.999	3	1,329,116.97	0.47	12.844	359	86.50	671
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
___________________
(1)The weighted average current Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 8.670% per annum.

Gross Margins of the Adjustable-Rate Group II Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2.500-2.999	2	$1,262,788.22	0.52%	9.310%	359	93.17%	656
5.000-5.499	2	1,700,865.65	0.71	8.175	357	77.85	711
5.500-5.999	4	1,976,697.78	0.82	5.900	358	83.28	660
6.000-6.499	379	220,399,428.99	91.51	8.729	358	82.39	621
6.500-6.999	22	12,704,760.51	5.27	9.499	358	78.27	596
7.000-7.499	3	1,523,869.19	0.63	9.846	359	70.19	596
7.500-7.999	2	1,286,779.25	0.53	8.751	358	80.00	586
Total	414	$240,855,189.59	100.00%	8.753%	358	82.11%	621
___________________
(1)The weighted average Gross Margin of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 6.066% per annum.

Next Rate Adjustment Date for the Adjustable-Rate Group II Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
April 1, 2009	1	$683,438.83	0.28%	7.875%	354	80.00%	648
June 1, 2009	3	1,556,396.80	0.65	8.050	356	87.12	616
July 1, 2009	33	19,499,205.34	8.10	8.509	357	83.42	633
August 1, 2009	43	24,189,579.62	10.04	8.528	358	84.80	617
May 1, 2010	2	1,143,622.30	0.47	8.250	355	87.07	626
June 1, 2010	1	1,097,165.21	0.46	8.250	356	62.86	562
July 1, 2010	2	1,238,904.79	0.51	8.675	357	90.00	655
August 1, 2010	167	98,506,984.43	40.90	8.651	358	81.43	615
September 1, 2010	46	26,621,933.35	11.05	8.927	359	79.82	620
July 1, 2012	4	2,503,457.46	1.04	7.877	357	88.71	633
August 1, 2012	23	12,015,165.21	4.99	7.853	358	82.39	639
September 1, 2012	89	51,799,336.25	21.51	9.362	359	82.45	624
Total	414	$240,855,189.59	100.00%	8.753%	358	82.11%	621
___________________
(1)The weighted average time until the next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 39 months.

Maximum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
11.500-11.999	4	$1,976,697.78	0.82%	5.900%	358	83.28%	660
12.000-12.499	10	5,017,984.80	2.08	6.284	358	75.84	674
12.500-12.999	34	18,795,534.69	7.80	6.822	358	78.94	636
13.000-13.499	25	14,917,571.27	6.19	7.243	358	80.14	641
13.500-13.999	64	37,952,320.22	15.76	7.752	358	81.59	624
14.000-14.499	49	28,105,219.01	11.67	8.278	358	82.26	613
14.500-14.999	56	33,020,326.66	13.71	8.746	358	82.62	614
15.000-15.499	38	22,343,872.09	9.28	9.260	358	83.22	617
15.500-15.999	72	45,178,144.23	18.76	9.752	358	81.70	609
16.000-16.499	20	10,202,742.55	4.24	10.233	359	86.17	618
16.500-16.999	21	11,843,318.84	4.92	10.690	358	86.26	628
17.000-17.499	9	4,979,795.90	2.07	11.256	359	83.24	614
17.500-17.999	7	3,599,632.11	1.49	11.657	359	85.66	600
18.000-18.499	3	1,629,560.45	0.68	12.270	359	80.35	584
18.500-18.999	2	1,292,468.99	0.54	12.854	359	86.11	671
Total	414	$240,855,189.59	100.00%	8.753%	358	82.11%	621
___________________
(1)The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 14.753% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
2.500-2.999	2	$1,262,788.22	0.52%	9.310%	359	93.17%	656
5.000-5.499	2	1,700,865.65	0.71	8.175	357	77.85	711
5.500-5.999	4	1,976,697.78	0.82	5.900	358	83.28	660
6.000-6.499	374	217,556,870.79	90.33	8.732	358	82.33	621
6.500-6.999	22	12,704,760.51	5.27	9.499	358	78.27	596
7.000-7.499	4	2,003,463.28	0.83	9.261	359	76.13	613
7.500-7.999	2	1,174,295.64	0.49	7.800	357	82.57	636
8.000-8.499	2	1,296,743.87	0.54	8.250	356	83.65	616
9.500-9.999	1	719,734.07	0.30	9.500	358	80.00	578
11.000-11.499	1	458,969.78	0.19	11.400	358	90.00	602
Total	414	$240,855,189.59	100.00%	8.753%	358	82.11%	621
___________________
(1)The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 6.100% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans(1)

Initial Period Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
1.500	410	$238,817,361.14	99.15%	8.754%	358	82.06%	621
3.000	4	2,037,828.45	0.85	8.630	357	88.50	622
Total	414	$240,855,189.59	100.00%	8.753%	358	82.11%	621
___________________
(1)Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans(1)

Subsequent Period Rate Cap(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
1.000	4	$2,037,828.45	0.85%	8.630%	357	88.50%	622
1.500	410	238,817,361.14	99.15	8.754	358	82.06	621
Total	414	$240,855,189.59	100.00%	8.753%	358	82.11%	621
___________________
(1)Relates to all rate adjustments subsequent to initial rate adjustments.

Historical Delinquency of the Group II Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Aggregate Principal Balance of Mortgage Loans	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO
30 - 59 Days (times)
0	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

60 - 89 Days (times)
0	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

90 - 119 Days (times)
0	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

120+ Days (times)
0	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623
Total	490	$283,417,916.53	100.00%	8.670%	358	81.68%	623

STATIC POOL INFORMATION

Certain static pool information may be found at www.rbsgcregab.com.  Access to this internet address is unrestricted and free of charge.  Information provided through this internet address about securitized pools of mortgage loans that were established before January 1, 2006 will not be deemed to be a part of this free writing prospectus or the registration statement for the certificates hereby.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time.  We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

Furthermore, investors should note that the weighted average loan-to-value ratio at origination of the Mortgage Loans may be higher than the weighted average loan-to-value ratios of the previously securitized pools and that the percentage of Mortgage Loans with loan-to-value ratios in excess of 80% may be higher than that of the previously securitized pools.  Consequently, no assurance can be made that the performance of the mortgage loans included in the previously securitized pools will be an indicator of the performance of the Mortgage Loans included in the Mortgage Pool.

THE ORIGINATOR

General

Option One Mortgage Corporation (“Option One” or the “Originator”), a California corporation headquartered in Irvine, California, is the originator of the Mortgage Loans.

Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its lending program in February 1993 and began funding such mortgage loans indirectly in the same month.  The principal business of Option One is the origination, sale and servicing of non-prime mortgage loans.  Option One is a wholly-owned subsidiary of Block Financial Corp., which is in turn a wholly-owned subsidiary of H&R Block Group, Inc., a wholly-owned subsidiary of H&R Block, Inc. (“H&R Block”).  Borrowers who qualify under the Originator’s underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The Originator originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

The following table details the Originator’s consolidated originations for the fiscal years ended April 30, 2005, 2006 and 2007:

	Years Ended April 30,
	2005	2006	2007
	(Dollars in Thousands)
Total	$31,001,724	$40,779,763	$27,073,467

Information regarding the Originator’s non-prime originations is as follows:

	Years Ended April 30,
	2005	2006	2007
Mortgage Loan type:	(Dollars in Thousands)
2-year ARM	61.6%	43.8%	36.1%
3-year ARM	4.0%	1.9%	2.5%
Fixed 1st	17.7%	12.7%	11.2%
Fixed 2nd	3.8%	4.9%	1.3%
Interest only	12.6%	21.1%	12.2%
40-Year	N/A	13.4%	30.1%
50-Year	N/A	N/A	4.3%
Other	0.3%	2.2%	2.4%
Loan purpose:
Cash-out refinance	63.5%	58.8%	60.2%
Purchase	30.8%	35.0%	31.7%
Rate or term refinance	5.7%	6.3%	8.1%
Loan characteristics:
Average loan size	$160	$217	$216
Weighted-average loan-to-value	78.9%	80.6%	82.2%
Weighted-average FICO score	614	622	613

Underwriting Standards

The Mortgage Loans will have been originated generally in accordance with Option One’s Non-Prime Guidelines (the “Option One Underwriting Guidelines”). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant’s ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market.  The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist.  Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

Each mortgage loan applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information.  The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.   A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories—Equifax, TransUnion and Experian.

Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers.  Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance.  The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $2,000,000.  Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio (“LTV”) and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%.  References to LTV’s in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value.  There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review.  Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

Option One Underwriting Guidelines require a reasonable determination of an applicant’s ability to repay the loan.  Such determination is based on a review of the applicant’s source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant’s credit history and the type and intended use of the property being financed.

Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required for closing.  The income verification required under Option One’s various mortgage loan programs is as follows:

Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months.  A wage-earner may document income by a current pay stub reflecting year to date income and applicant’s most recent W-2 or IRS Form 1040.  A self-employed applicant may document income with either the most recent federal tax returns or bank statements.

Lite Documentation is for applicants who otherwise cannot meet the requirements of the Full Documentation program and requires applicants to submit 3 to 6 months’ bank statements or a pay stub as verification of income.

Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets.  The credit decision is based on the borrower’s credit score and credit trade lines.

For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

Latitude Advantage Program.  The majority of Option One’s loan originations are underwritten using its “Latitude Advantage” program guidelines.  Under the Latitude Advantage program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans.   The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied.  The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines.  A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program.   The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines generally require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing.  Collections and judgments which are 12 or more months old are disregarded.  Under the Latitude Advantage program, Option One has established six risk grades, “AA+” to “CC”, based on the applicant’s previous mortgage payment history.  Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months.  Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history.  Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months.  Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months.  Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months.  CC risk mortgage delinquencies are considered on a case-by-case basis.  Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant’s credit score for qualifying purposes; provided, however, to the extent the co-applicant’s credit score exceeds the primary applicant’s credit score by more than 100 points, then the qualifying credit score will be the primary applicant’s credit score plus 100 points.  Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%.  Score Advantage requires the co-applicant’s contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

Platinum Program.  Option One offers the Platinum Program to applicants in a AA+ risk category where the applicant must have no 30-day late mortgage payments within the last 12 months.  Under the Platinum program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum loan amount for Full Documentation loans are generally higher than the maximum loan amounts for corresponding Lite Documentation or Stated Income loans.  The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied.  The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines.  A minimum credit score of 620 is required, although a credit score of 680 is often required to qualify for the maximum LTV (100%) under the program.  The debt-to-income ratio is generally less than 55%.  Platinum guidelines generally require bankruptcies be discharged prior to funding.  Loans originated where a bankruptcy dismissal occurred within six months prior to origination are limited to 80% LTV.  No foreclosures may have occurred during the preceding three years.  Collections and judgments are not required to be paid down or paid off at or prior to closing.

Legacy Program.  In addition to its credit score based origination program, Latitude Advantage, Option One offers first lien mortgage loans under the “Legacy” program.  Under the Legacy program, LTV limitations are determined based on the applicant’s risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties.   The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades.  If a credit score is available, the minimum credit score required is 500.

Option One has established five credit grades under the Legacy program, “AA” to “CC”, and considers an applicant’s prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan’s risk grade.  The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements.  In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants.  CC risk mortgage delinquencies are considered on a case-by-case basis.  Chapter 13, 11 and Chapter 7 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade.  CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing.  If an applicant’s Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

Exceptions.  As described above, the foregoing risk categories and criteria are Underwriting Guidelines only.  On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category.  An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance.  Upgrade points  may also be earned if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

THE SERVICER

Servicing Background and Portfolio

Option One began servicing mortgage loans in February 1993, originally operating as a wholly-owned subsidiary of Plaza Home Mortgage Corp.  The company was acquired by Fleet Financial Group and began full servicing operations in May 1995.  Block Financial subsequently purchased Option One in June 1997.

Option One services primarily sub-prime first-lien residential mortgage loans.  Over 95% of the mortgage loans serviced by Option One were originated by Option One and over 90% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

The following table summarizes Option One’s servicing portfolio by origin at April 30, 2005, 2006 and 2007:

	At April 30, 2005	At April 30, 2006	At April 30, 2007
Portfolio Balance (Dollars in Thousands)
Option One Serviced	$47,554,510	$62,910,568	$63,927,977
Sub-Serviced	$20,439,954	$10,471,509	$3,069,073
Total Portfolio	$67,994,464	$73,382,077	$66,997,049
Loan Count
Option One Serviced	332,652	388,976	366,912
Sub-Serviced	102,638	53,005	17,244
Total Portfolio	435,290	441,981	384,156

Option One Loan Servicing Portfolio—Advances

Option One has complied with and fulfilled its obligation to advance principal and interest for mortgage loans serviced by Option One in connection with securitizations serviced by Option One for the past three fiscal years where its advancing obligations are substantially identical to those obligations for this transaction.

Business Strategy and Organizational Structure

Option One’s business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

Option One has a scalable technology platform and expansion capacity to support its business strategy.  Option One’s servicing functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider’s sites.  Option One is one of a number of servicers who outsource certain servicing functions to Equinox (based in Gurgaon, Noida and Bangalore, India), iGATE (based in Delhi and Bangalore, India), and Hispanic Teleservices Corp. (based in  Guadalajara, Mexico).  In addition Option One outsources certain servicing functions to its wholly owned subsidiary, Option One Mortgage Corporation India Private Limited (based in Pune, India).  The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio.  The use of an offshore outsource provider has increased Option One’s ability to perform customer service, welcome calls, new loan audits, collections, loss mitigation and other loan servicing functions.  By allocating staff to multiple sites, Option One has the ability to extend its service hours, improve performance and customer satisfaction.

Option One’s organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure.  Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation.  Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems.  Option One has also developed its own data warehouse and collection, loss mitigation and REO management system.

In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors.  Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions.  Property tax processing and tracking is also provided by Option One’s wholly owned subsidiary, Premier Property Tax Services.  Three material components of Option One’s outsourcing model include redundancy, oversight and audit.  In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities.  Option One’s outsource vendor agreements provide that each vendor strictly comply with Option One’s guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates.  Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law.  Option One also retains the right to perform audits of outsource vendor’s operations at Option One’s sole discretion.

Option One’s mortgage loan document custodial responsibilities are performed by an independent custodian or, if applicable, a trustee in accordance with the related servicing agreement.

Default Management

Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements.  The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management.  Option One pursues a dual track loss mitigation and foreclosure policy.  Early stage collection efforts are based upon a proprietary risk scoring matrix, which includes the borrower’s previous payment patterns in tandem with other key data elements, which seeks to identify those accounts posing a greater risk of default.  Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process.  Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses.  Option One’s home retention department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure.    A loan will remain in the home retention area until a resolution has been reached or until a foreclosure has been completed.  Option One’s proprietary system, DARES, is a web-based collection, loss mitigation and real estate workflow tool that provides enhanced ability to manage the default process.  DARES provides the collection team with an automated interface to Fidelity Servicing System, autodialer, and ACD technologies.  Through DARES, contact center agents are assisted in the collection process with customized screens, work flow tools and documentation aids designed to maximize each collection call.  DARES provides the home retention team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues.  Through DARES, loss mitigation specialists complete an on-line rules-based gain/loss analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives.  DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs.  When properties become REO, Option One, through its wholly owned subsidiary First Option Asset Management Services, obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time.  Option One’s REO assets are marketed and listed with local real estate agents and published on local multiple listing services.  Option One uses the internet for additional listing exposure.

The following tables set forth, at or for the years ended December 31, 2004, 2005 and 2006, and at or for the six months ended June 30, 2007, certain information relating to the delinquency experience (including foreclosures) of one- to four-family residential mortgage loans included in Option One’s entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis (based on the OTS method).  No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

Delinquencies and Foreclosures

(Dollars in Thousands)

	At December 31, 2004				At December 31, 2005
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	386,770	$59,156,057	N/A	N/A	479,216	$79,494,367	N/A	N/A
Period of Delinquency
30-59 days	6,495	$819,245	1.68%	1.38%	10,875	$1,537,798	2.27%	1.93%
60-89 days	2,989	$359,917	0.77%	0.61%	5,103	$679,858	1.06%	0.86%
90 days or more	15,940	$1,722,996	4.12%	2.91%	22,544	$1,838,816	4.70%	2.31%
Total Delinquent Loans	25,424	$2,902,158	6.57%	4.91%	38,522	$4,056,472	8.04%	5.10%
Loans in Foreclosure(1)	9,361	$1,044,624	2.42%	1.77%	9,916	$1,157,550	2.07%	1.46%

	At December 31, 2006				At June 30, 2007
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	404,462	$69,039,281	N/A	N/A	370,042	$65,250,862	N/A	N/A
Period of Delinquency
30-59 days	14,852	$2,342,391	3.67%	3.39%	15,544	$2,693,739	4.20%	4.13%
60-89 days	7,468	$1,176,810	1.85%	1.70%	9,859	$1,712,343	2.66%	2.62%
90 days or more	36,182	$5,007,457	8.95%	7.25%	43,050	$6,754,592	11.63%	10.35%
Total Delinquent Loans	58,502	$8,526,658	14.46%	12.35%	68,453	$11,160,674	18.50%	17.10%
Loans in Foreclosure(1)	19,306	$3,031,291	4.77%	4.39%	22,482	$4,104,204	6.08%	6.29%
___________________
(1)Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Real Estate Owned

(Dollars in Thousands)

	At December 31, 2004		At December 31, 2005		At December 31, 2006		At June 30, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Total Portfolio	386,770	$59,156,057	479,216	$79,494,367	404,462	$69,039,281	370,042	$65,250,862
Foreclosed Loans(1)	2,536	$225,362	3,382	$316,665	5,823	$751,573	8,079	$1,249,840
Foreclosure Ratio(2)	0.66%	0.38%	0.71%	0.40%	1.44%	1.09%	2.18%	1.92%
___________________

(1)For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)The Foreclosure Ratio is equal to the aggregate Principal Balance or number of Foreclosed Loans divided by the aggregate Principal Balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Loan Loss Experience on Option One’s Servicing Portfolio of Mortgage Loans

(Dollars in Thousands)

	For the Year Ended December 31,
	2004	2005	2006	For the Six Months Ended June 30, 2007
Net Losses(1)(2)	$238,941	$171,905	$336,570	$346,307
___________________

 (1)“Net Losses” means “Gross Losses” minus “Recoveries.”  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.  “Recoveries” are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(2)“Net Losses” are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.  The information in this table reflects loan liquidations through June 2007 and claims, refunds or the collection of MI proceeds related to such liquidations through June 2007.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One’s mortgage portfolio set forth in the foregoing tables.  The statistics shown above represent the delinquency experience for Option One’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool.  In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled.  Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above.  In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One.  Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Training, Internal Controls and Compliance

Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals).  Training curriculums are tailored for both new and seasoned associates.  Seasoned employees receive job-specific training annually.  The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills,  conducted by a combination of dedicated business unit trainers, subject matter experts and/or leaders within the respective business area.  The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations.  Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring.  Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

Option One has controls in place which are intended to protect the company and its investors against risk of loss.  An internal audit program is utilized to evaluate the company’s internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices.  In addition to oversight from the audit function, Option One also has a dedicated legal team for servicing-related issues, regulations, and laws.  An independent quality assurance team performs call monitoring across all sites, reviews business results against established policies and assist in ensuring compliance with the Federal Debt Collections Practice Act and Real Estate Settlement Procedures Act.  Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis.  Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process.  Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.

Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. In Option One’s 2006 servicing compliance assertion, Option One identified one area of non-compliance relating to a fidelity bond insurance policy that was lower than the Freddie Mac requirements during the first half of the year. Option One believes that this reported instance of non-compliance did not materially adversely affect any certificateholders.

For a description of the limitations on the liability of the Servicer, see “The Pooling Agreement—Certain Matters Regarding the Servicer and the Depositor” in the base prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as trustee under the Pooling Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of June 30, 2007, Wells Fargo Bank was acting as trustee on approximately 1,615 series of residential mortgage-backed securities with an aggregate Principal Balance of approximately $346,844,000,000.

Under the terms of the Pooling Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Trustee, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Under the Pooling Agreement, the Trustee’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the Trustee; (v) send a notice to holders of a class of Certificates when the remaining Certificate Principal Balance of such class of Certificates is to be paid on a specified Distribution Date; (vi) to act as successor servicer, or to appoint a successor servicer; (vii) to perform certain tax administration services for the trust and (viii) to communicate with investors and rating agencies with respect to the Certificates.  In performing the obligations set forth in clauses (iii) and (iv) above, the Trustee will be able to rely on the monthly loan information provided to it by the Servicer, and will perform all obligations set forth above solely to the extent described in the Pooling Agreement.

THE SPONSOR

Greenwich Capital Financial Products, Inc. (the “Sponsor”) was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of the Depositor.  The Sponsor was organized for the purpose of issuing securities through its affiliates, Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., which are private secondary mortgage market conduits.

The Sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830.  Its telephone number is (203) 625-2700.

The Sponsor does not originate mortgage loans.  The Sponsor is a purchaser of funded mortgage loans, originated in accordance with the fixed rate or adjustable rate underwriting guidelines of the related originator, and in each case, may include prime, alt-a or sub-prime characteristics.  These mortgage loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement.  Portfolios may include second and first liens, REO and, on a limited basis, non-residential properties.  Residential mortgage loans purchased by the Sponsor include seasoned, performing, program exception, and non-performing residential mortgages.   All loans acquired by the Sponsor are subject to due diligence.  Portfolios are reviewed for issues including, but not limited to, a thorough credit and compliance review with loan level testing.  See “The Originator” in this free writing prospectus for additional information.

From January 2000 through and including December 2006, the Sponsor has securitized mortgage loans with an aggregate Principal Balance of approximately $132.4 billion.  During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the Sponsor securitized mortgage loans with an aggregate Principal Balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4, $47.9 and $39.9 billion, respectively.  Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The Sponsor has been securitizing residential mortgage loans since 1990.

THE DEPOSITOR

Financial Asset Securities Corp. (the “Depositor”) is a Delaware corporation organized on August 2, 1995, for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets.  The Depositor is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. (“GCM”). GCM is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business.  The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

After the issuance of the certificates, the Depositor will be required to perform certain actions on a continual basis, including but not limited to:

·
giving prompt written notice to the other parties to the Pooling Agreement upon the discovery by the Depositor of a breach of any of the representations and warranties made by the Originator or the Seller in the Master Agreement or Assignment and Recognition Agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

·	appointing a successor trustee in the event the Trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the Pooling Agreement; and

·	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended.

Generally, however, it is expected that the above functions will be performed by the Depositor’s agents or the Trustee in accordance with the Pooling Agreement.

For a description of Financial Asset Securities Corp., see “The Depositors” in the base prospectus.

THE ISSUING ENTITY

Soundview Home Loan Trust 2007-OPT5 (the “Issuing Entity”) will be a New York common law trust established pursuant to the Pooling Agreement.  The Issuing Entity will not own any assets other than the Mortgage Loans and the other assets described under “The Pooling Agreement—General.”  The Issuing Entity will not have any liabilities other than those incurred in connection with the Pooling Agreement and any related agreement.  The Issuing Entity will not have any directors, officers, or other employees.  No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, and the Issuing Entity will not have any other capital.  The fiscal year end of the Issuing Entity will be December 31.  The Issuing Entity will act through the parties to the Pooling Agreement.

THE INTEREST RATE SWAP PROVIDER

[_____].

The Swap Provider will have a minimum rating of “AA-” or its equivalent from the Rating Agencies.

THE INTEREST RATE CAP PROVIDER

[_____].

The Interest Rate Cap Provider will have a minimum rating of “AA-” or its equivalent from the Rating Agencies.

THE BASIS RISK CAP PROVIDER

[_____].

The Basis Risk Cap Provider will have a minimum rating of “AA-” or its equivalent from the Rating Agencies.

THE POOLING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling Agreement.  The Trust created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the Net WAC Rate Carryover Reserve Account and the rights of the Trustee under Basis Risk Cap Agreement, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (vi) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account and (vii) payments made to the Trustee by the Cap Trustee pursuant to the Cap Allocation Agreement.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date.  The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling Agreement.  The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) the mortgage notes endorsed either in blank or in the name of the Trustee on behalf of the Certificateholders and the Related Documents.  In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator.  The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records unless required by the Rating Agencies as provided in the Pooling Agreement; provided, however, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded as set forth in the Pooling Agreement.

On or prior to the Closing Date, the Trustee (or the Custodian on behalf of the Trustee) will review the Mortgage Loans, together with the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found not to conform to the Trustee’s (or the Custodian’s) review criteria set forth in the Pooling Agreement and if any material defect is not cured within 90 days following notification thereof to the Originator by the Trustee, the Trustee will enforce the Originator’s obligations under the Master Agreement to either: (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Servicer, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory- or abusive-lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises.  The obligation of the Originator to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Originator or the Sponsor, as applicable, will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the Originator or the Sponsor, as applicable, for a Deleted Mortgage Loan which must (in the case of the Originator, only to the extent set forth in the Master Agreement), on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Master Agreement or Assignment and Recognition Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced, (ix) be a first lien mortgage loan if the Deleted Mortgage Loan is a first lien mortgage loan and (x) satisfy certain other conditions specified in the Pooling Agreement.

Pursuant to the Master Agreement (as assigned to the Depositor pursuant to the Assignment and Recognition Agreement and to the Trustee pursuant to the Pooling Agreement), the Originator made certain representations and warranties regarding the Mortgage Loans.  Pursuant to the Assignment and Recognition Agreement, the Sponsor will make certain limited additional representations and warranties regarding the Mortgage Loans.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Originator or the Sponsor, as applicable, will have a period of up to 90 days after discovery or notice of the breach to effect a cure.  The Trustee will use reasonable efforts to enforce the obligations of the Originator under the Master Agreement or the obligations of the Sponsor under the Assignment and Recognition Agreement to effect a cure by either (i) substituting (to the extent permitted pursuant to the Master Agreement) for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) repurchasing such Deleted Mortgage Loan from the Trust at a price generally equal to the Purchase Price, to the extent set forth in the Master Agreement.  The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Master Agreement or the Assignment and Recognition Agreement that materially and adversely affects the interests of the Certificateholders.  Notwithstanding the foregoing, to the extent of a breach by the Originator and the Sponsor of any representation, warranty or covenant under the Master Agreement and the Assignment and Recognition Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee will first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 90 days of receipt of such request from the Trustee, the Trustee will then request that the Sponsor to cure such breach or repurchase such Mortgage Loan.  H&R Block, Inc. will guarantee the obligations of the Originator to cure a breach or otherwise repurchase or replace a Deleted Mortgage Loan.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.  In addition, the Servicer will covenant, on the Closing Date, that, among other things, it will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a “Collection Account”) for the benefit of the Certificateholders.  The Collection Account will be an Eligible Account (as defined in the Pooling Agreement).  Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property), the Servicer will deposit such amounts in the Collection Account.  Amounts so deposited may be invested in Permitted Investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account.  The Trustee will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Accounts for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust.  The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the business day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

A “Permitted Investment” is any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A (or its equivalent) or higher by each Rating Agency;

(iv)securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have the highest applicable rating from the Rating Agencies, if so rated; and

(vii)if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

In addition, no instrument described hereunder may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in Available Funds for such Distribution Date, or a combination of both, in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees) that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan (any such advance, an “Advance” and together, the “Advances”).

Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds.  The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses.  The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state laws providing for similar relief.  Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.  The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Certificates.  In addition, the Servicer may, to the extent provided in the Pooling Agreement, withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made.  In the event the Servicer fails in its obligation to make any required Advance, a successor servicer or the Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) environmental audit reports, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (v) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement.  Each such expenditure will constitute a “Servicing Advance.”

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

The Pooling Agreement provides that the Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) for the Certificates will be at the “Servicing Fee Rate” of 0.30% per annum for the first 10 Due Periods, 0.40% per annum for the 11th through 30th Due Periods and 0.65% per annum for all Due Periods thereafter, in each case, on the Principal Balance of each Mortgage Loan.  As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges and Prepayment Interest Excess (as defined in the Pooling Agreement), non-sufficient fund fees and other ancillary fees (except for prepayment charges which, to the extent collected from mortgagors, will be distributed to the holders of the Class P Certificates as set forth herein), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any related servicing accounts.  The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall relating to a principal prepayment (payments made by the Servicer in satisfaction of such obligation, “Compensating Interest”) but only in an amount up to its Servicing Fee retained for the related Distribution Date.

With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

Events of Default and Removal of Servicer

The circumstances under which the Servicer may be removed are set forth under “The Pooling Agreement—Events of Default” in the base prospectus (such events, “Servicer Events of Default”).

In the event of a Servicer Event of Default, a successor servicer (other than Option One Mortgage Corporation) appointed by the Trustee (subject to the rights of the Servicing Rights Pledgee and/or the Residual Holder) who may be the Trustee, will be the successor in all respects to the Servicer under the Pooling Agreement pursuant to the terms of the Pooling Agreement.  Such successor servicer or the Trustee, in its capacity as successor servicer, immediately will assume all of the obligations of the Servicer to make Advances. As compensation therefor, the successor servicer will be entitled to such compensation as the Servicer would have been entitled to under the Pooling Agreement if no such notice of termination had been given.

Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee may appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 and meeting such other standards for a successor servicer as are set forth in the Pooling Agreement.  Pending appointment of a successor to the Servicer, unless the Trustee is prohibited by law from so acting, the Trustee will act in such capacity as described in the prior paragraph.

Upon any termination or appointment of a successor to the Servicer pursuant to the Pooling Agreement, the Trustee will give prompt written notice thereof to the certificateholders, the NIMS Insurer and each Rating Agency.  No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an event of default by the Servicer for five business days after a responsible officer of the Trustee becomes aware of the occurrence of such an event, the Trustee will transmit by mail to all Certificateholders and to the NIMS Insurer notice of such occurrence unless such event of default by the Servicer has been waived or cured.

All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs will be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, will be entitled to reimbursement therefor from the assets of the Trust).

In addition to the events of default set forth under “The Pooling Agreement—Events of Default” in the base prospectus, the Servicer may be terminated at the discretion of the Residual Holder, if: (i) a merger or consolidation or any other change of control of the Servicer to any entity other than Cerberus Capital Management, L.P. and its affiliates., (ii) if the Servicer’s primary subprime servicer rating by Moody’s falls to “SQ3” or lower, (iii) if the Servicer’s primary subprime servicer rating by Fitch, Inc. (“Fitch”) falls to “RPS3” or lower or (iv) if the Servicer’s primary subprime servicer rating by S&P falls to “Average” or lower, and any such downgrade by Moody’s, Fitch or S&P continues unremedied for a period of thirty (30) days (“Servicer Termination Event”).  If the any of the foregoing events occur, then the Residual Holder may appoint a successor servicer, subject to rating agency approval.

Limitations on Liability and Indemnification of the Trustee

The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee, arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer’s obligations and duties under the Pooling Agreement for which the Trustee is indemnified by the Servicer under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling Agreement.  The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders.

The Trustee will not be liable under the Pooling Agreement: (i) except for the performance of such duties and obligations as are specifically specified in the Pooling Agreement prior to the occurrence of an event of default regarding the Servicer and after the curing of such event of default; (ii) for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) for any action taken or omitted by the Trustee in good faith and believed by it to be authorized or within the discretion or rights or power’s conferred upon it by the Pooling Agreement; (iv) for any action taken or omitted by the Trustee in good faith in accordance with the direction of the holders of Certificates evidencing at least 51% of the voting rights; (v) for any loss resulting from the investment of funds held in the Collection Account at the direction of the Servicer; (vi) for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the Trustee to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or (vii) to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The Trustee may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to the Trustee under the Pooling Agreement.   Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by the Trustee in good faith and in accordance with such opinion of counsel.   The Trustee may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the Trustee may prescribe.  The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee, or unless a responsible officer of the Trustee has received written notice of that matter.

Removal of the Trustee

If at any time the Trustee becomes ineligible in accordance with the provisions of the Pooling Agreement and fails to resign after written request therefor by the Depositor or the NIMS Insurer or if at any time the Trustee is legally unable to act, or adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Servicer or the NIMS Insurer may remove the Trustee. If the Depositor, the Servicer or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor, with the consent of the NIMS Insurer, will promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the Trustee so removed and one copy to the successor trustee.

The certificateholders entitled to at least 51% of the voting rights (or the NIMS Insurer upon the failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor will thereupon use its best efforts to appoint a successor trustee acceptable to the NIMS Insurer, if any.

Upon satisfaction of certain conditions as specified in the Pooling Agreement, the Trustee may resign from its duties under the Pooling Agreement.  Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of the Class A, Mezzanine and Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.  At all times 1% of all voting rights will be allocated among the holders of the Class X Certificates, 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates.  The voting rights allocated to any class of Certificates will be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

The Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation, will act as the depositor’s representative in advising the Servicer regarding certain delinquent and defaulted Mortgage Loans serviced by it, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges. Under an agreement between the depositor and the credit risk manager, certificateholders and other interested persons will be able to review the most recent report via the Internet at the credit risk manager’s website, https://reports.clayton.com, on or about the fifteenth calendar day of the month following each distribution date. However, the depositor is under no obligation to continue to make this information publicly available, and there can be no assurance that access to this website by certificateholders and others will not be terminated at any time. The user name for access to the website will be the e-mail address of the person accessing the site and the password for this transaction will be “Soundview 2007-OPT5.”  The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

The Credit Risk Manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal pursuant to the terms of the Pooling Agreement.

Amendment of the Pooling Agreement

Notwithstanding anything to the contrary set forth under “Operative Agreements—Amendment” in the base prospectus, the Pooling Agreement may be amended from time to time by the parties thereto without the consent of the Certificateholders (i) to cure any mistake, including without limitation conforming the Pooling Agreement to the final version of the prospectus supplement pursuant to which the affected class of certificates was initially offered and sold, (ii) to modify or supplement any provision therein which may be ambiguous and/or inconsistent with any other provision therein or (iii) to make any other provision with respect to any matter or question arising under the Pooling Agreement which will not be inconsistent with the provisions of the Pooling Agreement.  Any such amendment will require either (a) an opinion of counsel delivered to the Trustee concluding that the amendment will not affect adversely in any material respect the interests of any certificateholder, (b) written or electronic notice (or verbal confirmation from a Rating Agency as evidenced by an officer’s certificate of the Depositor) to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates with respect to which it is a Rating Agency or (c) solely as to an amendment pursuant to (i) above, an officer’s certificate of the Depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion.  No amendment effected as provided above will be deemed to adversely affect in any material respect the interests of any certificateholder.  In addition, any such amendment will require an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust pursuant to the REMIC provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms of  the Pooling Agreement.

The Pooling Agreement may be amended from time to time by the parties thereto with the consent of the Certificateholders as set forth under “Operative Agreements—Amendment” in the base prospectus.

Evidence as to Compliance

The Servicer is required to deliver to the Depositor and the Trustee in March of each year, starting in March 2008, an officer’s certificate stating that (i) a review of each such party’s activities during the reporting period and of its performance under the Pooling Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each such party has fulfilled all of its obligations under the Pooling Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling Agreement will generally provide that in March of each year, starting in March 2008, each party participating in the servicing function will provide to the Depositor and the Trustee a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The Servicer, or if the Servicer fails to exercise such option, the NIMS Insurer, if any (in such capacity, the “Terminator”) will have the right to purchase all of the Mortgage Loans and REO properties and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO properties is equal to or less than 10% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.  The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.”  In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the greater of (i) the aggregate Principal Balance of the Mortgage Loans and the appraised value of the REO properties and (ii) the fair market value of the Mortgage Loans and the REO properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO properties, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider.  However, this option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, the notes issued pursuant to any indenture which are secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates at the time the option is exercised and any amounts owed to the NIMS Insurer, if any.  In the event such option is exercised, the portion of the purchase price allocable to the Floating Rate Certificates and the Class X Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Floating Rate Certificates, plus

(ii)
interest for the final Accrual Period on the then outstanding Certificate Principal Balance (or Notional Amount, in the case of the Class X Certificates) of the Floating Rate Certificates and the Class X Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)
any previously accrued but unpaid interest thereon to which the holders of the Floating Rate Certificates and the Class X Certificates are entitled, together with, in the case of the Floating Rate Certificates, the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement.  These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan.  However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan which is delinquent in payment by 90 days or more, the NIMS Insurer, if any, may, at its option and in accordance with the terms of the Pooling Agreement, purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan.  In addition, if delinquencies on the Mortgage Loans exceed a specified level set forth in the Pooling Agreement, then the Servicer may purchase from the Trust and the Servicer may be directed by a third party to purchase, at the Purchase Price, Mortgage Loans that are delinquent in payment 90 days or more, until such delinquency percentage is reduced to or below such specified level, subject to certain other conditions set forth in the Pooling Agreement, including but not limited to the condition that the Servicer must first purchase the Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.  Furthermore, the Residual Holder may have the right to direct the Servicer to transfer the servicing of certain mortgage loans delinquent 120 days or more to a special servicer appointed by the Residual Holder as described in the pooling agreement.

Pledge of Servicing Rights

On or after the Closing Date, the Servicer may pledge and assign some or all of its right, title and interest in, to and under the Pooling Agreement to one or more lenders (“Servicing Rights Pledgees”), selected by the Servicer.  In the event that a Servicer Event of Default exists, the Sponsor, the Trustee and the Depositor have agreed that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer resigns as servicer under the Pooling Agreement, the Trustee will appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling Agreement (including being acceptable to the Rating Agencies) and that such successor servicer agrees to be subject to the terms of the Pooling Agreement.

Waiver or Modification of Mortgage Loan Terms

 The Servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements or capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable; provided, however, that generally the Servicer may not permit any modification of a Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Principal Balance  (except for actual payments of principal) or change the final maturity date on a Mortgage Loan unless the Mortgage Loan is in default or default is reasonably foreseeable, and unless the Servicer has determined that the loss mitigation practice would not be materially adverse to the Trust. In making that determination, a Servicer may take into account whether such loss mitigation practice will not be materially adverse to the Trust in the aggregate on a present value basis using reasonable assumptions (including with respect to any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing payments of principal, interest or other amounts owed under the Mortgage Loan, either temporarily or permanently extending the final maturity date of the Mortgage Loan, deferring delinquent payments, or any combination of these or other modifications. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling Agreement.  Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement.  When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Trust will issue (i) the Class I-A-1 Certificates, the Class II-A-1 Certificates, the Class II-A-2 Certificates, the Class II-A-3 Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the Class X-3 Certificates (collectively, the “Senior Certificates”), (ii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates (collectively, the “Mezzanine Certificates”), (iii) the Class C Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”), (iv) the Class P Certificates and (v) the Class R Certificates and the Class R-X Certificates (together, the “Residual Certificates”).  The Senior Certificates, the Mezzanine Certificates, the Class C Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the “Certificates.”  Only the Senior Certificates are offered by this free writing prospectus (collectively, the “Offered Certificates”).  The Class I-A-1 Certificates are sometimes referred to herein as the “Group I Certificates.”  The Class II-A-1 Certificates, the Class II-A-2 Certificates and the Class II-A-3 Certificates are sometimes referred to herein as the “Group II Certificates.”  The Class X-1 Certificates, the Class X-2 Certificates and the Class X-3 Certificates are sometimes referred to herein as the “Class X Certificates.”

The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus 10%.  The Class X Certificates will not have a Certificate Principal Balance, but will instead bear interest on their related Notional Amount outstanding from time to time.  The Mezzanine Certificates will have the following Original Certificate Principal Balances on the Closing Date:

Class	Original Certificate Principal Balance(1)
Class M-1	$26,152,000
Class M-2	$25,639,000
Class M-3	$46,151,000
Class M-4	$16,922,000
Class M-5	$18,973,000
Class M-6	$14,358,000
Class M-7	$12,307,000
Class M-8	$11,281,000
Class M-9	$15,384,000
_________________
(1)Approximate. The original certificate principal balances are subject to a variance of plus or minus 10%.

The Class C Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over the Original Certificate Principal Balances of the Floating Rate Certificates and the Class P Certificates.  The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest.  The Class P Certificates will be entitled to prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Floating Rate Certificates or the Class X Certificates.  The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

The Offered Certificates will be issued in book-entry form as described below.  The Floating Rate Certificates and the Class X Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that such Certificates must be purchased in minimum total investments of $100,000 per class.  The assumed final maturity date (the “Assumed Final Distribution Date”) for the Offered Certificates is the Distribution Date in October 2037.

Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in November 2007 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the Record Date.  The “Record Date” for any Senior Certificates and Mezzanine Certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any physical Certificate or any book-entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to Certificateholders:

Fee Payable to:(1)	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly
For each Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the Mortgage Loan.  The monthly fee is calculated as one-twelfth of the Servicing Fee Rate on the unpaid Principal Balance of the Mortgage Loan as of the first day of the related Due Period.

Withdrawn from amounts on deposit in the collection account, before distributions to Certificateholders.(2)
Credit Risk Manager	Monthly
For each Mortgage Loan, a monthly fee payable to the Credit Risk Manager.  The monthly fee is calculated as one-twelfth of the Credit Risk Manager Fee Rate on the scheduled Principal Balance of the Mortgage Loan as of the first day of the related Due Period.

Paid by the Trustee from amounts on deposit in the Distribution Account, before distributions to Certificateholders.
Swap Provider	Monthly
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Swap Rate on the Swap Notional Amount for such Distribution Date multiplied by 250 over (b) one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Amount for such Distribution Date multiplied by 250.

Withdrawn from amounts on deposit in the Distribution Account, before distributions to Certificateholders.
_________________________
(1)The Trustee will be entitled to certain investment income on amounts on deposit in the Distribution Account.
(2)See “The Pooling Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus for a description of additional compensation that the servicer may receive.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such Certificates through The Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories’ names on the books of DTC.  Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that Offered Certificates must be purchased in minimum total investments of $100,000 per class.  Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited.  Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below)to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Certificates, see “Federal Income Tax Consequences—REMICS—Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in the base prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, “IML,” the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems.  Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above.  Euroclear is operated by Euroclear Bank SA/NV, Brussels, Belgium office (the “Euroclear Operator”).  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co.  DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures.  Each DTC Participant will be responsible for disbursing such distributions to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co.  Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Federal Income Tax Consequences—REMICS—Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in the base prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of a Servicer Event of Termination (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Sponsor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds.  With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Servicer by the Determination Date, after deduction of the Servicing Fee and the Credit Risk Manager Fee for such Distribution Date and any accrued and unpaid Servicing Fees and Credit Risk Manager Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Floating Rate Certificates and the Class X Certificates.

The Group I Certificates and the Class X-1 Certificates generally represent an interest in the Group I Mortgage Loans and the Group II Certificates and the Class X-2 Certificates generally represent an interest in the Group II Mortgage Loans.  Distributions of interest and principal to the Group I Certificates and the Class X-1 Certificates will be made first from payments relating to the Group I Mortgage Loans.  Any potential for distribution of principal and interest payments on the Group II Mortgage Loans to the Group I Certificates and the Class X-1 Certificates is a type of credit enhancement only, which has the effect of cross-collateralizing the Group I Certificates and the Class X-1 Certificates.  Distributions of interest and principal to the Group II Certificates and the Class X-2 Certificates will be made first from payments relating to the Group II Mortgage Loans.  Any potential for distribution of principal and interest payments on the Group I Mortgage Loans to the Group II Certificates and the Class X-2 Certificates is a type of credit enhancement only, which has the effect of cross-collateralizing the Group II Certificates and the Class X-2 Certificates.

Interest Distributions

I.  On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date.

(i)  concurrently, to the holders of the Class I-A-1 Certificates, the Class X-1 Certificates and the Class X-3 Certificates (up to an amount equal to the Group I Class X-3 Percentage of such distributions), the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such class; and

(ii)  concurrently, to the holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Class X-2 Certificates and the Class X-3 Certificates (up to an amount equal to the Group II Class X-3 Percentage of such distributions), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

II.  On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

(i)  concurrently, to the holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Class X-2 Certificates and the Class X-3 Certificates (up to an amount equal to the Group II Class X-3 Percentage of such distributions), the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such class; and

(ii)  concurrently, to the holders of the Class I-A-1 Certificates, the Class X-1 Certificates and the Class X-3 Certificates (up to an amount equal to the Group I Class X-3 Percentage of such distributions), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

III.  On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date will be distributed sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such class.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Floating Rate Certificates and the Class X Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date.  The holders of the Floating Rate Certificates and the Class X Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions

I.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)  to the holders of the Class I-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii)  after taking into account the amount distributed to the holders of the Group II Certificates pursuant to clause II(i) below on such Distribution Date, to the holders of the Group II Certificates (allocated among the Group II Certificates in priority described below) until the Certificate Principal Balances thereof have been reduced to zero.

II.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)  to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)  after taking into account the amount distributed to the holders of the Class I-A-1 Certificates pursuant to clause I(i) above on such Distribution Date, to the holders of the Class I-A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

III.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

IV.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)  to the holders of the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(ii)  to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause V(i) below for such Distribution Date over (y) the amount actually distributed pursuant to clause V(i) below from the Group II Principal Distribution Amount on such Distribution Date.

V.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)  to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)  to the holders of the Class I-A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause IV(i) above for such Distribution Date over (y) the amount actually distributed pursuant to clause IV(i) above from the Group I Principal Distribution Amount on such Distribution Date.

VI.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed in the following amounts and order of priority:

(i)  to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii)  to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the holders of the Class II-A-1 Certificates, the Class II-A-2 Certificates and the Class II-A-3 Certificates, in that order, in each case, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed concurrently, to the holders of the Group II Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class.

The allocation of distributions in respect of principal to the Senior Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates.  Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Senior Certificates consists of subordination, as described under “—Subordination” below, allocation of Realized Losses on the Mortgage Loans, as described under “—Allocation of Losses” below and excess interest and overcollateralization, as described under “—Overcollateralization Provisions” below.

Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Senior Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses and to enhance the likelihood of regular receipt by the holders of the Class X Certificates of the full amount of their scheduled monthly payments of interest.

The protection afforded to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, (ii) the preferential right of the holders of the Class X Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest, subject to funds available for such distributions and (iii) if necessary, the right of the holders of the Senior Certificates to receive future distributions of amounts that would otherwise be distributable to the holders of the Subordinate Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class C Certificates, in each case to the extent described herein.  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Allocation of Losses

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreement according to the priorities set forth under “—Interest Rate Swap Agreement, the Swap Provider and the Swap Account”, third, to amounts received under the Interest Rate Cap Agreement according to the priorities set forth under “—The Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account”, fourth, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, ninth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, tenth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

The Pooling Agreement will not permit the allocation of Realized Losses to the Senior Certificates or the Class P Certificates or the Residual Certificates.  Investors in the Senior Certificates should note that although Realized Losses will not be allocated to such Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay such Certificates all interest and principal amounts to which they are then entitled.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.  Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries).  However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” below, from the Swap Account, according to the priorities set forth under “—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and from the Cap Account, according to the priorities set forth under “—The Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account” below.

Overcollateralization Provisions

The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Floating Rate Certificates and the Class X Certificates and the amount needed to pay certain fees and expenses of the Trust.  As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the Floating Rate Certificates and the Class X Certificates and the fees and expenses payable by the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event).  The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

(i)  to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions” above;

(ii)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

(iii)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Floating Rate Certificates, after taking into account amounts received under the Basis Risk Cap Agreement;

(iv)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v)  to the holders of the Class C Certificates as provided in the Pooling Agreement;

(vi)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii)  any remaining amounts, to the holders of the Residual Certificates as provided in the Pooling Agreement.

On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amount deposited therein pursuant to subclause (iii) above and will distribute these amounts to the holders of the Floating Rate Certificates in the order and priority set forth under “—Pass-Through Rates” herein.

Definitions

Many of the defined terms listed below may apply to both Loan Groups/Certificate Groups and are sometimes used in this free writing prospectus to refer to a particular Loan Group/Certificate Group by the use of the words “Group I” and “Group II.”

The “Accrual Period” for the Senior Certificates (including the Class X-2 and Class X-3 Components) and Mezzanine Certificates for a given Distribution Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amounts for that class remaining undistributed from the previous Distribution Date minus any Subsequent Recoveries applied to that Allocated Realized Loss Amount.

The “Certificate Principal Balance” of any Floating Rate Certificate or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class).  The “Certificate Principal Balance” of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates.

The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 53.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 58.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 67.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.10% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,127,885.

The “Class X-2 Components” consist of the following:

Component	Corresponding Certificates
Class II-A-1 Component	Class II-A-1 Certificates
Class II-A-2 Component	Class II-A-2 Certificates
Class II-A-3 Component	Class II-A-3 Certificates

The “Class X-3 Components” consist of the following:

Component	Corresponding Certificates
Class M-1 Component	Class M-1 Certificates
Class M-2 Component	Class M-2 Certificates

The “Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the Mortgage Loans calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Credit Risk Manager Fee” for any Distribution Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans.  Such fee will be paid monthly from the trust in accordance with the Pooling Agreement.

“Credit Risk Manager Fee Rate” for any Distribution Date is 0.0125% per annum.

“Delinquency Percentage” for any Distribution Date is the percentage obtained by dividing (x) the aggregate Principal Balance of the sum of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or in bankruptcy and that are also Delinquent 60 days or more), (ii) Mortgage Loans which are the subject of a modification within the previous twelve months prior to such Distribution Date, but not prior to the  Closing Date, (iii) Mortgage Loans which have been repurchased since the Closing Date and (iv) any Qualified Substitute Mortgage Loan included in the Trust Fund in the previous twelve months, by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, except in the case of liquidated Mortgage Loans, which shall be as of the last day of the related Prepayment Period.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Extra Principal Distribution Amount” for any Distribution Date, is the lesser of (x) the sum of (A) Net Monthly Excess Cashflow for such Distribution Date and (B) any amounts received under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement for this purpose according to the priorities set forth under “—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and “—The Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account” and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Group I Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

The “Group I Basic Principal Distribution Amount” means with respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

The “Group I Class X-3 Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Interest Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Interest Remittance Amount for such Distribution Date.

The “Group I Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

The “Group I Principal Distribution Amount” with respect to any Distribution Date is that portion of the Available Funds equal to the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

The “Group I Principal Remittance Amount” means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 48.80% and (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $3,710,795.

The “Group II Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

The “Group II Basic Principal Distribution Amount” means with respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation Percentage.

The “Group II Class X-3 Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Interest Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Interest Remittance Amount for such Distribution Date.

The “Group II Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

The “Group II Principal Distribution Amount” with respect to any Distribution Date is that portion of the Available Funds equal to the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

The “Group II Principal Remittance Amount” means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 48.80% and (ii) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $1,417,090.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

The “Monthly Interest Distributable Amount” for any Distribution Date and each class of Floating Rate Certificates and the Class X Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such class immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

The “Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Floating Rate Certificates and the Class X Certificates, (B) the Unpaid Interest Shortfall Amounts for the Senior Certificates and (C) the Principal Remittance Amount.

The “Notional Amount” for any Distribution Date and (i) the Class X-1 Certificates will be the equal to the Certificate Principal Balance of the Class I-A-1 Certificates as of the related Distribution Date (prior to taking into account any distributions to be made on such Distribution Date), (ii) the Class X-2 Certificates will be the aggregate Notional Amount of the Class X-2 Components and (iii) the Class X-3 Certificates will be the aggregate Notional Amount of the Class X-3 Components.  Each Class X-2 Component and Class X-3 Component will have a Notional Amount equal to the Certificate Principal Balance of its corresponding certificate as of the related Distribution Date (prior to taking into account any distributions to be made on such Distribution Date).

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

An “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means, with respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 7.35% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (a) 14.70% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (b) 0.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount will be zero.

Notwithstanding the foregoing, the percentages in the definition of Overcollateralization Target Amount are subject to a variance of plus or minus 5%.

The “Overcollateralized Amount” for any Distribution Date is an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificatesand the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from October 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

The “Principal Remittance Amount” for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer for Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

The “Senior Principal Distribution Amount” is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

The “Stepdown Date” means the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date occurring in November 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 51.20%.

“Subsequent Recoveries” are unanticipated amounts received on a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.  If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein.  In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the remaining class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class of Mezzanine Certificates with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount.  Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either:

(a)on any Distribution Date, the Delinquency Percentage exceeds 31.25% of the Credit Enhancement Percentage; or

(b)the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Cut-off Date Principal Balance of the Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
November 2009 - October 2010	1.70% for the first month, plus an additional 1/12th of 2.15% for each month thereafter.
November 2010 - October 2011	3.85% for the first month, plus an additional 1/12th of 2.25% for each month thereafter.
November 2011 - October 2012	6.10% for the first month, plus an additional 1/12th of 1.85% for each month thereafter.
November 2012 - October 2013	7.95% for the first month, plus an additional 1/12th of 1.05% for each month thereafter.
November 2013 - October 2014	9.00% for the first month, plus an additional 1/12th of 0.15% for each month thereafter.
November 2014 and thereafter	9.15%.

Notwithstanding the foregoing, the percentages in the definition of Trigger Event are subject to a variance of plus or minus 5%.

The “Unpaid Interest Shortfall Amount” means (i) for each class of Floating Rate Certificates and the Class X Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Floating Rate Certificates and the Class X Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed to the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to the Floating Rate Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Rate for such Distribution Date.  With respect to the Floating Rate Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Pass-Through Rate” on any Distribution Date with respect to the Class X-1 Certificates will equal [__]% per annum rate.

The “Pass-Through Rate” on any Distribution Date with respect to the Class X-2 Certificates will equal the weighted average (weighted based on the Notional Amount of the respective Class X-2 Component) of the Pass-Through Rates for each of the Class X-2 Components.  The Pass-Through Rate on any Distribution Date with respect to the Class X-2 Components will equal the fixed rate set forth below for such Distribution Date.  With respect to the Class X-2 Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

Component	Pass-Through Rate
II-A-1	[__]%
II-A-2	[__]%
II-A-3	[__]%

The “Pass-Through Rate” on any Distribution Date with respect to the Class X-3 Certificates will equal the weighted average (weighted based on the Notional Amount of the respective Class X-3 Component) of the Pass-Through Rates for each of the Class X-3 Components.  The Pass-Through Rate on any Distribution Date with respect to the Class X-3 Components will equal the fixed rate set forth below for such Distribution Date.  With respect to the Class X-3 Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

Component	Pass-Through Rate
M-1	[__]%
M-2	[__]%

The “Formula Rate” for the Floating Rate Certificates is the lesser of (a) the Base Rate for such class or (b) the related Maximum Cap Rate.

The “Base Rate” for the Floating Rate Certificates is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the “Certificate Index”) as of the related LIBOR Determination Date (as defined herein) plus a related margin (the “Certificate Margin”).  The Certificate Margin with respect to the each class of Floating Rate Certificates will be the percentages set forth below.

Margin
Class	(1)	(2)
I-A-1	[___]%	[___]%
II-A-1	[___]%	[___]%
II-A-2	[___]%	[___]%
II-A-3	[___]%	[___]%
M-1	[___]%	[___]%
M-2	[___]%	[___]%
M-3	[___]%	[___]%
M-4	[___]%	[___]%
M-5	[___]%	[___]%
M-6	[___]%	[___]%
M-7	[___]%	[___]%
M-8	[___]%	[___]%
M-9	[___]%	[___]%
_________
(1)For each Distribution Date up to and including the Optional Termination Date, as defined in this free writing prospectus under “Pooling Agreement—Termination.”
(2)On each Distribution Date after the Optional Termination Date.

The “Net WAC Rate” for any Distribution Date and:

 (1)the Group I Certificates,  is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (weighted based on the principal balance of each Group I Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (iii) the Class X-1 Pass-Through Rate;

       (2) the Group II Certificates,  is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (weighted based on the principal balance of each Group II Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (iii) the Class X-2 Pass-Through Rate;

       (3)the Subordinate Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate for the Group I Certificates (without regard to clause (iii)) and (ii) the Net WAC Rate for the Group II Certificates (without regard to clause (iii)), minus (with respect to the Class M-1 and Class M-2 Certificates only) the Class X-3 Pass-Through Rate.

The “Adjusted Net Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

The “Maximum Cap Rate” for any Distribution Date and:

       (1) the  Group I Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (weighted based on the principal balance of each Group I Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and minus (iii) the Class X-1 Pass-Through Rate;

        (2)the  Group II Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (weighted based on the principal balance of each Group II Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and minus (iii) the Class X-2 Pass-Through Rate;

       (3) the Subordinate Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates (without regard to clause (iii)) and (ii) the Maximum Cap Rate for the Group II Certificates (without regard to clause (iii)), minus (with respect to the Class M-1 and Class M-2 Certificates only) the Class X-3 Pass-Through Rate.

The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of the fixed-rate Mortgage Loans) as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Floating Rate Certificates is the Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate not been limited by the Net WAC Rate over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate.  Any Net WAC Rate Carryover Amount on the Floating Rate Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under “Overcollateralization Provisions,” after taking into account any amounts received under the Basis Risk Cap Agreement as described below, “—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and “—The Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account.”

On the Closing Date, the Trustee will establish an account (the “Net WAC Rate Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made.  The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC.  On each Distribution Date, to the extent required following the distribution of Available Funds as described under “—Overcollateralization Provisions” above and after deposit in the Net WAC Rate Carryover Reserve Account of any payments received under the Basis Risk Cap Agreement, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Floating Rate Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

(i)  concurrently, to each class of Senior Certificates (other than the Class X Certificates), the related Cap Amount, from payments made under the Basis Risk Cap Agreement, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(ii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Cap Amount, from payments remaining under the Basis Risk Cap Agreement, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(iii)  concurrently, to each class of Senior Certificates (other than the Class X Certificates), the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and

(iv)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (ii) above.

The “Cap Amount” for the Floating Rate Certificates is equal to (i) the aggregate amount received by the Trust from the Basis Risk Cap Agreement multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately prior to the applicable Distribution Date.

The Basis Risk Cap Agreement

The Floating Rate Certificates will have the benefit of an interest rate basis risk cap agreement (the “Basis Risk Cap Agreement”).   Pursuant to the Basis Risk Cap Agreement, the Basis Risk Cap Provider (together with any successor, the “Basis Risk Cap Provider”) will agree to pay to Wells Fargo Bank, N.A. (in such capacity, the “Trustee”) on behalf of the Trust on or before each Distribution Date commencing with the Distribution Date in December 2007 and continuing through and including the Distribution Date in July 2008, a monthly payment in an amount equal to the product of: (1) the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Basis Risk Cap Agreement) over (ii) the applicable Strike Rate for such Distribution Date set forth below for the related Calculation Period (as defined in the Basis Risk Cap Agreement), subject to a maximum one-month LIBOR of 10.500% per annum; (2) the lesser of (i) the Calculation Amount set forth below for the related Distribution Date and (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately preceding the related Distribution Date; and (3) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period, and the denominator of which is 360.

Distribution Date(1)	Calculation Amount ($)	Strike Rate (%)
December 2007	945,683,802.00	8.616440
January 2008	939,985,098.00	8.338630
February 2008	933,103,372.00	8.338740
March 2008	925,045,207.00	8.913920
April 2008	915,821,364.00	8.338890
May 2008	905,446,821.00	8.616890
June 2008	893,942,204.00	8.338940
July 2008	881,333,374.00	8.616890
_______________
(1)Distributions will be made on the 24th of each month or one business day prior to the start of the next accrual period.

The Basis Risk Cap Agreement will terminate following the last Distribution Date specified above, unless the Basis Risk Cap Agreement is terminated earlier upon the occurrence of a Basis Risk Cap Event of Default, a Basis Risk Cap Termination Event or a Basis Risk Cap Additional Termination Event, each as defined below.

The obligations of the Basis Risk Cap Provider to pay specified amounts due under the Basis Risk Cap Agreement (other than Basis Risk Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Basis Risk Event of Default or event that with the giving of notice or lapse of time or both would become a Basis Risk Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Basis Risk Cap Agreement) has occurred or been effectively designated.

Events of default under the Basis Risk Cap Agreement (each a “Basis Risk Cap Event of Default”) include the following:

·	failure to make a payment as required under the terms of the Basis Risk Cap Agreement,

·	failure by the Basis Risk Cap Provider to comply with or perform certain agreements or obligations as required under the terms of the Basis Risk Cap Agreement,

·	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Basis Risk Cap Agreement,

·	certain representations by the Basis Risk Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

·
repudiation or certain defaults by the Basis Risk Cap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Trustee and the Basis Risk Cap Provider and specified for this purpose in the Basis Risk Cap Agreement,

·
cross-default by the Basis Risk Cap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Basis Risk Cap Agreement,

·	certain insolvency or bankruptcy events, and

·	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Basis Risk Cap Agreement,

each as further described in the Basis Risk Cap Agreement.

Termination events under the Basis Risk Cap Agreement (each a “Basis Risk Cap Termination Event”) include the following:

·              illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Basis Risk Cap Agreement),

·              tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Basis Risk Cap Agreement, as a result of a change in tax law or certain similar events),   and

·              tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Basis Risk Cap Agreement as a result of a merger or similar transaction), each as further described in the Basis Risk Cap Agreement.

Additional termination events under the Basis Risk Cap Agreement (each a “Basis Risk Cap Agreement Additional Termination Event”), include the following:

·
failure of the Basis Risk Cap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Basis Risk Cap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Basis Risk Cap Agreement,

·
failure of the Basis Risk Cap Provider to comply with the Regulation AB provisions of the Basis Risk Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Basis Risk Cap Agreement), and

·	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

each as further described in the Basis Risk Cap Agreement.

If the Basis Risk Cap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Basis Risk Cap Agreement, the Basis Risk Cap Provider may be required, at its own expense and in accordance with the requirements of the Basis Risk Cap Agreement, to do one or more of the following: (1) obtain a substitute basis risk cap provider, or (2) establish any other arrangement as may be specified for such purpose in the Basis Risk Cap Agreement.

After the Closing Date, to the extent provided for in the Basis Risk Cap Agreement, the Basis Risk Cap Provider may transfer its rights and obligations under the Basic Risk Cap Agreement without the consent of the other party, if certain conditions specified in the Basis Risk Cap Agreement are satisfied.

Upon the occurrence of a Basis Risk Cap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Basis Risk Cap Termination Event or a Basis Risk Cap Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Basis Risk Cap Agreement) and will occur only upon notice and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Basis Risk Cap Agreement. The occurrence of an Early Termination Date under the Basis Risk Cap Agreement will constitute a “Basis Risk Cap Early Termination.”

Upon a Basis Risk Cap Early Termination, the Basis Risk Cap Provider may be liable to make a termination payment (the “Basis Risk Cap Termination Payment”) to the Trustee (regardless, if applicable, of which of the parties has caused the termination). The Basis Risk Cap Termination Payment will be computed in accordance with the procedures set forth in the Basis Risk Cap Agreement.

 Upon a Basis Risk Cap Early Termination other than in connection with the optional termination of the Trust, the Trustee, pursuant to the Pooling Agreement, will use reasonable efforts to appoint a successor basis risk cap provider to enter into a new basis risk cap agreement on terms substantially similar to the Basis Risk Cap Agreement, with a successor basis risk cap provider meeting all applicable eligibility requirements. The Trustee will apply any Basis Risk Cap Termination Payment received from the original Basis Risk Cap Provider in connection with such Basis Risk Cap Early Termination to the upfront payment required to appoint the successor basis risk cap provider.

If the Trustee is unable to appoint a successor cap contract provider within 30 days of the Basis Risk Cap Early Termination, then the Trustee will deposit any Basis Risk Cap Termination Payment received from the original Basis Risk Cap Provider into a separate, non-interest bearing reserve account (a “Basis Risk Cap Termination Reserve Account”) and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Trustee by the original Basis Risk Cap Provider calculated in accordance with the terms of the original Basis Risk Cap Agreement, and distribute such amount in accordance with the terms of the Basis Risk Cap Termination Reserve Account.

 Upon a Basis Risk Cap Early Termination in connection with the optional termination of the Trust, if the Trustee receives a Basis Risk Cap Termination Payment from the Basis Risk Cap Provider, such Basis Risk Cap Termination Payment generally will be available in accordance with the terms of the Pooling Agreement.

The Basis Risk Cap Provider

For a description of the Basis Risk Cap Provider, see “The Basis Risk Cap Provider” in this free writing prospectus.

The “significance percentage” of the Basis Risk Cap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%.  As provided in the Basis Risk Cap Agreement, the Basis Risk Cap Provider may be replaced in certain circumstances, including if the significance percentage of the Basis Risk Cap Agreement is 10% or more.

Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The Interest Rate Swap Agreement

Wells Fargo Bank, N.A., as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will, for the benefit of the holders of the Floating Rate Certificates and the Class X Certificates, enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with the Swap Provider.  The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”).  For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement and the swap account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in August 2008 and continuing through and including the Distribution Date in October 2012, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that Distribution Date (the “Fixed Swap Payment”), equal to the product of (x) a fixed rate equal to 4.95% per annum subject to a variance of +/- 5%, (the “Swap Rate”), (y) the product of (i) the Swap Notional Amount (as defined below) for that Distribution Date and (ii) 250 and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date (the “Floating Swap Payment”), equal to the product of (x) one-month LIBOR as determined pursuant to the Interest Rate Swap Agreement for the related Calculation Period (as defined in the Interest Rate Swap Agreement), (y) the product of (i) the Swap Notional Amount for that Distribution Date and (ii) 250 and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment (a “Net Swap Payment”), will be required to be made on or before each applicable Distribution Date (a) by the Supplemental Interest Trust Trustee to the Swap Provider, if the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment for such Distribution Date, or (b) by the Swap Provider to the Supplemental Interest Trust Trustee, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Distribution Date. For each Distribution Date in respect of which the Supplemental Interest Trust Trustee is required to make a Net Swap Payment to the Swap Provider, the Trust will be required to make a payment to the Supplemental Interest Trust in the same amount prior to distributions to Certificateholders.

The “Swap Notional Amount” for each Distribution Date will be equal to the Swap Agreement Calculation Amount for such Distribution Date as set forth below (the “Swap Notional Amount”).

Distribution Date	Swap Agreement Calculation Amount ($)	Distribution Date	Swap Agreement Calculation Amount ($)
August 2008	3,690,536.80	October 2010	995,412.39
September 2008	3,617,287.38	November 2010	973,781.44
October 2008	3,544,202.74	December 2010	952,654.03
November 2008	3,472,595.37	January 2011	932,017.53
December 2008	3,402,435.30	February 2011	911,859.62
January 2009	3,333,693.21	March 2011	892,168.34
February 2009	3,266,340.35	April 2011	872,932.03
March 2009	3,200,348.57	May 2011	854,139.35
April 2009	3,135,690.28	June 2011	835,779.26
May 2009	3,069,425.01	July 2011	817,841.03
June 2009	3,005,297.47	August 2011	800,314.18
July 2009	2,934,051.81	September 2011	783,188.54
August 2009	2,695,724.62	October 2011	766,454.21
September 2009	2,424,803.30	November 2011	750,101.52
October 2009	2,287,545.14	December 2011	734,121.10
November 2009	2,160,261.70	January 2012	718,503.79
December 2009	2,043,094.60	February 2012	703,240.70
January 2010	1,964,986.67	March 2012	688,323.15
February 2010	1,914,879.90	April 2012	673,742.71
March 2010	1,866,130.21	May 2012	659,491.15
April 2010	1,818,699.07	June 2012	645,560.47
May 2010	1,772,549.07	July 2012	631,837.19
June 2010	1,725,889.68	August 2012	613,242.22
July 2010	1,680,607.03	September 2012	576,455.39
August 2010	1,633,183.57	October 2012	452,904.34
September 2010	1,157,746.00

The Interest Rate Swap Agreement will terminate following the last Distribution Date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

·	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

·	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

·	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

·	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

·
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

·
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

·	certain insolvency or bankruptcy events, and

·	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Interest Rate Swap Agreement.

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

·	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

·
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

·
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

·
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

·
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

·	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

·	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

After the Closing Date, to the extent provided for in the Interest Rate Swap Agreement, the Swap Provider may transfer its rights and obligations under the Interest Rate Swap Agreement without the consent of the other party, if certain conditions specified in the Interest Rate Swap Agreement are satisfied.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.

In the event that the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment to the Swap Provider, the Trust will be required to make a payment to the Supplemental Interest Trust in the same amount (to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).  In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the Trust will be required to make such payment on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.  In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Trust’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the Floating Rate Certificates and the Class X Certificates to the extent described in this free writing prospectus.

  Upon a Swap Early Termination other than in connection with the optional termination of the Trust, the Supplemental Interest Trust Trustee, pursuant to the Pooling Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider.  If the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Supplemental Interest Trust Trustee is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account (a “Swap Termination Reserve Account”) and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling Agreement.

Upon a Swap Early Termination in connection with the optional termination of the Trust, if the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the Trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus.  If the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Pooling Agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

For a description of the Swap Provider, see “The Swap Provider” in this free writing prospectus.

The “significance percentage” of the Interest Rate Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%.  As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Swap Agreement is 10% or more.

The Swap Account

On or before each Distribution Date, Net Swap Payments (whether payable to the Swap Provider or to the Supplemental Interest Trust Trustee), any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement and any Swap Termination Payments owed to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee into the Swap Account.  On each Distribution Date, the Trustee will withdraw from amounts on deposit in the Swap Account (other than amounts representing Swap Termination Payments received by the Supplemental Interest Trust Trustee from the Swap Provider or Net Swap Payments received by the Supplemental Interest Trust Trustee from the Swap Provider or) prior to any distribution to any Certificates, the following amounts :

(i)to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date; and

(ii)to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” and withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Pass-Through Rates”, the Trustee will withdraw from amounts in the Swap Account to distribute to the Floating Rate Certificates and the Class X Certificates in the following order of priority:

(i)concurrently, to each class of Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed on such Distribution Date, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(ii)sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed on such Distribution Date;

(iii)to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed;

(v)concurrently, to each class of the Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(vi)sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed; and

(vii)to the holders of the Class C Certificates, any remaining amount.

Notwithstanding any of the foregoing, the aggregate amount distributed under clause (iii) above on such Distribution Date, when added to the cumulative amount distributed under clause (iii) above on all prior Distribution Dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off date through the last day of the Prepayment Period).  Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under clause (iii) above, but for the foregoing proviso, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under clause (iii) above.

The Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account

On or before the Closing Date, Wells Fargo Bank, N.A., in its capacity as cap trustee (the “Cap Trustee”), on behalf of a separate trust created pursuant to the Cap Allocation Agreement described below (the “Cap Trust”) will enter into an interest rate cap agreement (the “Interest Rate Cap Agreement”) with the Interest Rate Cap Provider.  On or before each Distribution Date beginning with the Distribution Date in September 2008 through and including the Distribution Date in October 2012, the Interest Rate Cap Provider will agree to pay to the Cap Trustee a monthly payment in an amount equal to the product of (x) the excess, if any, of (i) one-month LIBOR, as determined pursuant to the Interest Rate Cap Agreement for the related Calculation Period (as defined in the Interest Rate Cap Agreement) subject to a maximum one-month LIBOR of 9.500% over (ii) 4.95%, subject to a variance of +/- 5%; (y) the product of (i) the Cap Notional Amount for the related Distribution Date and (ii) 250; and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period, and the denominator of which is 360.

On or before the Closing Date, the Trustee will enter into a Cap Allocation Agreement, with the Cap Trustee (the “Cap Allocation Agreement”).  Pursuant to the Cap Allocation Agreement, the Cap Trustee will remit to the Trustee for deposit into the Cap Account, from amounts, if any, received under the Interest Rate Cap Agreement, equaling Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates, in each case, after taking into account distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions,” withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Pass-Through Rates” and withdrawals from the Swap Account as described in “—Interest Rate Swap Agreement and the Swap Account.”  The Interest Rate Cap Agreement will be an asset of the Cap Trust.  The Cap Account will be an asset of the Trust.  For the avoidance of doubt, each of the Cap Trust, the Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account will not be an asset of any REMIC.

The “Cap Notional Amount” for each Distribution Date will be equal to the Cap Agreement Calculation Amount for such Distribution Date set forth below.

Distribution Date	Cap Agreement Calculation Amount ($)	Distribution Date	Cap Agreement Calculation Amount ($)
September 2008	462.77	October 2010	751,969.61
October 2008	426.45	November 2010	728,657.70
November 2008	392.98	December 2010	706,066.73
December 2008	362.14	January 2011	684,174.52
January 2009	351.00	February 2011	662,959.62
February 2009	340.21	March 2011	642,401.01
March 2009	329.75	April 2011	622,490.93
April 2009	319.62	May 2011	603,199.92
May 2009	3,052.21	June 2011	584,505.31
June 2009	4,645.51	July 2011	566,388.68
July 2009	13,861.49	August 2011	548,832.19
August 2009	179,394.35	September 2011	531,818.57
September 2009	319,121.98	October 2011	515,331.30
October 2009	294,182.19	November 2011	499,353.91
November 2009	271,556.45	December 2011	483,870.63
December 2009	256,912.37	January 2012	468,866.20
January 2010	248,950.07	February 2012	454,325.83
February 2010	241,234.22	March 2012	440,235.20
March 2010	233,760.34	April 2012	426,580.44
April 2010	226,521.72	May 2012	413,348.08
May 2010	219,506.77	June 2012	400,525.07
June 2010	214,462.82	July 2012	388,204.47
July 2010	209,461.95	August 2012	381,445.25
August 2010	207,981.20	September 2012	393,548.62
September 2010	635,854.43	October 2012	493,068.20

The Interest Rate Cap Agreement will terminate following the last Distribution Date specified above, unless the Interest Rate Cap Agreement is terminated earlier upon the occurrence of a Cap Event of Default, a Cap Termination Event or a Cap Additional Termination Event, each as defined below.

The obligations of the Interest Rate Cap Provider to pay specified amounts due under the Interest Rate Cap Agreement (other than Cap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Cap Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Cap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Cap Agreement (each a “Cap Event of Default”) include the following:

·	failure to make a payment as required under the terms of the Interest Rate Cap Agreement,

·	failure by the Interest Rate Cap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Cap Agreement,

·	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Cap Agreement,

·	certain representations by the Interest Rate Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

·
repudiation or certain defaults by the Interest Rate Cap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Cap Trustee and the Interest Rate Cap Provider and specified for this purpose in the Interest Rate Cap Agreement,

·
cross-default by the Interest Rate Cap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Cap Agreement,

·	certain insolvency or bankruptcy events, and

·	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Interest Rate Cap Agreement,

each as further described in the Interest Rate Cap Agreement.

Termination events under the Interest Rate Cap Agreement (each a “Cap Termination Event”) include the following:

·	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Cap Agreement),

·
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Cap Agreement, as a result of a change in tax law or certain similar events), and

·	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Cap Agreement as a result of a merger or similar transaction), each as further described in the Interest Rate Cap Agreement.

Additional termination events under the Interest Rate Cap Agreement (each a “Cap Additional Termination Event”), include the following:

·
failure of the Interest Rate Cap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Cap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Cap Agreement,

·
failure of the Interest Rate Cap Provider to comply with the Regulation AB provisions of the Interest Rate Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Cap Agreement), and

·	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

each as further described in the Interest Rate Cap Agreement.

If the Interest Rate Cap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Cap Agreement, the Interest Rate Cap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Cap Agreement, to do one or more of the following: (1) obtain a substitute interest rate cap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Cap Agreement.

After the Closing Date, to the extent provided for in the Interest Rate Cap Agreement, the Interest Rate Cap Provider may transfer its rights and obligations under the Interest Rate Cap Agreement without the consent of the other party, if certain conditions specified in the Interest Rate Cap Agreement are satisfied.

Upon the occurrence of a Cap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Termination Event or a Cap Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Cap Agreement) and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Interest Rate Cap Agreement. The occurrence of an Early Termination Date under the Interest Rate Cap Agreement will constitute a “Cap Early Termination.”

Upon a Cap Early Termination, the Interest Rate Cap Provider may be liable to make a termination payment (the “Cap Termination Payment”) to the Cap Trustee (regardless, if applicable, of which of the parties has caused the termination). The Cap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Cap Agreement.

 Upon a Cap Early Termination other than in connection with the optional termination of the Trust, the Cap Trustee, pursuant to the Cap Allocation Agreement, will use reasonable efforts to appoint a successor cap contract provider to enter into a new interest rate cap agreement on terms substantially similar to the Interest Rate Cap Agreement, with a successor cap contract provider meeting all applicable eligibility requirements. The Cap Trustee will apply any Cap Termination Payment received from the original Interest Rate Cap Provider in connection with such Cap Early Termination to the upfront payment required to appoint the successor cap contract provider.

If the Cap Trustee is unable to appoint a successor cap contract provider within 30 days of the Cap Early Termination, then the Cap Trustee will deposit any Cap Termination Payment received from the original Interest Rate Cap Provider into a separate, non-interest bearing reserve account (a “Cap Termination Reserve Account”) and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Cap Trustee by the original Interest Rate Cap Provider calculated in accordance with the terms of the original Interest Rate Cap Agreement, and distribute such amount in accordance with the terms of the Pooling Agreement and the Cap Allocation Agreement.

 Upon a Cap Early Termination in connection with the optional termination of the Trust, if the Cap Trustee receives a Cap Termination Payment from the Interest Rate Cap Provider, such Cap Termination Payment generally will be available in accordance with the terms of the Cap Allocation Agreement.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions,” withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Pass-Through Rates” and withdrawals from the Swap Account as described in “—Interest Rate Swap Agreement and the Swap Account,” the Trustee will withdraw from amounts in the Cap Account to distribute to the Floating Rate Certificates and the Class X Certificates in the following order of priority:

(i)   concurrently, to each class of Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed on such Distribution Date, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(ii)   sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed on such Distribution Date;

(iii)   to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)   sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed;

(v)   concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(vi)   sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed; and

(vii)   any remaining amounts to the Sponsor or its designee, as set forth in the Cap Allocation Agreement.

The Interest Rate Cap Provider

For a description of the Interest Rate Cap Provider, see “The Interest Rate Cap Provider” in this free writing prospectus.

The “significance percentage” of the Interest Rate Cap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%.  As provided in the Interest Rate Cap Agreement, the Interest Rate Cap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Cap Agreement is 10% or more.

Calculation of One-Month LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Floating Rate Certificates (each such date, a “LIBOR Determination Date”), the Trustee will determine the Certificate Index for such Accrual Period for the Floating Rate Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBOR01 Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).  If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by or under common control with, the Servicer or any successor servicer or the Originator; and “Reserve Interest Rate” will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Floating Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports to Certificateholders

On each Distribution Date, the Trustee will provide or make available a statement (based in part on information received from the Servicer) setting forth, among other things:

(i)  the amount of the distribution made on such Distribution Date to the holders of the certificates of each class allocable to principal and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

(ii)  the amount of the distribution made on such Distribution Date to the holders of the certificates of each class allocable to interest;

(iii)  the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Target Amount, the Overcollateralization Deficiency Amount and the Credit Enhancement Percentage for such Distribution Date;

(iv)  the fees and expenses of the trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(v)  the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances);

(vi)  the aggregate Principal Balance of the Mortgage Loans and any REO Properties as of the end of the related Due Period;

(vii)  the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)  the number and aggregate unpaid Principal Balance of Mortgage Loans in respect of which (a) one monthly payment is delinquent, (b) two monthly payments are delinquent, (c) three monthly payments are delinquent and (d) foreclosure proceedings have begun, in each case, as of the last day of the calendar month preceding the related Distribution Date;

(ix)  the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the calendar month preceding the related Distribution Date;

(x)  the aggregate amount of principal prepayments made during the related Prepayment Period;

(xi)  the delinquency percentage;

(xii)  the aggregate amount of Realized Losses incurred during the related Prepayment Period, the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period;

(xiii)  the aggregate amount of extraordinary trust fund expenses withdrawn from the distribution account for such Distribution Date;

(xiv)  the Certificate Principal Balance of each class of certificates, before and after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date;

(xv)  the Monthly Interest Distributable Amount in respect of the Floating Rate Certificates, the Class X Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Floating Rate Certificates and the Class X Certificates on such Distribution Date;

(xvi)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments of Compensating Interest by the Servicer;

(xvii)  the Net WAC Rate Carryover Amount for the Floating Rate Certificates, if any, for such Distribution Date and the amount remaining undistributed after reimbursements therefor on such Distribution Date;

(xviii)  whether the Stepdown Date or a Trigger Event has occurred;

(xix)  the total cashflows received and the general sources thereof;

(xx)  the respective Pass-Through Rates applicable to the Floating Rate Certificates, the Class X Certificates and the Class C Certificates for such Distribution Date (and whether such Pass-Through Rate was limited by the Net WAC Rate) and the Pass-Through Rate applicable to the Floating Rate Certificates and the Class X Certificates for the immediately succeeding Distribution Date;

(xxi)  payments, if any, made under the Basis Risk Cap Agreement and the Interest Rate Cap Agreement and the amount distributed to the Floating Rate Certificates from such payments;

(xxii)  the amount of any Net Swap Payments or Swap Termination Payments; and

(xxiii)  the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date.

In addition, the Trustee will include on Form 10-D (to the extent it receives information from the Servicer) information regarding any material breaches of representations and warranties regarding the Mortgage Loans and material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

The Trustee will make such information (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer, the Swap Provider and the Rating Agencies via the Trustee’s internet website located at www.ctslink.com.  Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at 1-866-846-4526.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee will provide timely and adequate notification to all above parties regarding any such changes.

The primary source of information available to investors concerning the Certificates will be the monthly reports made available via the Trustee’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Certificates and the status of the applicable form of credit enhancement.  Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549.  Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults and Realized Losses

The yield to maturity of the Floating Rate Certificates and the Class X Certificates will be sensitive to defaults on the Mortgage Loans.  If a purchaser of a Floating Rate Certificate or a Class X Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

General Prepayment Considerations

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Floating Rate Certificates and the Class X Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Servicer).  Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that do not have prepayment charges. The Mortgage Loans are subject to the “due-on-sale” provisions included therein and approximately 94.46% of the Mortgage Loans provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.  See “The Mortgage Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Floating Rate Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Floating Rate Certificates and the Class X Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any Floating Rate Certificate or Class X Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Floating Rate Certificates or Class X Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease.  The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the Adjustable-Rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the Adjustable-Rate Mortgage Loans because the amount of the monthly payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date.  Furthermore, all of the Adjustable-Rate Mortgage Loans will not have their initial Adjustment Date for two, three, five or fifteen years after the origination thereof.  The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans.  The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

Except in the circumstances described in this free writing prospectus, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II Certificates relate to principal payments on the Group II Mortgage Loans.

Approximately 72.53% of the Group I Mortgage Loans and approximately 76.61% of the Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) and approximately 73.66% of the Mortgage Loans (by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates.  However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

Yield Considerations Relating to Interest Distributions

Interest May Be Limited by the Net WAC Rate.  If the Pass-Through Rate of any class of Floating Rate Certificates is limited by the Net WAC Rate, such class will accrue less interest than would otherwise be the case.

To the extent the Pass-Through Rate for any class of Floating Rate Certificates on any Distribution Date is limited to the Net WAC Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will only be distributable from (i) payments received under Basis Risk Cap Agreement, (ii) Net Monthly Excess Cashflow to the extent that the Overcollateralization Target Amount has been reached, (iii) payments received under the Interest Rate Swap Agreement or (iv) payments received from the Cap Trustee under the Interest Rate Cap Agreement, in each case subject to the priorities described in this free writing prospectus.

The Net WAC Rate for the Floating Rate Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on the Floating Rate Certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long.

For a discussion of other factors that could cause the Pass-Through Rate on the Floating Rate Certificates to be capped at the Net WAC Rate, see “Risk Factors—Effect of Mortgage Rates on the Floating Rate Certificates” herein.

Prepayment Interest Shortfalls and Relief Act Shortfalls.   On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Floating Rate Certificates and the Class X Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.  The holders of the Floating Rate Certificates and the Class X Certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the Floating Rate Certificates or the Class X Certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.  See “Risk Factors—Prepayment Interest Shortfalls and Relief Act Shortfalls” in this free writing prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Floating Rate Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of a Floating Rate Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Assumed Final Distribution Date for the Floating Rate Certificates is as set forth herein under “Description of the Certificates—General.”  The final Distribution Date with respect to the Floating Rate Certificates could occur significantly earlier than the related Assumed Final Distribution Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Floating Rate Certificates as described herein and (iii) an early a termination of the Trust may occur as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this free writing prospectus (the “Prepayment Assumption”) assumes a prepayment rate for the Fixed-Rate Mortgage Loans of 100% of the Fixed-Rate Prepayment Vector and a prepayment rate for the Adjustable-Rate Mortgage Loans of 100% of the Adjustable-Rate Prepayment Vector.  The “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of 3.00% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.091% (precisely 12%/11) per annum in each month thereafter until the 12th month.  Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 15.00%.  The “Adjustable-Rate Prepayment Vector” assumes (a) a CPR of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.455% (precisely 16%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 23rd month, a CPR of 18.00% per annum, (b) beginning in the 24th month and in each month thereafter until the 27th month, a CPR of 50.00% per annum and (c) beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 25.00% per annum.  However, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of the Adjustable-Rate Prepayment Vector and Fixed-Rate Prepayment Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption described thereunder.

The tables titled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans.  Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Floating Rate Certificates set forth in the tables.  In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Floating Rate Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Original Certificate Principal Balance Outstanding” were determined assuming that (the “Structuring Assumptions”): (i) the Mortgage Loans have the characteristics set forth in Annex II to this free writing prospectus, (ii) the Closing Date for the Floating Rate Certificates occurs on October 30, 2007 and the Floating Rate Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in November 2007, in accordance with the allocation of Available Funds set forth above under “Description of the Certificates—Allocation of Available Funds,” (iv) the prepayment rates are the percentages of the respective Prepayment Assumption set forth in the “Percent of Original Certificate Principal Balance Outstanding” tables below, (v) prepayments include thirty days’ interest thereon, (vi) neither the Originator nor the Sponsor is required to substitute or repurchase any of the Mortgage Loans pursuant to the Master Agreement or the Assignment and Recognition Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Termination” in the tables below, (vii) the Overcollateralization Target Amount is determined as set forth in this free writing prospectus, (viii) scheduled payments for the Mortgage Loans are received on the first day of each month commencing in November 2007, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each calendar month commencing in October 2007, (xi) the Certificate Index is at all times equal to 5.12900%, (xii) the Pass-Through-Rates for the Floating Rate Certificates are as set forth herein, (xiii) the Mortgage Rate for each Adjustable-Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Initial Periodic Rate Caps, Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xiv) with respect to the Adjustable-Rate Mortgage Loans, the related Mortgage Rate adjusts based on Six-Month LIBOR which is equal to 5.14300%, (xv) the Servicing Fee Rate is equal to 0.30% per annum for the first 10 Due Periods, 0.40% per annum for the 11th through 30th  Due Periods and 0.65% per annum for all Due Periods thereafter, (xvi) the Credit Risk Manager Fee Rate is equal to 0.0125% per annum, (xvii) each Mortgage Loan with an interest only term greater than zero does not amortize during the remaining interest only period but following the interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current principal balance of such mortgage loan over the remaining term to maturity calculated at the expiration of the interest only term, (xviii) the Certificate Principal Balance of the Class P Certificates is $0, (xix) the Fixed Swap Payment is calculated as described under “Description of the Certificates—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and no Swap Termination Payment is made and (xx) the capitalized interest account is assumed in the first Distribution Date to cover any Net WAC Rate Carryover Amounts.  Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Prepayment Scenarios(1)

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Fixed-Rate Mortgage Loans:	70%	85%	100%	120%	140%
Adjustable-Rate Mortgage Loans:	70%	85%	100%	120%	140%
_________________
(1)Percentage of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Floating Rate Certificates, and set forth the percentages of the Original Certificate Principal Balance of such Certificate that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption.

Percent of Original Certificate Principal Balance Outstanding

	Class I-A-1 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2008	88	86	84	80	77
October 25, 2009	69	63	56	48	40
October 25, 2010	52	43	35	25	16
October 25, 2011	39	31	27	22	16
October 25, 2012	30	25	21	17	13
October 25, 2013	26	21	17	13	9
October 25, 2014	22	17	13	10	7
October 25, 2015	19	14	11	7	5
October 25, 2016	16	12	9	6	4
October 25, 2017	14	10	7	4	3
October 25, 2018	12	8	6	3	2
October 25, 2019	10	7	4	3	2
October 25, 2020	8	5	4	2	1
October 25, 2021	7	5	3	2	1
October 25, 2022	6	4	2	1	1
October 25, 2023	5	3	2	1	*
October 25, 2024	4	3	2	1	*
October 25, 2025	4	2	1	1	0
October 25, 2026	3	2	1	*	0
October 25, 2027	3	1	1	*	0
October 25, 2028	2	1	1	0	0
October 25, 2029	2	1	*	0	0
October 25, 2030	2	1	*	0	0
October 25, 2031	1	1	0	0	0
October 25, 2032	1	*	0	0	0
October 25, 2033	1	*	0	0	0
October 25, 2034	1	0	0	0	0
October 25, 2035	*	0	0	0	0
October 25, 2036	*	0	0	0	0
October 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	4.99	4.19	3.60	3.01	2.52
Weighted Average Life (years) to Optional Termination(1)(2)	4.61	3.84	3.29	2.75	2.30
_________________________

(1)The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2)Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*If applicable, indicates a number that is greater than zero but less than 0.5%.
Percent of Original Certificate Principal Balance Outstanding

	Class II-A-1 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2008	64	56	49	39	29
October 25, 2009	0	0	0	0	0
October 25, 2010	0	0	0	0	0
October 25, 2011	0	0	0	0	0
October 25, 2012	0	0	0	0	0
October 25, 2013	0	0	0	0	0
October 25, 2014	0	0	0	0	0
October 25, 2015	0	0	0	0	0
October 25, 2016	0	0	0	0	0
October 25, 2017	0	0	0	0	0
October 25, 2018	0	0	0	0	0
October 25, 2019	0	0	0	0	0
October 25, 2020	0	0	0	0	0
October 25, 2021	0	0	0	0	0
October 25, 2022	0	0	0	0	0
October 25, 2023	0	0	0	0	0
October 25, 2024	0	0	0	0	0
October 25, 2025	0	0	0	0	0
October 25, 2026	0	0	0	0	0
October 25, 2027	0	0	0	0	0
October 25, 2028	0	0	0	0	0
October 25, 2029	0	0	0	0	0
October 25, 2030	0	0	0	0	0
October 25, 2031	0	0	0	0	0
October 25, 2032	0	0	0	0	0
October 25, 2033	0	0	0	0	0
October 25, 2034	0	0	0	0	0
October 25, 2035	0	0	0	0	0
October 25, 2036	0	0	0	0	0
October 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	1.26	1.12	1.00	0.88	0.78
Weighted Average Life (years) to Optional Termination(1)(2)	1.26	1.12	1.00	0.88	0.78
_________________________

(1)The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2)Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding

	Class II-A-2 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100
October 25, 2009	99	87	75	58	42
October 25, 2010	65	48	32	13	0
October 25, 2011	40	29	21	12	0
October 25, 2012	28	19	11	2	0
October 25, 2013	19	10	3	0	0
October 25, 2014	12	4	0	0	0
October 25, 2015	7	0	0	0	0
October 25, 2016	2	0	0	0	0
October 25, 2017	0	0	0	0	0
October 25, 2018	0	0	0	0	0
October 25, 2019	0	0	0	0	0
October 25, 2020	0	0	0	0	0
October 25, 2021	0	0	0	0	0
October 25, 2022	0	0	0	0	0
October 25, 2023	0	0	0	0	0
October 25, 2024	0	0	0	0	0
October 25, 2025	0	0	0	0	0
October 25, 2026	0	0	0	0	0
October 25, 2027	0	0	0	0	0
October 25, 2028	0	0	0	0	0
October 25, 2029	0	0	0	0	0
October 25, 2030	0	0	0	0	0
October 25, 2031	0	0	0	0	0
October 25, 2032	0	0	0	0	0
October 25, 2033	0	0	0	0	0
October 25, 2034	0	0	0	0	0
October 25, 2035	0	0	0	0	0
October 25, 2036	0	0	0	0	0
October 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	4.20	3.49	3.00	2.46	2.02
Weighted Average Life (years) to Optional Termination(1)(2)	4.20	3.49	3.00	2.46	2.02
_________________________

(1)The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2)Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding

	Class II-A-3 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	100	100	78
October 25, 2011	100	100	100	100	78
October 25, 2012	100	100	100	100	78
October 25, 2013	100	100	100	79	54
October 25, 2014	100	100	86	58	38
October 25, 2015	100	93	67	42	26
October 25, 2016	100	75	52	31	19
October 25, 2017	89	60	40	23	13
October 25, 2018	75	49	31	17	10
October 25, 2019	63	39	25	13	7
October 25, 2020	52	32	19	10	5
October 25, 2021	44	26	15	7	2
October 25, 2022	37	21	12	6	*
October 25, 2023	31	17	9	4	0
October 25, 2024	26	14	7	2	0
October 25, 2025	22	11	6	0	0
October 25, 2026	18	9	4	0	0
October 25, 2027	15	7	2	0	0
October 25, 2028	13	6	1	0	0
October 25, 2029	10	5	0	0	0
October 25, 2030	9	3	0	0	0
October 25, 2031	7	1	0	0	0
October 25, 2032	6	0	0	0	0
October 25, 2033	5	0	0	0	0
October 25, 2034	3	0	0	0	0
October 25, 2035	1	0	0	0	0
October 25, 2036	0	0	0	0	0
October 25, 2037	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	14.77	12.20	10.31	8.45	6.68
Weighted Average Life (years) to Optional Termination(1)(2)	12.60	10.38	8.74	7.17	5.63
_________________________

(1)The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2)Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*If applicable, indicates a number that is greater than zero but less than 0.5%.

Special Yield Considerations relating to the Class X Certificates

Based on the Structuring Assumptions, and further assuming prepayments at a CPR of approximately 30.4% and an assumed purchase price of $7,336,112, the pre-tax yield to maturity of the Class X-1 Certificates would be approximately 0%.  If the actual prepayment rate on the Group I Mortgage Loans were to exceed such rate, then assuming the Group I Mortgage Loans behave in conformity with all other Structuring Assumptions, initial investors in the Class X-1 Certificates would not fully recover their initial investment.  Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.  Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class X-1 Certificates.

Based on the Structuring Assumptions, and further assuming prepayments at a CPR of approximately 29.4% and an assumed purchase price of $2,527,087, the pre-tax yield to maturity of the Class X-2 Certificates would be approximately 0%.  If the actual prepayment rate on the Group II Mortgage Loans were to exceed such rate, then assuming the Group II Mortgage Loans behave in conformity with all other Structuring Assumptions, initial investors in the Class X-2 Certificates would not fully recover their initial investment.  Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.  Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class X-2 Certificates.

Based on the Structuring Assumptions, and further assuming prepayments at a CPR of approximately 58.7% and an assumed purchase price of $931,781, the pre-tax yield to maturity of the Class X-3 Certificates would be approximately 0%.  If the actual prepayment rate on the Mortgage Loans were to exceed such rate, then assuming the Mortgage Loans behave in conformity with all other Structuring Assumptions, initial investors in the Class X-3 Certificates would not fully recover their initial investment.  Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.  Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class X-3 Certificates.

The 0% pre-tax yields described above were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the related Class X Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price, and converting such monthly rate to a corporate bond equivalent rate.  Such calculations do not take into account the interest rates at which funds received by holders of the Class X Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Floating Rate Certificates and the Class X Certificates to the purchase of the Mortgage Loans transferred to the Trust.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the Trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, the Cap Trust, any Servicer Prepayment Charge Payment Amounts, the Basis Risk Cap Agreement, the Interest Rate Cap Agreement, the Cap Account, the Cap Allocation Agreement and the Interest Rate Swap Agreement, as described more fully herein or in the Pooling Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes.  Upon the issuance of the Floating Rate Certificates and the Class X Certificates, Thacher Proffitt & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Floating Rate Certificates, the Class X Certificates and the Class C Certificates (exclusive of any right of the holder of such Certificates to receive distributions from or obligations to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Consequences—General” in the base prospectus.

Each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive distributions from the Net WAC Rate Carryover Reserve Account, the Cap Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account.  The Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account are not assets of any REMIC.  The treatment of amounts received by a holder of a Floating Rate Certificate under such Certificateholder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of a Floating Rate Certificate must allocate its purchase price for such Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right.  The Trust intends to treat distributions made to the holders of the Floating Rate Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders of the applicable class unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive distributions in respect of Net WAC Rate Carryover Amounts may have more than a de minimis value.  The value of such amount, if any, may be obtained from the Trustee upon request, provided that the Trustee has received such information from the Underwriter.  Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive distributions in respect of the Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Floating Rate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Trust’s treatment of distributions of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Floating Rate Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Floating Rate Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Pooling Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Floating Rate Certificate may have income that exceeds cash distributions on the Floating Rate Certificate, in any period and over the term of the Floating Rate Certificate. As a result, the Floating Rate Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Floating Rate Certificate the amount of the sale allocated to the selling Certificateholder’s right to receive distributions in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Floating Rate Certificate.  A holder of a Floating Rate Certificate will have gain or loss from such a termination of the right to receive distributions in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount.  Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, the Floating Rate Certificates may be, and the Class X Certificates will be, issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption.  No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.  See “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the base prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Floating Rate Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Floating Rate Certificates.  In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Floating Rate Certificates.  Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Floating Rate Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Floating Rate Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

It appears that a reasonable method of reporting original issue discount with respect to the Floating Rate Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.  See “Federal Income Tax Consequences—Taxation of Debt Securities” in the base prospectus.

Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.  Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the base prospectus.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.  The REMIC regular interest component of each Floating Rate Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Floating Rate Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Floating Rate Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Floating Rate Certificates generally may not be a suitable investment for a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The holders of the Floating Rate Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting.  As noted above, each holder of a Floating Rate Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive distributions in respect of the Net WAC Rate Carryover Amount.  The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations.  Because the Net WAC Rate Carryover Amount is treated as a separate right of the Floating Rate Certificates not distributable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Floating Rate Certificates and the Class X Certificates.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Servicer, as specified in the Pooling Agreement.

For further information regarding the federal income tax consequences of investing in the Floating Rate Certificates and the Class X Certificates, see “Material Federal Income Tax Consequences” in the base prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans).  ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the base prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption, or PTE, 90-59, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus.  The Exemption applies to obligations such as the mortgage loans in the trust which have loan-to-value ratios not in excess of 125 percent (125%), provided that the certificates issued are rated at least “AA-” or its equivalent and the rights and interests of the certificates are not subordinated to the rights and interests evidenced by other securities of the Issuing Entity, as more fully described in “ERISA Considerations” in the base prospectus.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust or the Cap Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust or the Cap Trust and, separately, the right to receive payments from the Supplemental Interest Trust or the Cap Trust.  The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust or the Cap Trust.  In addition, while the Supplemental Interest Trust or the Cap Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied.  However, if the Exemption is not available, there may be other exemptions that apply.  Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust or the Cap Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 95-60 (for transactions by insurance company general accounts), 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”).  For so long as the Supplemental Interest Trust or the Cap Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust or the Cap Trust, as applicable, are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment Considerations” in the base prospectus.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition of the issuance of the Certificates that the Offered Certificates receive the following ratings at least as high as the following ratings from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”; and together with Moody’s, the “Rating Agencies”):

	Moody’s	S&P
I-A-1	Aaa	AAA
II-A-1	Aaa	AAA
II-A-2	Aaa	AAA
II-A-3	Aaa	AAA
X-1	Aaa	AAA
X-2	Aaa	AAA
X-3	Aaa	AAA

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

INDEX OF DEFINED TERMS

AB Servicing Criteria
Accrual Period
Additional Termination Events
Adjustable-Rate Group I Mortgage Loans
Adjustable-Rate Group II Mortgage Loans
Adjustable-Rate Mortgage Loans
Adjustable-Rate Prepayment Vector
Adjusted Net Maximum Mortgage Rate
Adjusted Net Mortgage Rate
Adjustment Date
Advance:
Advances:
Advancing Person:
Allocated Realized Loss Amount
Assignment and Recognition Agreement
Assumed Final Distribution Date
Available Funds
Base Rate
Basis Risk Cap Agreement Additional Termination Event
Basis Risk Cap Early Termination
beneficial owner
Book-Entry Certificates
Cap Allocation Agreement
Cap Amount
Cap Notional Amount
Cap Trust
Certificate Index
Certificate Margin
Certificate Owners
Certificate Principal Balance
Certificates
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Class M-7 Principal Distribution Amount
Class M-8 Principal Distribution Amount
Class M-9 Principal Distribution Amount
Class X-2 Components
Class X-3 Components
Clearstream
Clearstream Participants
Code
Collection Account
Compensating Interest
CPR
Credit Enhancement Percentage
Definitive Certificate
Delayed First Adjustment Mortgage Loan:
Deleted Mortgage Loans
Delinquency Percentage
Depositor
Determination Date
Distribution Account
Distribution Date
DTC
DTC Participants
Due Date
Due Period
Early Termination Date
ERISA
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
Extra Principal Distribution Amount
Financial Intermediary
Fixed Swap Payment
Fixed-Rate Group I Mortgage Loans
Fixed-Rate Group II Mortgage Loans
Fixed-Rate Mortgage Loans
Fixed-Rate Prepayment Vector
Floating Swap Payment
Formula Rate
GCM
Global Securities
Gross Losses
Gross Margin
Group I Allocation Percentage
Group I Basic Principal Distribution Amount
Group I Certificates
Group I Class X-3 Percentage
Group I Interest Remittance Amount
Group I Mortgage Loans
Group I Principal Distribution Amount
Group I Principal Remittance Amount
Group I Senior Principal Distribution Amount
Group II Allocation Percentage
Group II Basic Principal Distribution Amount
Group II Certificates
Group II Class X-3 Percentage
Group II Interest Remittance Amount
Group II Mortgage Loans
Group II Principal Distribution Amount
Group II Principal Remittance Amount
Group II Senior Principal Distribution Amount
H&R Block
Homeownership Act
IML
Index
Initial Periodic Rate Cap
Insurance Proceeds
Interest Only Mortgage Loans
Interest Only Period
Interest Rate Cap Provider
Interest Rate Swap Agreement
IRS
Issuing Entity
LIBOR Business Day
LIBOR Determination Date
Liquidated Mortgage Loan
Loan Group
LTV
Master Agreement
Maximum Mortgage Rate
Mezzanine Certificates
Minimum Mortgage Rate
Monthly Interest Distributable Amount
Moody’s
Mortgage
Mortgage Loan Schedule
Mortgage Loans
Mortgage Pool
Mortgage Rate
Mortgaged Property
Net Liquidation Proceeds
Net Losses
Net Monthly Excess Cashflow
Net Swap Payment
Net WAC Rate Carryover Amount
Net WAC Rate Carryover Reserve Account
NIMS Insurer
NIMS Insurer Default
Notional Amount
Notional Principal Contract Regulations
Offered Certificates
OID Regulations
Option One
Option One Underwriting Guidelines
Optional Termination Date
Original Certificate Principal Balance
Originator
Overcollateralization Deficiency Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Overcollateralized Amount
Pass-Through Rate
Periodic Rate Cap
Permitted Investment
Plans
Pooling Agreement:
Prepayment Assumption
Prepayment Interest Shortfall
Prepayment Period
Principal Remittance Amount
Purchase Price
Qualified Substitute Mortgage Loan
Rating Agencies
Realized Loss
Record Date
Recoveries
Reference Banks
Related Documents
Relevant Depositary
Relief Act
REMIC
Reserve Interest Rate
Residual Certificates
Residual Holder
Rules
S&P
Senior Certificates
Senior Principal Distribution Amount
Servicing Advance:
Servicing Fee Rate:
Servicing Fee:
Servicing Rights Pledgees
Six Month LIBOR
SMMEA
Sponsor
Stepdown Date
Structuring Assumptions
Subordinate Certificates
Subsequent Recoveries
Substitution Adjustment
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Additional Termination Event
Swap Early Termination
Swap Event of Default
Swap Notional Amount
Swap Provider Trigger Event
Swap Rate
Swap Termination Event
Swap Termination Payment
Swap Termination Reserve Account
Teaser Rate
Termination Price
Terminator
Terms and Conditions
Trigger Event
Trust:
U.S. Person
Underwriter
Wells Fargo Bank

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP).  A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN, Form W-8EXP and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Group	Aggregate Principal Balance ($)	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Adjustment Date	Rate Adjustment Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Original Interest Only Term (months)
1	129,009.45	9.52500	180	177	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	1,261,705.17	8.92209	180	178	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	837,067.11	8.77883	174	172	174	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	761,978.00	9.04641	240	238	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	301,217.17	8.02261	240	238	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	10,256,638.90	9.16104	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	99,898.93	9.39000	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	3,226,101.15	9.16542	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	623,152.04	9.17212	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	2,668,738.29	9.73751	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	72,670,037.20	9.02211	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	458,500.00	7.75207	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
1	1,076,630.08	7.19373	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120
1	103,476.33	13.00000	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	38,054,500.47	9.19064	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	500,681.17	10.26876	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	5,911,311.60	8.57930	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	208,204.17	8.90000	360	359	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	1,108,758.64	9.77775	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	509,710.32	8.07506	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	224,940.06	10.57500	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	22,624,147.66	8.63539	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	11,376,355.61	8.84290	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	8,367,085.31	7.91996	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	246,281.00	7.55000	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	446,916.77	8.81242	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	31,750,250.36	8.19481	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	5,535,172.53	8.82300	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	18,206.94	9.99000	360	349	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	263,271.63	6.65000	180	178	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	703,708.24	7.96305	180	179	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	558,559.26	9.26382	180	179	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	239,516.47	6.60000	240	239	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	120,445.81	10.40000	240	238	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	2,676,591.64	7.14680	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	170,388.19	7.85000	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	185,119.91	7.77500	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	92,123.34	11.95000	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	405,029.00	8.90648	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	12,505,968.70	8.05787	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	1,191,166.05	7.02323	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120
1	6,018,808.18	8.54063	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	297,500.00	6.97500	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
1	2,406,962.53	7.26434	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	2,558,631.30	7.70300	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	99,979.53	11.42500	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	505,740.15	7.61059	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	971,129.69	7.44918	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	127,282.53	9.57500	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	6,967,255.37	7.27454	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	1,535,404.40	8.00287	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	53,100.92	10.37500	180	166	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	1,161,978.97	11.55894	360	345	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	5,327,323.18	9.26883	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	5,053,281.96	8.18561	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	480,993.00	7.65000	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120
2	2,997,940.46	8.82366	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	586,161.90	7.99000	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	652,292.78	10.00000	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	2,892,623.93	8.97570	360	359	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	958,517.00	8.47429	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	525,349.99	8.75000	360	357	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	4,426,630.34	7.55327	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	5,636,362.71	8.16050	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	1,040,936.26	9.23158	360	359	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	695,424.65	6.62500	180	178	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	603,934.69	6.65000	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	1,568,792.70	7.41493	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	1,575,064.94	7.80788	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120
2	2,374,154.64	7.91128	360	359	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	457,236.26	7.99000	360	358	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	477,900.21	6.65000	360	359	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	4,017,723.65	7.12106	360	358	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2	214,081.69	10.73675	360	345	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1	125,957.46	11.25000	360	359	360	6.00000	17.25000	6.00000	179	6	1.50000	1.50000	0
1	924,423.48	9.74758	360	357	360	6.18783	15.74758	7.12700	21	6	1.93346	1.35551	0
1	1,721,802.60	10.31490	360	358	360	6.20472	16.31490	6.20472	22	6	1.50000	1.50000	0
1	468,938.27	9.96908	360	356	360	6.00000	15.96908	7.14319	20	6	2.29758	1.23414	0
1	111,465.78	10.50000	360	357	360	5.00000	16.50000	5.00000	21	6	1.50000	1.50000	0
1	142,288.79	9.52500	360	357	360	6.00000	15.52500	6.00000	21	6	1.50000	1.50000	0
1	9,973,833.82	9.38521	360	357	360	6.26025	15.32682	6.26025	21	6	1.56609	1.47797	0
1	580,649.73	9.97257	360	358	360	6.00000	15.97257	6.00000	22	6	1.50000	1.50000	0
1	5,308,101.57	9.25528	360	358	360	6.15605	15.11704	6.15605	22	6	1.50000	1.46574	0
1	729,767.71	7.60237	360	357	360	6.00000	13.60237	6.00000	21	6	1.50000	1.50000	60
1	673,567.00	7.05904	360	357	360	5.90496	13.05904	5.90496	21	6	1.50000	1.50000	120
1	315,675.00	8.48610	360	358	360	6.00000	14.48610	6.00000	22	6	1.50000	1.50000	60
1	251,662.04	9.99000	360	357	360	5.40000	15.99000	5.40000	21	6	1.50000	1.50000	0
1	591,675.63	9.55000	360	357	480	6.20000	15.55000	6.20000	21	6	1.50000	1.50000	0
1	293,864.25	8.75000	360	358	480	6.65000	14.75000	6.65000	22	6	1.50000	1.50000	0
1	256,909.52	8.63379	360	356	480	5.38333	14.63379	6.48694	20	6	2.32771	1.22410	0
1	5,172,764.07	9.20077	360	357	480	6.28221	15.04455	6.62862	21	6	1.75831	1.41390	0
1	5,947,924.98	8.68940	360	358	480	6.12657	14.68940	6.23630	22	6	1.50000	1.50000	0
1	1,637,724.56	8.71690	360	357	480	6.02539	14.71690	6.02539	21	6	1.50000	1.50000	0
1	1,066,501.61	9.61503	360	358	480	5.97464	15.61503	6.54654	22	6	1.50000	1.50000	0
1	838,821.84	7.48996	360	357	600	6.09725	13.48996	6.09725	21	6	1.50000	1.50000	0
1	227,893.25	8.81000	360	355	600	7.81000	14.81000	8.81000	19	6	3.00000	1.00000	0
1	466,478.67	7.59487	360	356	600	6.08949	13.59487	6.08949	20	6	1.50000	1.50000	0
1	6,651,496.10	8.14258	360	357	600	5.99571	14.14258	5.99571	21	6	1.50000	1.50000	0
1	10,991,130.51	8.01251	360	358	600	6.01240	14.01251	6.01240	22	6	1.50000	1.50000	0
1	1,234,105.52	8.65556	360	357	600	6.09445	14.65556	6.09445	21	6	1.50000	1.50000	0
1	2,735,957.14	8.26498	360	358	600	6.02236	14.26498	6.02236	22	6	1.50000	1.50000	0
1	98,853.89	11.95000	360	355	360	6.00000	17.95000	6.00000	19	6	1.50000	1.50000	0
1	8,387,225.79	9.49307	360	357	360	6.05046	15.49307	6.05046	21	6	1.50000	1.50000	0
1	2,277,942.34	10.28138	360	358	360	6.02358	16.28138	6.02358	22	6	1.50000	1.50000	0
1	314,000.00	9.80000	360	358	360	6.00000	15.80000	6.00000	22	6	1.50000	1.50000	60
1	221,934.16	11.52000	180	179	180	6.40000	17.52000	6.40000	35	6	1.50000	1.50000	0
1	4,150,702.15	9.36081	360	358	360	6.07740	15.36081	6.07740	34	6	1.50000	1.50000	0
1	880,390.60	9.35986	360	359	360	6.00000	15.35986	6.00000	35	6	1.50000	1.50000	0
1	403,000.00	7.99000	360	359	360	6.00000	13.99000	6.00000	35	6	1.50000	1.50000	60
1	955,786.51	10.01120	360	358	360	6.17161	16.01120	6.17161	34	6	1.50000	1.50000	0
1	545,478.17	10.24362	360	358	360	6.00000	16.24362	6.00000	34	6	1.50000	1.50000	0
1	40,659,187.15	9.30269	360	358	360	6.15984	15.29164	6.27274	34	6	1.52251	1.49250	0
1	114,257.89	10.85000	360	359	360	6.00000	16.85000	6.00000	35	6	1.50000	1.50000	0
1	149,932.21	9.90000	360	359	360	6.00000	15.90000	6.00000	35	6	1.50000	1.50000	0
1	16,439,670.96	9.36298	360	359	360	6.18312	15.33197	6.18312	35	6	1.53931	1.48690	0
1	60,000.00	10.80000	360	358	360	6.00000	16.80000	6.00000	34	6	1.50000	1.50000	60
1	685,972.05	7.25119	360	358	360	6.00000	13.25119	6.00000	34	6	1.50000	1.50000	120
1	275,749.17	6.50000	360	358	360	6.00000	12.50000	6.00000	34	6	1.50000	1.50000	0
1	134,880.69	10.02500	360	358	360	6.00000	16.02500	6.00000	34	6	1.50000	1.50000	0
1	1,354,762.42	9.36939	360	358	360	6.24910	15.36939	6.24910	34	6	1.50000	1.50000	0
1	795,601.70	9.18694	360	359	360	6.44749	15.18694	6.44749	35	6	1.50000	1.50000	0
1	4,725,053.27	9.13740	360	358	480	6.14553	15.13740	6.14553	34	6	1.50000	1.50000	0
1	410,305.81	8.81445	360	359	480	6.00000	14.81445	6.00000	35	6	1.50000	1.50000	0
1	159,793.22	10.27500	360	358	480	6.00000	16.27500	6.00000	34	6	1.50000	1.50000	0
1	23,635,044.29	8.93312	360	358	480	6.20374	14.91738	6.25405	34	6	1.50000	1.50000	0
1	7,036,545.41	9.17054	360	359	480	6.19282	15.17054	6.29154	35	6	1.50000	1.50000	0
1	349,083.49	9.90000	360	358	480	6.00000	15.90000	6.00000	34	6	1.50000	1.50000	0
1	535,458.59	8.84976	360	357	480	6.00000	14.84976	6.00000	33	6	1.50000	1.50000	0
1	1,163,585.80	9.01358	360	358	480	6.09785	15.01358	6.09785	34	6	1.50000	1.50000	0
1	320,428.38	9.71271	360	359	480	6.00000	14.01836	6.00000	35	6	1.50000	1.50000	0
1	184,450.97	11.95000	360	357	480	6.00000	17.95000	6.00000	33	6	1.50000	1.50000	0
1	11,751,170.27	9.50026	360	358	480	6.09189	15.50026	6.09189	34	6	1.50000	1.50000	0
1	6,780,544.29	9.45551	360	359	480	6.07612	15.18361	6.07612	35	6	1.50000	1.50000	0
1	465,325.29	9.50000	360	357	600	6.00000	15.50000	6.00000	33	6	1.50000	1.50000	0
1	6,098,226.27	8.56920	360	358	600	6.03757	14.56920	6.03757	34	6	1.50000	1.50000	0
1	1,627,151.91	9.37498	360	359	600	6.02950	15.37498	6.02950	35	6	1.50000	1.50000	0
1	364,541.48	9.30037	360	358	600	6.00000	15.30037	6.00000	34	6	1.50000	1.50000	0
1	40,016,557.38	8.46255	360	358	600	6.05581	14.46255	6.07425	34	6	1.50892	1.49703	0
1	8,388,486.38	8.82281	360	359	600	6.05377	14.82281	6.17371	35	6	1.53653	1.48782	0
1	384,856.88	8.10000	360	357	600	6.00000	14.10000	6.00000	33	6	1.50000	1.50000	0
1	1,658,976.35	8.08481	360	358	600	6.02863	14.24150	6.45953	34	6	1.50000	1.50000	0
1	126,083.95	7.97500	360	359	600	5.00000	13.97500	5.00000	35	6	1.50000	1.50000	0
1	256,456.29	7.20000	360	359	600	6.00000	13.20000	6.00000	35	6	1.50000	1.50000	0
1	11,930,457.65	8.96440	360	358	600	6.03049	14.96440	6.03049	34	6	1.52451	1.49183	0
1	2,979,302.70	8.31836	360	359	600	6.06728	14.31836	6.06728	35	6	1.50000	1.50000	0
1	304,510.33	9.22326	360	357	360	5.34441	15.22326	5.34441	33	6	1.50000	1.50000	0
1	22,292,366.66	9.46988	360	358	360	6.03077	15.44837	6.04337	34	6	1.51008	1.49664	0
1	7,814,983.73	9.50539	360	359	360	6.08989	15.50539	6.08989	35	6	1.50000	1.50000	0
1	137,700.00	12.60000	360	359	360	6.00000	18.60000	6.00000	35	6	1.50000	1.50000	60
1	597,971.80	9.41573	360	358	360	5.94433	15.41573	5.94433	58	6	1.50000	1.50000	0
1	4,867,287.32	10.20057	360	359	360	6.16260	16.20057	6.16260	59	6	1.50000	1.50000	0
1	107,039.08	12.05000	360	358	360	6.00000	18.05000	6.00000	58	6	1.50000	1.50000	0
1	1,174,320.55	8.73678	360	358	360	6.00000	14.73678	6.48145	58	6	1.50000	1.45371	0
1	457,343.56	11.35726	360	359	360	5.92348	17.35726	5.92348	59	6	1.50000	1.50000	0
1	730,162.31	10.74011	360	359	360	6.06820	16.74011	6.06820	59	6	1.50000	1.50000	0
1	17,021,876.02	10.57778	360	359	360	6.13695	16.57778	6.13695	59	6	1.50000	1.50000	0
1	487,953.24	9.62279	360	359	360	6.00000	15.62279	6.00000	59	6	1.50000	1.50000	120
1	274,699.88	10.99848	360	357	360	6.66829	16.99848	6.66829	57	6	2.30194	1.23269	0
1	2,362,914.02	9.16513	360	358	360	6.23964	15.16513	6.23964	58	6	1.50000	1.50000	0
1	257,511.10	11.15000	360	359	360	6.00000	17.15000	6.00000	59	6	1.50000	1.50000	0
1	826,630.23	9.77761	360	359	360	6.09781	15.36785	6.09781	59	6	1.50000	1.50000	0
1	187,500.00	6.45000	360	357	360	6.00000	12.45000	6.00000	57	6	1.50000	1.50000	120
1	884,340.40	7.08966	360	358	360	6.00000	13.08966	6.00000	58	6	1.50000	1.50000	120
1	1,648,421.11	10.33702	360	359	480	6.00000	16.33702	6.00000	59	6	1.50000	1.50000	0
1	71,962.75	10.70000	360	356	480	6.00000	16.70000	6.00000	56	6	1.50000	1.50000	0
1	941,076.10	8.86777	360	358	480	6.33906	14.86777	6.33906	58	6	1.50000	1.50000	0
1	168,770.98	9.72500	360	359	480	6.00000	15.72500	6.00000	59	6	1.50000	1.50000	0
1	60,295.63	12.50000	360	359	480	6.00000	18.50000	6.00000	59	6	1.50000	1.50000	0
1	8,582,578.97	9.80026	360	359	480	6.14457	15.73562	6.14457	59	6	1.50000	1.50000	0
1	768,363.39	8.16337	360	357	480	6.05461	14.16337	6.05461	57	6	1.50000	1.50000	0
1	938,785.91	8.40475	360	358	480	6.00000	14.40475	6.00000	58	6	1.50000	1.50000	0
1	563,996.25	9.89070	360	359	480	6.05584	15.89070	6.05584	59	6	1.50000	1.50000	0
1	1,322,892.89	9.20508	360	358	480	6.17178	15.20508	6.17178	58	6	1.50000	1.50000	0
1	5,232,601.57	10.01131	360	359	480	6.10339	16.01131	6.10339	59	6	1.50000	1.50000	0
1	364,797.09	6.99000	360	357	600	6.00000	12.99000	6.00000	57	6	1.50000	1.50000	0
1	1,091,041.90	6.69258	360	358	600	6.00000	12.69258	6.00000	58	6	1.50000	1.50000	0
1	3,188,534.11	9.12519	360	359	600	6.11242	15.12519	6.11242	59	6	1.50000	1.50000	0
1	100,338.59	10.05000	360	358	600	6.00000	16.05000	6.00000	58	6	1.50000	1.50000	0
1	1,157,302.33	9.13442	360	358	600	6.17961	15.13442	6.17961	58	6	1.50000	1.50000	0
1	158,391.47	10.17500	360	359	600	6.00000	16.17500	6.00000	59	6	1.50000	1.50000	0
1	157,494.89	11.42500	360	359	600	6.00000	17.42500	6.00000	59	6	1.50000	1.50000	0
1	16,744,833.30	9.34980	360	359	600	6.06578	15.34980	6.06578	59	6	1.50000	1.50000	0
1	1,274,235.63	7.47992	360	357	600	6.04931	13.47992	6.04931	57	6	1.50000	1.50000	0
1	4,436,336.65	8.19754	360	358	600	6.12001	14.02992	6.12001	58	6	1.50000	1.50000	0
1	1,329,984.29	8.38493	360	359	600	6.00000	14.38493	6.00000	59	6	1.50000	1.50000	0
1	322,894.45	8.40000	360	357	600	6.00000	14.40000	6.00000	57	6	1.50000	1.50000	0
1	1,114,488.91	8.53499	360	358	600	6.00000	14.53499	6.00000	58	6	1.50000	1.50000	0
1	4,871,267.80	9.68694	360	359	600	6.02136	15.68694	6.02136	59	6	1.50000	1.50000	0
1	1,377,849.98	9.32197	360	358	360	6.11462	15.32197	6.11462	58	6	1.50000	1.50000	0
1	20,527,227.28	10.46745	360	359	360	6.08378	16.45055	6.08378	59	6	1.50000	1.50000	0
1	279,314.24	8.50000	360	356	360	6.00000	14.50000	6.00000	20	6	1.50000	1.50000	0
1	358,263.75	9.49723	360	357	360	6.00000	15.49723	6.00000	21	6	1.50000	1.50000	0
1	354,439.26	10.04808	360	356	360	6.33224	16.04808	6.33224	20	6	1.50000	1.50000	0
1	52,156.69	12.20000	360	357	360	6.00000	18.20000	6.00000	21	6	1.50000	1.50000	0
1	391,156.22	7.70000	360	357	360	6.00000	13.70000	6.00000	21	6	1.50000	1.50000	0
1	3,735,879.31	9.68623	360	357	360	6.00741	15.51890	6.00741	21	6	1.50000	1.50000	0
1	437,240.99	10.14774	360	358	360	6.00000	16.14774	6.00000	22	6	1.50000	1.50000	0
1	151,993.90	7.50000	360	346	360	3.62500	13.50000	7.50000	10	6	3.00000	1.00000	60
1	260,977.96	5.99000	360	357	360	4.24000	11.99000	4.24000	21	6	1.50000	1.50000	120
1	391,764.72	7.85000	360	358	480	6.00000	13.85000	6.00000	22	6	1.50000	1.50000	0
1	198,247.17	8.40000	360	357	480	6.00000	14.40000	6.00000	21	6	1.50000	1.50000	0
1	635,012.74	7.43201	360	358	480	6.00000	13.43201	6.00000	22	6	1.50000	1.50000	0
1	341,900.88	10.30000	360	358	480	6.65000	16.30000	10.30000	22	6	3.00000	1.00000	0
1	1,073,070.77	7.47687	360	357	600	6.00000	13.47687	6.00000	21	6	1.50000	1.50000	0
1	1,731,120.10	7.36233	360	358	600	6.16891	13.36233	6.16891	22	6	1.50000	1.50000	0
1	269,907.70	7.20000	360	358	600	6.00000	13.20000	6.00000	22	6	1.50000	1.50000	0
1	359,045.55	10.80000	360	354	360	6.00000	16.80000	6.00000	18	6	1.50000	1.50000	0
1	372,776.50	10.70000	360	355	360	6.00000	16.70000	6.00000	19	6	1.50000	1.50000	0
1	331,178.54	8.45000	360	356	360	6.00000	14.45000	6.00000	20	6	1.50000	1.50000	0
1	2,301,304.61	10.18512	360	357	360	6.05186	16.18512	6.05764	21	6	1.50000	1.50000	0
1	847,689.23	10.86269	360	358	360	5.84995	16.86269	5.84995	22	6	1.50000	1.50000	0
1	393,611.10	10.74000	180	179	180	6.00000	16.74000	6.00000	35	6	1.50000	1.50000	0
1	958,535.36	8.60123	360	358	360	6.00000	14.60123	6.00000	34	6	1.50000	1.50000	0
1	1,571,116.13	9.25510	360	359	360	6.00000	15.25510	6.00000	35	6	1.50000	1.50000	0
1	118,929.25	11.85000	360	358	360	6.00000	17.85000	6.00000	34	6	1.50000	1.50000	0
1	101,922.86	10.75000	360	358	360	6.00000	16.75000	6.00000	34	6	1.50000	1.50000	0
1	5,700,659.25	9.32964	360	358	360	6.02431	15.32964	6.02431	34	6	1.50000	1.50000	0
1	227,869.50	8.77500	360	359	360	6.00000	14.77500	6.00000	35	6	1.50000	1.50000	0
1	583,329.83	8.28596	360	359	360	6.00000	14.28596	6.00000	35	6	1.50000	1.50000	0
1	159,200.00	9.43800	360	358	360	6.00000	15.43800	6.00000	34	6	1.50000	1.50000	60
1	404,712.99	11.05000	360	358	360	6.00000	17.05000	6.00000	34	6	1.50000	1.50000	0
1	199,576.83	12.00000	360	357	360	6.00000	18.00000	6.00000	33	6	1.50000	1.50000	0
1	356,467.00	10.54621	360	358	360	6.00000	16.54621	6.00000	34	6	1.50000	1.50000	0
1	373,303.22	8.30000	360	358	480	6.00000	14.30000	6.00000	34	6	1.50000	1.50000	0
1	341,781.57	9.25677	360	358	480	6.00000	15.25677	6.00000	34	6	1.50000	1.50000	0
1	421,161.93	9.07433	360	359	480	6.00000	14.31767	6.00000	35	6	1.50000	1.50000	0
1	278,733.97	6.20000	360	358	480	6.00000	12.20000	6.00000	34	6	1.50000	1.50000	0
1	582,758.83	9.14865	360	358	480	6.08919	15.14865	6.08919	34	6	1.50000	1.50000	0
1	741,593.73	8.83437	360	358	600	6.00000	14.83437	6.00000	34	6	1.50000	1.50000	0
1	843,311.86	8.65599	360	359	600	6.00000	14.65599	6.00000	35	6	1.50000	1.50000	0
1	151,526.79	8.37500	360	358	600	6.00000	14.37500	6.00000	34	6	1.50000	1.50000	0
1	2,858,058.83	8.27892	360	358	600	5.98573	14.27892	5.98573	34	6	1.50000	1.50000	0
1	3,211,129.90	8.41240	360	359	600	5.99061	14.41240	5.99061	35	6	1.50000	1.50000	0
1	75,196.04	10.22500	360	359	600	6.00000	16.22500	6.00000	35	6	1.50000	1.50000	0
1	1,851,809.21	9.07268	360	358	600	6.10002	15.07268	6.10002	34	6	1.50000	1.50000	0
1	249,976.39	8.75000	360	359	600	6.00000	14.75000	6.00000	35	6	1.50000	1.50000	0
1	3,707,345.85	9.54160	360	358	360	6.00000	15.54160	6.00000	34	6	1.50000	1.50000	0
1	2,117,547.24	9.17721	360	359	360	5.92687	15.17721	5.92687	35	6	1.50000	1.50000	0
1	607,699.52	6.77633	360	358	360	6.00000	12.77633	6.00000	58	6	1.50000	1.50000	0
1	2,501,036.00	9.69366	360	359	360	6.00000	15.69366	6.00000	59	6	1.50000	1.50000	0
1	337,500.00	9.82500	360	359	360	6.00000	15.82500	6.00000	59	6	1.50000	1.50000	120
1	460,347.69	9.27461	360	358	360	6.00000	15.27461	6.00000	58	6	1.50000	1.50000	0
1	5,081,784.55	10.71240	360	359	360	6.08369	16.71240	6.08369	59	6	1.50000	1.50000	0
1	408,000.00	6.25000	360	358	360	5.85000	12.25000	5.85000	58	6	1.50000	1.50000	120
1	76,410.11	11.95000	360	356	360	5.40000	17.95000	5.40000	56	6	1.50000	1.50000	0
1	411,811.85	8.95000	360	357	360	6.00000	14.95000	6.00000	57	6	1.50000	1.50000	0
1	357,796.35	8.70543	360	357	360	6.00000	14.70543	6.00000	57	6	1.50000	1.50000	0
1	465,732.45	7.69952	360	358	360	6.00000	13.69952	6.00000	58	6	1.50000	1.50000	0
1	320,592.41	9.52386	360	359	360	6.00000	15.52386	6.00000	59	6	1.50000	1.50000	0
1	270,000.00	6.68000	360	359	360	2.50000	12.68000	2.50000	59	6	1.50000	1.50000	120
1	375,764.38	7.70000	360	358	480	6.00000	13.70000	6.00000	58	6	1.50000	1.50000	0
1	251,456.12	9.67500	360	359	480	6.00000	15.67500	6.00000	59	6	1.50000	1.50000	0
1	221,501.24	8.87000	360	358	480	6.00000	14.87000	6.00000	58	6	1.50000	1.50000	0
1	703,447.62	8.96290	360	359	480	6.00000	14.96290	6.00000	59	6	1.50000	1.50000	0
1	335,282.30	6.95000	360	357	480	6.00000	12.95000	6.00000	57	6	1.50000	1.50000	0
1	490,703.02	11.76125	360	359	480	6.47551	17.76125	6.47551	59	6	1.50000	1.50000	0
1	1,609,764.85	7.67169	360	359	600	6.00000	13.67169	6.00000	59	6	1.50000	1.50000	0
1	288,964.43	9.85000	360	358	600	6.00000	15.85000	6.00000	58	6	1.50000	1.50000	0
1	2,646,410.23	8.70144	360	359	600	6.06038	14.70144	6.06038	59	6	1.50000	1.50000	0
1	693,649.81	6.76925	360	357	600	6.00000	12.76925	6.00000	57	6	2.22198	1.25934	0
1	1,266,575.75	7.28232	360	358	600	6.00000	13.28232	6.00000	58	6	1.50000	1.50000	0
1	255,478.11	8.23870	360	359	600	6.00000	14.23870	6.00000	59	6	1.50000	1.50000	0
1	1,731,649.73	9.18030	360	359	600	6.03014	15.18030	6.03014	59	6	1.50000	1.50000	0
1	490,267.26	7.62559	360	358	360	6.00000	13.62559	6.00000	58	6	1.50000	1.50000	0
1	3,597,471.74	9.92336	360	359	360	6.10094	15.92336	6.10094	59	6	1.50000	1.50000	0
1	275,500.00	9.38000	360	359	360	2.50000	15.38000	2.50000	59	6	1.50000	1.50000	120
2	1,209,650.52	8.94229	360	358	360	6.00000	14.94229	6.00000	22	6	1.50000	1.50000	0
2	512,187.55	9.20000	360	357	360	6.20000	15.20000	6.20000	21	6	1.50000	1.50000	0
2	3,569,484.96	9.19002	360	358	360	6.38190	15.19002	6.38190	22	6	1.50000	1.50000	0
2	587,250.00	8.65000	360	356	360	6.00000	14.65000	6.00000	20	6	1.50000	1.50000	60
2	447,645.71	9.30000	360	356	480	6.00000	15.30000	6.00000	20	6	1.50000	1.50000	0
2	1,922,737.29	7.91812	360	357	480	6.14668	13.91812	6.14668	21	6	1.50000	1.50000	0
2	4,433,022.53	8.66197	360	358	480	6.42766	14.66197	6.67931	22	6	1.50000	1.50000	0
2	3,304,683.98	8.80190	360	357	480	6.07126	14.80190	6.07126	21	6	1.50000	1.50000	0
2	446,252.02	9.25000	360	358	480	6.00000	15.25000	6.00000	22	6	1.50000	1.50000	0
2	779,300.21	9.75000	360	358	600	6.00000	15.75000	6.00000	22	6	1.50000	1.50000	0
2	683,438.83	7.87500	360	354	600	6.62500	13.87500	6.62500	18	6	1.50000	1.50000	0
2	521,501.09	6.30000	360	356	600	6.00000	12.30000	6.00000	20	6	1.50000	1.50000	0
2	3,796,889.27	7.97554	360	357	600	6.00000	13.97554	6.48813	21	6	1.50000	1.50000	0
2	6,303,394.99	7.89745	360	358	600	6.01484	13.89745	6.01484	22	6	1.50000	1.50000	0
2	2,873,036.11	9.31554	360	357	600	6.07516	15.31554	6.07516	21	6	1.50000	1.50000	0
2	1,562,865.22	8.47071	360	358	600	6.00000	14.47071	6.00000	22	6	1.50000	1.50000	0
2	1,770,709.33	8.45100	360	357	360	6.00000	14.45100	6.00000	21	6	1.86900	1.37700	0
2	2,260,908.63	9.31845	360	358	360	6.09780	15.31845	6.09780	22	6	1.50000	1.50000	0
2	495,979.87	8.01000	360	358	360	6.00000	14.01000	6.00000	22	6	1.50000	1.50000	60
2	2,844,198.19	9.65633	360	358	360	6.17167	15.65633	6.17167	34	6	1.50000	1.50000	0
2	1,519,076.94	8.61762	360	359	360	6.13686	14.61762	6.13686	35	6	1.50000	1.50000	0
2	1,124,000.00	9.37162	360	358	360	6.00000	15.37162	6.00000	34	6	1.50000	1.50000	60
2	480,294.81	9.70000	360	358	360	6.40000	15.70000	6.40000	34	6	1.50000	1.50000	0
2	13,060,097.15	8.77257	360	358	360	6.06281	14.77257	6.06281	34	6	1.50000	1.50000	0
2	1,042,062.03	8.49742	360	359	360	6.62944	14.49742	6.62944	35	6	1.50000	1.50000	0
2	1,212,000.00	7.80000	360	359	360	6.00000	13.80000	6.00000	35	6	1.50000	1.50000	60
2	670,593.22	8.25000	360	355	480	6.00000	14.25000	6.00000	31	6	1.50000	1.50000	0
2	2,727,617.89	8.79180	360	358	480	6.39962	14.79180	6.39962	34	6	1.50000	1.50000	0
2	843,882.38	10.47822	360	359	480	6.32655	16.47822	6.32655	35	6	1.50000	1.50000	0
2	7,474,607.75	8.84780	360	358	480	6.20272	14.84780	6.20272	34	6	1.50000	1.50000	0
2	3,361,665.07	9.07886	360	359	480	6.26069	15.07886	6.26069	35	6	1.50000	1.50000	0
2	1,128,751.96	7.69275	360	358	480	6.20000	13.69275	6.20000	34	6	1.50000	1.50000	0
2	6,479,126.80	9.49385	360	358	480	6.08745	15.49385	6.08745	34	6	1.50000	1.50000	0
2	475,925.87	10.05000	360	359	480	6.00000	16.05000	6.00000	35	6	1.50000	1.50000	0
2	629,710.29	7.50000	360	357	600	6.00000	13.50000	6.00000	33	6	1.50000	1.50000	0
2	3,866,443.22	8.74505	360	358	600	6.00000	14.74505	6.00000	34	6	1.50000	1.50000	0
2	1,522,382.03	9.86241	360	359	600	6.00000	15.86241	6.00000	35	6	1.50000	1.50000	0
2	31,926,916.66	8.24639	360	358	600	6.05682	14.24639	6.13445	34	6	1.52452	1.49183	0
2	6,559,099.41	8.40920	360	359	600	6.01829	14.40920	6.01829	35	6	1.50000	1.50000	0
2	473,029.08	8.25000	360	355	600	6.37500	14.25000	8.25000	31	6	3.00000	1.00000	0
2	1,311,649.24	7.85507	360	358	600	6.00000	13.85507	6.00000	34	6	1.50000	1.50000	0
2	5,550,064.04	9.11904	360	358	600	6.10914	15.11904	6.10914	34	6	1.50000	1.50000	0
2	2,641,190.88	9.29155	360	359	600	6.00000	15.29155	6.00000	35	6	1.50000	1.50000	0
2	1,097,165.21	8.25000	360	356	360	6.00000	14.25000	6.00000	32	6	1.50000	1.50000	0
2	5,620,600.14	9.43059	360	358	360	6.10184	15.43059	6.10184	34	6	1.50000	1.50000	0
2	3,213,420.20	9.51585	360	359	360	6.09518	15.51585	6.09518	35	6	1.50000	1.50000	0
2	807,500.00	8.99000	360	358	360	6.20000	14.99000	6.20000	34	6	1.50000	1.50000	120
2	431,607.95	9.90000	360	358	360	6.00000	15.90000	6.00000	58	6	1.50000	1.50000	0
2	2,297,156.94	7.95528	360	358	360	6.03913	13.95528	6.03913	58	6	1.50000	1.50000	0
2	4,806,368.66	9.64700	360	359	360	6.02944	15.64700	6.02944	59	6	1.50000	1.50000	0
2	965,502.72	10.80878	360	359	360	4.65895	16.80878	4.65895	59	6	1.50000	1.50000	0
2	1,673,694.94	9.66830	360	359	480	6.32892	15.66830	6.32892	59	6	1.50000	1.50000	0
2	551,729.66	8.55000	360	358	480	6.00000	14.55000	6.00000	58	6	1.50000	1.50000	0
2	3,329,665.19	9.79477	360	359	480	6.45482	15.79477	6.45482	59	6	1.50000	1.50000	0
2	612,290.85	8.15000	360	357	480	6.00000	14.15000	6.00000	57	6	1.50000	1.50000	0
2	509,858.83	10.45000	360	358	480	6.00000	16.45000	6.00000	58	6	1.50000	1.50000	0
2	1,977,527.17	10.13869	360	359	480	6.15587	16.13869	6.15587	59	6	1.50000	1.50000	0
2	450,398.37	8.30000	360	358	600	6.00000	14.30000	6.00000	58	6	1.50000	1.50000	0
2	5,055,633.57	8.39615	360	359	600	6.00000	14.39615	6.00000	59	6	1.50000	1.50000	0
2	1,966,430.11	7.15655	360	358	600	6.00000	13.15655	6.00000	58	6	1.50000	1.50000	0
2	13,731,806.62	8.74238	360	359	600	6.08861	14.74238	6.08861	59	6	1.50000	1.50000	0
2	728,670.99	7.55000	360	357	600	6.00000	13.55000	6.00000	57	6	1.50000	1.50000	0
2	1,873,485.54	7.83864	360	358	600	6.34767	13.83864	6.34767	58	6	1.50000	1.50000	0
2	418,969.92	9.45000	360	359	600	6.00000	15.45000	6.00000	59	6	1.50000	1.50000	0
2	467,925.56	9.20000	360	358	600	6.00000	15.20000	6.00000	58	6	1.50000	1.50000	0
2	4,321,802.50	9.63879	360	359	600	6.06783	15.63879	6.06783	59	6	1.50000	1.50000	0
2	3,392,155.04	10.77042	360	359	360	6.18129	16.77042	6.18129	59	6	1.50000	1.50000	0
2	799,569.00	9.78000	360	359	360	2.50000	15.78000	2.50000	59	6	1.50000	1.50000	120
2	1,668,030.98	9.45536	360	357	360	6.00000	15.45536	6.00000	21	6	1.50000	1.50000	0
2	688,750.00	6.75000	360	357	360	6.00000	12.75000	6.00000	21	6	1.50000	1.50000	60
2	801,000.00	7.60000	360	358	360	6.00000	13.60000	6.00000	22	6	1.50000	1.50000	60
2	654,064.72	8.90000	360	357	480	6.00000	14.90000	6.00000	21	6	1.50000	1.50000	0
2	607,250.46	7.80000	360	357	600	6.00000	13.80000	7.80000	21	6	3.00000	1.00000	0
2	423,886.45	7.85000	360	358	600	6.00000	13.85000	6.00000	22	6	1.50000	1.50000	0
2	484,127.81	6.10000	360	357	600	5.37000	12.10000	5.37000	21	6	1.50000	1.50000	0
2	897,918.86	7.05059	360	358	600	6.00000	13.05059	6.74776	22	6	1.50000	1.50000	0
2	439,457.92	7.45000	360	358	600	6.00000	13.45000	6.00000	22	6	1.50000	1.50000	0
2	1,216,737.84	9.00000	360	357	360	5.30000	15.00000	5.30000	21	6	1.50000	1.50000	0
2	566,457.44	9.65000	360	358	360	6.00000	15.65000	6.00000	22	6	1.50000	1.50000	0
2	2,211,335.54	9.70112	360	358	360	6.00000	15.70112	6.00000	34	6	1.50000	1.50000	0
2	433,708.21	7.99000	360	359	360	6.00000	13.99000	6.00000	35	6	1.50000	1.50000	0
2	1,192,649.93	7.31741	360	358	360	6.00000	13.31741	6.00000	34	6	1.50000	1.50000	0
2	506,942.51	9.35000	360	359	360	6.00000	15.35000	6.00000	35	6	1.50000	1.50000	0
2	1,211,000.00	8.58445	360	358	360	6.00000	14.58445	6.00000	34	6	1.50000	1.50000	60
2	490,000.00	5.75000	360	358	360	5.74000	11.75000	5.74000	34	6	1.50000	1.50000	60
2	1,032,148.55	6.73981	360	358	480	6.22654	12.73981	6.22654	34	6	1.50000	1.50000	0
2	1,006,979.26	8.38936	360	358	480	6.23029	14.38936	6.23029	34	6	1.50000	1.50000	0
2	609,194.50	9.89000	360	357	600	6.00000	15.89000	6.00000	33	6	1.50000	1.50000	0
2	1,722,672.08	8.86418	360	358	600	6.00000	14.86418	6.00000	34	6	1.50000	1.50000	0
2	739,946.33	9.42500	360	359	600	6.00000	15.42500	6.00000	35	6	1.50000	1.50000	0
2	4,244,528.16	7.78143	360	358	600	5.97726	13.78143	5.97726	34	6	1.50000	1.50000	0
2	1,816,032.97	8.27719	360	359	600	6.00000	14.27719	6.00000	35	6	1.50000	1.50000	0
2	562,452.73	10.80000	360	358	600	6.00000	16.80000	6.00000	34	6	1.50000	1.50000	0
2	431,350.33	7.45000	360	358	360	6.00000	13.45000	6.00000	34	6	1.50000	1.50000	0
2	734,598.52	9.00000	360	359	360	6.00000	15.00000	6.00000	35	6	1.50000	1.50000	0
2	1,091,906.26	9.09402	360	359	360	6.00000	15.09402	6.00000	59	6	1.50000	1.50000	0
2	1,780,961.33	8.93114	360	359	360	6.00000	14.93114	6.00000	59	6	1.50000	1.50000	0
2	475,865.77	7.20000	360	357	360	6.00000	13.20000	6.00000	57	6	1.50000	1.50000	0
2	575,787.71	8.77500	360	358	360	6.00000	14.77500	6.00000	58	6	1.50000	1.50000	0
2	1,468,946.69	7.67500	360	359	360	6.00000	13.67500	6.00000	59	6	1.50000	1.50000	0
2	674,786.15	7.65000	360	359	480	6.00000	13.65000	6.00000	59	6	1.50000	1.50000	0
2	1,118,037.81	11.06796	360	359	600	6.00000	17.06796	6.00000	59	6	1.50000	1.50000	0
2	593,712.47	6.25000	360	358	600	6.00000	12.25000	6.00000	58	6	1.50000	1.50000	0
2	2,690,894.10	9.91017	360	359	600	6.00000	15.91017	6.00000	59	6	1.50000	1.50000	0
2	686,629.85	8.45000	360	357	600	6.00000	14.45000	6.00000	57	6	1.50000	1.50000	0
2	1,837,587.06	6.59115	360	358	600	6.05385	12.59115	6.05385	58	6	1.50000	1.50000	0
2	607,883.13	6.87500	360	359	600	6.00000	12.87500	6.00000	59	6	1.50000	1.50000	0
2	1,360,154.50	11.68952	360	359	600	6.00000	17.68952	6.00000	59	6	1.50000	1.50000	0
2	459,485.01	8.90000	360	358	360	6.00000	14.90000	6.00000	58	6	1.50000	1.50000	0
2	533,070.95	10.20000	360	359	360	6.00000	16.20000	6.00000	59	6	1.50000	1.50000	0

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable in Series)
Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
Depositor

The Securities
Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related issuing entity or debt obligations secured by the issuing entity assets.

·	Each series of securities will consist of one or more classes.

·	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the issuing entity assets.

·
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

·
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Issuing Entity and Its Assets
As specified in the related prospectus supplement, the assets of the issuing entity will include one or more of the following:

·	mortgage loans secured generally by senior liens on one- to four-family residential properties,

·	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

·	mortgage loans secured by senior liens on multifamily residential properties,

·	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

·
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

·	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

·	private label mortgage-backed or asset-backed securities.

Offers of the Securities
Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 2 of this prospectus.
The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

March 26, 2007

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Issuing Entity
The Mortgage Loans—General
Single Family Loans
Home Equity Loans
Multifamily Loans
Manufactured Housing Contracts
Home Improvement Contracts
Agency Securities
Private Label Securities
Incorporation of Certain Information by Reference
Static Pool Information
Use of Proceeds
The Sponsor
The Depositors
Loan Program
Underwriting Standards
FICO Scores
Qualifications of Sellers
Representations by Sellers; Repurchases or Substitutions
Description of the Securities
General
Distributions on Securities
Advances
Purchase Obligations
Reports to Securityholders
Credit Enhancement and Other Support
General
Subordination
Pool Insurance Policies
Primary Mortgage Insurance Policies
FHA Insurance; VA Guarantees
Special Hazard Insurance Policies
Bankruptcy Bonds
FHA Insurance on Multifamily Loans
Reserve Accounts
Cross Support
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements
Derivatives
Yield and Prepayment Considerations
Operative Agreements
Assignment of Issuing Entity Assets
Payments on Loans; Deposits to Security Account
Pre-Funding Account
Sub-Servicing of Loans
Collection Procedures
Hazard Insurance
Realization upon Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositors
Events of Default; Rights upon Event of Default
Amendment
Termination; Optional Termination; Calls
The Trustee
Material Legal Aspects of the Loans
General
Foreclosure
Repossession of Manufactured Homes
Rights of Redemption
Equitable Limitations on Remedies
Anti-Deficiency Legislation and Other Limitations on Lenders
Homeownership Act and Similar State Laws
Due-on-Sale Clauses
Prepayment Charges; Late Fees
Applicability of Usury Laws
Servicemembers Civil Relief Act
Environmental Risks
The Home Improvement Contracts
Installment Contracts
Junior Mortgages; Rights of Senior Mortgagees
The Title I Program
Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Non-REMIC Certificates
Single Class of Senior Certificates
Multiple Classes of Senior Certificates
Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates
Sale or Exchange of a Senior Certificate
Non-U.S. Persons
Information Reporting and Backup Withholding
REMIC Certificates
General
Tiered REMIC Structures
Regular Certificates
Residual Certificates
Prohibited Transactions and Other Taxes
Liquidation and Termination
Administrative Matters
Tax-Exempt Investors
Non-U.S. Persons
Tax-Related Restrictions on Transfers of Residual Certificates
Reportable Transactions
Penalty Avoidance
State Tax Considerations
ERISA Considerations
Insurance Company General Accounts
Prohibited Transaction Class Exemption 83-1
Underwriter Exemption
Legal Investment Considerations
Accounting Considerations
Method of Distribution
Legal Matters
Financial Information
Available Information
Reports to Securityholders
Ratings
Glossary of Terms

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

·	this prospectus, which provides general information, some of which may not apply to a particular series; and

·	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

_____________________

You may obtain additional information by contacting either depositor. The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Issuing Entity — Incorporation of Certain Information by Reference” on page 33 of this prospectus.
____________________

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the loans in the issuing entity or, if the issuing entity is comprised of underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;
• if any party has an option to terminate the related issuing entity early or to call your securities, the effect of the exercise of the option;
• the rate and timing of defaults and losses on the assets in the related issuing entity; and
• repurchases of assets in the related issuing entity as a result of material breaches of representations and warranties made by the depositor or master servicer.
The rate of prepayment of the loans included in, or underlying the assets held in, each issuing entity may affect the average life of the securities.

Only the assets of the related issuing entity are available to pay your securities

Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit enhancement, and will not have a claim against the assets of any other issuing entity. If the assets of the related issuing entity are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the issuing entity may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the issuing entity assets. Because the depositor has no significant assets, if it is required to repurchase the issuing entity’s assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

• moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or
• funds from a reserve account or other credit enhancement established to pay for asset repurchases.
Credit enhancement may not be adequate to prevent losses on your securities

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according to non-agency underwriting guidelines may have higher expected delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the issuing entity may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the issuing entity may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the issuing entity contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan origination process may result in higher expected delinquencies

Various factors in the process of originating the mortgage loans in the issuing entity may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the issuing entity.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the issuing entity includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the issuing entity, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•    mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

• “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•    “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•    “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•    “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the loans in the trust

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;
• the relative seasoning of the pools;
• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
• the extent to which the loans in a pool have prepayment penalties;
• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:
• an overall decline in the residential real estate markets where the properties are located,
• failure of borrowers to maintain their properties adequately, and
• natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans with interest-only payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the issuing entity may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans that provide for negative amortization
If specified in the related prospectus supplement, the issuing entity may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “-— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities

Loans secured by junior liens are subject to additional risks

If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the issuing entity will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the issuing entity’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest rate swap agreement
If the related prospectus supplement specifies that the issuing entity or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings of securities

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special risks for certain classes of securities
The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the issuing entity; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the issuing entity.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military action and terrorist attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the issuing entity or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures may affect the timing of collections on the mortgage loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the issuing entity. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity’s receipt of interest or principal payments.

Risks relating to defaults or resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from issuing entity to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due to servicing transfers
Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings could delay or reduce payments on the securities

Each transfer of a mortgage loan to Greenwich Capital Financial Products, Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality borrowers are more likely to experience late payments and defaults and increase your risk of loss	Issuing entity assets may have been made to lower credit quality borrowers who fall into one of two categories:
• customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or
• customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.
Early or multiple payment defaults may be indicative of higher rates of delinquencies and losses in the future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

As specified in the related prospectus supplement, some of the mortgage loans included in the issuing entity may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of mortgage loans
The mortgage loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•    Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-
     to-value ratios of the related mortgage loans.

•    Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•    Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security interests in manufactured homes may result in losses on your securities

Each manufactured housing conditional sales contract or installment loan agreement that is included in a issuing entity will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans Generally are riskier than single family loans

Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

• Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.
• Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.
• Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.
• Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.
Default risk on high balance mortgage loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the issuing entity may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

Loans with balloon payments may increase your risk of loss

Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may limit interest rates on the variable rate securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The mortgage loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•    The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•    The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•    To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

If amounts in any pre-funding account are not used to purchase issuing entity assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the issuing entity during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal laws may reduce or delay mortgage loan collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws
•	• require certain disclosures to the borrowers regarding the terms of the loans;
•
•    prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	• regulate the use and reporting of information related to the borrower’s credit experience; and
•
•    require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the issuing entity) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the issuing entity) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. To the extent described in your prospectus supplement, an originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses

Proceeds of liquidated loans generally are paid first to providers of trust services

There is no assurance that the value of the issuing entity assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If issuing entity assets have to be sold because of an event of default or otherwise, providers of services to the issuing entity (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be subject to environmental risks that could result in losses

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the issuing entity is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the issuing entity assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the issuing entity assets or any related credit enhancement,
• an adverse change in the financial or other condition of a credit enhancement provider, or
• a change in the rating of the credit enhancement provider’s long-term debt.
The securities may not be suitable investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the issuing entity may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the loans held by the related issuing entity

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of mortgage loans held by the related issuing entity to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;
• the relative seasoning of the pools;
• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
• the extent to which the loans in a pool have prepayment penalties;
• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
• whether the loans were serviced by different servicers.
Delinquencies due to transfer of servicing
Servicing of the mortgage loans may be transferred to other primary servicers in the future, provided that the transfers are approved by the rating agencies and are accomplished in accordance with the provisions of the pooling agreement and the related servicing or reconstitution agreement. Mortgage loans subject to servicing transfers may experience increased delays in payments. The owner of the servicing rights generally has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the related mortgage loans. At any time that servicing responsibilities are transferred as described above, the mortgage loans held by an issuing entity may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Credit scoring models may not provide an accurate risk assessment of borrowers
Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

The Issuing Entity

The issuing entity for each series of certificates will be a trust fund held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each issuing entity will consist of one or more pools of the following asset types:

·	Single Family Loans,

·	Home Equity Loans,

·	Multifamily Loans,

·	Manufactured Housing Contracts,

·	Home Improvement Contracts,

·	Agency Securities or

·	Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular issuing entity consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “issuing entity” refers to the related issuing entity.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related issuing entity as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other issuing entity established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by an issuing entity will be secured by assets transferred to that issuing entity by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the issuing entity’s assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the issuing entity. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each issuing entity are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

·
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

·
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

·
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

·
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

·
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

·
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

·
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

·	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

·
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

·	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

·	Interest may be payable at

·	a fixed rate,

·
a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

·	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

·	a rate that otherwise varies from time to time, or

·	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

·	Principal may be

·	payable on a level debt service basis to fully amortize the loan over its term,

·	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

·	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

·	Monthly payments of principal and interest may

·	be fixed for the life of the loan,

·	increase over a specified period of time, or

·	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

·
Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

·	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

·	the type of mortgaged property securing each loan,

·	the original terms to maturity of the loans,

·	the largest principal balance and the smallest principal balance of the loans,

·	the earliest origination date and latest maturity date of the loans,

·	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

·	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

·	the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

·
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

·	the actual cost of any accessories depending on the size of the unit, and

·	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

·	excessive building resulting in an oversupply of rental housing stock,

·	a decrease in employment reducing the demand for rental units in an area,

·	federal, state or local regulations and controls affecting rents, prices of goods and energy,

·	environmental restrictions,

·	increasing labor and material costs, and

·	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

·
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Issuing Entity Assets”; and

·
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the issuing entity will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related issuing entity, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related issuing entity, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in an issuing entity will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in an issuing entity or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in an issuing entity.

Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

·	pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

·	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

·	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related issuing entity. The PLS issuer will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

·	no loan will have had a loan-to-value ratio at origination in excess of 95%;

·	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

·	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

·	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

·	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

·	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the issuing entity for a series of securities includes Private Label Securities, the related prospectus supplement will specify

·	the aggregate approximate principal amount and type of Private Label Securities to be included in the issuing entity,

·	the maximum original term-to-stated maturity of the PLS,

·	the weighted average term-to-stated maturity of the PLS,

·	the pass-through or certificate rate of the PLS,

·	the weighted average pass-through or interest rate of the PLS,

·	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

·
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

·	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

·	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

·	the payment features of the mortgage loans,

·	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

·	the servicing fee or range of servicing fees with respect to the loans, and

·	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to an issuing entity pursuant to the requirements of Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus does not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to an issuing entity. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such reports incorporated herein by reference, in each case to the extent that the reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each issuing entity, that file electronically with the SEC.

Static Pool Information

For each issuing entity discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of issuing entity assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

From January 2000 through and including December 2006, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $132.4 billion. During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4, $47.9 and $39.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2006, the depositors have securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the depositors securitized mortgage loans with an aggregate principal balance of approximately $1.9, $2.7, $4.9, $14.2, $32.6, $54.3 and $59.0 billion, respectively. Such issuances were publicly offered and have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

·
to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

·	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

·	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

·	maintain satisfactory facilities to originate and service the loans,

·	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

·	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

·
Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

·	The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

·
Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

·
The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

·
Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

·	The mortgaged property was free from damage and was in acceptable condition.

·	There were no delinquent tax or assessment liens against the mortgaged property.

·	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

·
There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

·	No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

·
The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

·
Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in an issuing entity if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the issuing entity with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

·
to repurchase that loan from the issuing entity at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

·	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to an issuing entity, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related issuing entity or from any holder of the related residual certificate. See“Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish an issuing entity for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the issuing entity includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related issuing entity. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related issuing entity and the trustee named in the prospectus supplement for that series. If the issuing entity includes loans, the issuing entity and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

·	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

·
evidence specified beneficial ownership interests in the issuing entity’s assets, in the case of a series of certificates, or be secured by the pledge of the issuing entity’s assets, in the case of a series of notes, and

·	not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each issuing entity will consist of the following:

·	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

·
those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

·	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

·
primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, an issuing entity may also include one or more of the following:

·	reinvestment income on payments received on the issuing entity’s assets,

·	a reserve fund,

·	a pool insurance policy,

·	a special hazard insurance policy,

·	an interest rate swap or yield supplement agreement,

·	a currency swap,

·	a market value swap,

·	a bankruptcy bond,

·	one or more letters of credit,

·	a surety bond,

·	guaranties, or

·	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related issuing entity. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the issuing entity’s assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See“ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related issuing entity, or designated portion of the issuing entity, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the issuing entity or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See“Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related issuing entity (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

·	all payments which were due on or before the cut-off date;

·
all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

·	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

·
amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

·
amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

·
that portion of each collection of interest on a particular loan in the issuing entity which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the issuing entity will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

·	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

·	all distributions reported to securityholders of that class as allocable to principal increased by

·	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

·	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the issuing entity’s assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds,

Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See“—Distributions on Securities” above.

Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified issuing entity assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified issuing entity assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

·	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

·	the total cash flows received and the general sources thereof;

·	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

·	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

·
the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

·	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

·	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

·	interest rates, as applicable, to the pool assets and securities;

·	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

·	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

·	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

·	number and amount of pool assets, together with updated pool composition information;

·
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

·	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

·	material breaches of pool asset representation or warranties or transaction covenants;

·
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

·
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

·
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

·
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

·
with respect to any series of securities as to which the issuing entity fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

·
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

·	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

·	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

·
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

·
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

·
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

·
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

·
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

·	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

·	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related issuing entity fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

·	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

·	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

·	the establishment of one or more reserve accounts,

·	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

·	a currency swap,

·	a market value swap,

·	the use of a cross-support feature, or

·	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

·	reducing the ownership interest of the holders of the related subordinated securities,

·	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

·	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

·	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

·	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

·	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

·	on each distribution date,

·	for specified periods, or

·
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

·	in the order of their scheduled final distribution dates,

·	in accordance with a schedule or formula,

·	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

·	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

·	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

·
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

·	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

·
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

·
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

·	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

·	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

·	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

·	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

·
loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

·	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See“Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

·	the cost to repair or replace the mortgaged property, and

·
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See“Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related issuing entity.

The reserve account for a series of securities will be funded in one of the following ways:

·
by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

·	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

·	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same issuing entity. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, an issuing entity may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

·	to maintain timely payments or provide additional protection against losses on the assets included in the issuing entity,

·	to pay administrative expenses, or

·	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the issuing entity or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related issuing entity. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related issuing entity may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

·
make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

·	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See“Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

·	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

·	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of an issuing entity to effect early retirement of the related series of securities. See“Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of issuing entity’s assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate an issuing entity that is comprised of loans. Although an agreement governing an issuing entity that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Issuing Entity Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related issuing entity will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related issuing entity:

·	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

·
in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

·	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

·
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

·	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

·	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

·	the original security agreement,

·	the proprietary lease or occupancy agreement,

·	the recognition agreement,

·	an executed financing agreement and the relevant stock certificate,

·	related blank stock powers, and

·	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to an issuing entity for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in an issuing entity to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in an issuing entity to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Issuing Entity—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related issuing entity a security account which is a separate account or accounts for the collection of payments on the assets in the issuing entity. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

·
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

·	It must be an account the deposits in which are fully insured by the FDIC.

·
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

·	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each issuing entity, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

·	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

·	all payments on account of interest on the loans, net of applicable servicing compensation;

·	Insurance Proceeds;

·	Liquidation Proceeds;

·	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

·
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

·	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

·	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

·	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

·	collecting payments from borrowers and remitting collections to the master servicer;

·
maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

·	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

·
processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

·	attempting to cure delinquencies;

·	supervising foreclosures;

·	inspecting and managing mortgaged properties under certain circumstances;

·	maintaining accounting records relating to the loans; and

·	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See“— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related issuing entity. Consistent with the preceding sentence, the master servicer may, in its discretion,

·	waive any assumption fee, late payment or other charge in connection with a loan; and

·
to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related issuing entity, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related issuing entity.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See“Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See“Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

·
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

·	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See“Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

·	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

·	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

·	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

·	claim payments previously made by the primary insurer, and

·	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

·	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

·	failure to construct the related mortgaged property in accordance with specified plans,

·	physical damage to the mortgaged property and

·	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

·	to advance or discharge all hazard insurance policy premiums;

·	to advance

·	real estate property taxes,

·	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

·	mortgaged property sales expenses,

·	any outstanding liens on the mortgaged property (as defined in the policy) and

·	foreclosure costs, including court costs and reasonable attorneys’ fees,

·	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

·
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

·	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

·	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

·	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the issuing entity may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted loan together with accrued interest. See“Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

·	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

·	payment of the fees and disbursements of the trustee and independent accountants;

·	payment of expenses incurred in connection with distributions and reports to securityholders; and

·	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related issuing entity or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

·	any loss, liability or expense related to any specific loan in the issuing entity or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

·
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related issuing entity and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

·
any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

·	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

·
any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

·
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the issuing entity in the event that payments are insufficient to make the payments required under the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the issuing entity and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.

Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

·	the holder has previously given to the trustee written notice of default;

·
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

·	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

·	failure to pay for five days or more any principal or interest on any note of that series;

·
failure by the depositor or the issuing entity to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

·
the material breach of any representation or warranty made by the depositor or the issuing entity in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

·	events of bankruptcy insolvency, receivership or liquidation of the depositor in the issuing entity; or

·	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

·	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

·	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

·
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

·	to cure any ambiguity,

·	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

·	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to an issuing entity, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

·	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

·	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

·
the final payment or other liquidation of the last of the assets of the issuing entity subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the issuing entity, and

·
the purchase from the issuing entity by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining issuing entity assets and all property acquired in respect of those assets.

See“Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of issuing entity’s assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the issuing entity, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related issuing entity will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the issuing entity).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. he loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. e cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

·	the obligation of the borrower to repay the loan it represents, and

·	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See“—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See“—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be save. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

·
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

·	reduce the monthly payments due under the mortgage loan,

·	change the rate of interest of the mortgage loan, and

·	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the issuing entity, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the issuing entity.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

·	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

·
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any issuing entity if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. n addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the issuing entity generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the issuing entity, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the issuing entity, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the issuing entity. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in an issuing entity may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

·	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

·
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

·	the uncollected court costs;

·	the attorney’s fees not to exceed $500; and

·	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin llp, Thacher Proffitt & Wood llp or McKee Nelson llp, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the issuing entity relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the issuing entity will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A issuing entity that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

·	the issuing entity will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

·	owners of certificates will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below.

An issuing entity that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related issuing entity. The issuing entity would then be treated as a partnership and could be a publicly traded partnership. If the issuing entity were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the issuing entity were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

·	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

·
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

·	the interest is unconditionally payable at least annually,

·	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

·
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

·	sum of

·	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

·	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

·	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

·	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

·	events that have occurred before the end of the accrual period, and

·	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See“—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

·	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

·
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

·	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

·	the debt security is part of a straddle;

·	the debt security is marketed or sold as producing capital gain; or

·	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

·
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);

·	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

·
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The issuing entity may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the issuing entity represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the issuing entity. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

·
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

·
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

·	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain issuing entities may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in an issuing entity that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the issuing entity, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See“—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

·	the total remaining market discount

times

·
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

·	the total remaining market discount

times

·
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See“—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If an issuing entity is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See“—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

·	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

·	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the issuing entity’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the issuing entity. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

·
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

·
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related issuing entity includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

·	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

·	the senior certificate is part of a straddle;

·	the senior certificate is marketed or sold as producing capital gain; or

·	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

·
the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);

·	the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

·
the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The issuing entity relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that an issuing entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the issuing entity will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

·	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

·	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

·
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related issuing entity as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

·
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

·	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

·	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

·
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to an issuing entity may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

·
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

·	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

·
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

·	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

·	the interest is unconditionally payable at least annually;

·	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

·
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

·
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

·	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See“—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

·	the total remaining market discount

multiplied by

·	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

·	the total remaining market discount

multiplied by

·
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

·
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

·	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

·
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity or the beneficial owners of the related residual certificates);

·	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

·
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See“—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See“—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See“—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see“— Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See“— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

·	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

·
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see“Tax-Exempt Investors” below); and

·	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See“—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

·	the income of the residual certificateholder for that calendar quarter from its residual certificate over

·	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See“—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see“—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See“— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See“—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see“—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a Foreign Person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular Foreign Person, if the first allocation of income from the residual interest to the Foreign Person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a Foreign Person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a Foreign Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the Foreign Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a Foreign Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a Foreign Person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

·	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

·	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

·
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

·	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

·	a rural electric or telephone cooperative, and

·	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

·	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

·	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

·	a regulated investment company, real estate investment trust or common trust fund,

·	a partnership, trust or estate, and

·	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

·
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

·
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

·
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

·
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

·
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

·	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

·
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

·
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

·
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

·	any consideration given to the transferee to acquire the interest (the inducement payment),

·	future distributions on the interest, and

·	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which consist of Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code, as well as entities the underlying assets of which include assets of such Plan by reason of investment in the entity by the Plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between Plan and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

·	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

·
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

·	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

·	the investment pool consists only of assets of a type which have been included in other investment pools;

·
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

·
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

·	the obligations are residential or home equity loans, and

·
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

·
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

·	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

·	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

·
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the issuing entity within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the certificates of any series.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or by McKee Nelson llp, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new issuing entity will be formed with respect to each series of certificates and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the

Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

·	a citizen or resident of the United States;

·
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

·	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

·
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.